UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement
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MECHANICAL TECHNOLOGY, INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Mechanical Technology, Incorporated:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Mechanical Technology, Incorporated, a Nevada corporation (“MTI”), will be held on Friday, October 29, 2021, at 10:00 a.m. The Special Meeting will be held completely virtually. You will be able to participate in the Special Meeting as well as vote and submit your questions and examine our stockholder list during the live webcast of the Special Meeting by visiting www.virtualstockholdermeeting.com/MKTY2021SM and entering the 16-digit control number included on your proxy card (the “Proxy Card”). At the Special Meeting, stockholders will be asked to consider and act upon the following matters:

1.	A proposal to approve the Agreement and Plan of Merger dated as of August 11, 2021, by and among MTI, SCI Merger Sub, Inc., an indirect wholly-owned subsidiary of MTI (“Merger Sub”), and Soluna Computing, Inc., a Delaware Corporation (“SCI”), as the agreement may be amended from time to time (the “Merger Agreement”), and the merger of Merger Sub with and into SCI, with SCI as the surviving corporation such that SCI becomes an indirect wholly-owned subsidiary of MTI, pursuant to the Merger Agreement (the “Merger”), each as more fully described in the accompanying proxy statement.

2.	A proposal to approve the issuance by MTI of up to 2,970,000 shares of its common stock, par value $0.001 per share (“MTI Common Stock”), in the Merger, pursuant to the terms of the Merger Agreement and payable upon the achievement of certain milestones, as more fully described in the accompanying proxy statement.

3.	A proposal to approve the issuance by MTI of 150,000 shares of MTI Common Stock pursuant to the Termination Agreement dated as of August 11, 2021, by and among MTI, EcoChain, Inc., a wholly-owned subsidiary of MTI, and Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.), as more fully described in the accompanying proxy statement.

4.	A proposal to approve the issuance by MTI of restricted stock units and the underlying shares of MTI Common Stock to four employees of SCI who will become employees of or consultants to EcoChain, Inc. in the Merger, pursuant to employment or consulting agreements to be entered into between (or with respect to) each such employee and EcoChain, Inc., as more fully described in the accompanying proxy statement.

5.	A proposal to approve the adoption of MTI’s Amended and Restated 2021 Stock Incentive Plan.

6.	A proposal to approve an amendment to Article One of MTI’s Articles of Incorporation, as amended, for the purpose of changing its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.,” contingent on and upon the consummation of the Merger.

7.	A proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the above-described matters to be voted on at the Special Meeting, as more fully described in the accompanying proxy statement.

8.	To transact such other business as may properly come before the Special Meeting.

The Board of Directors has fixed the close of business on August 30, 2021 as the record date for determining stockholders entitled to notice of, and entitled to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of MTI Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

The Board of Directors recommends that you vote in favor of each of the above-described proposals.

By Order of the Board of Directors,
/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer and Secretary

Albany, New York
October 7, 2021

It is important that your shares are represented and voted at the Special Meeting. Whether or not you intend to be present (virtually) at the meeting, please vote your shares according to the instructions on the accompanying Proxy Card. The proxy is revocable and will not be used if you attend and vote at the Special Meeting and vote “in person” at the meeting or otherwise provide notice of your revocation.

MECHANICAL TECHNOLOGY, INCORPORATED
325 WASHINGTON AVENUE EXTENSION
ALBANY, NEW YORK 12205

PROXY STATEMENT

In this proxy statement (“Proxy Statement”), Mechanical Technology, Incorporated, a Nevada corporation, is referred to as “MTI,” “we,” “us,” and “our.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are some questions that you, as a stockholder of MTI, may have regarding the Merger, the Merger Agreement, and the other matters being considered at the Special Meeting and the answers to those questions. We urge you to read carefully the remainder of this Proxy Statement because the information in this section does not provide all the information that might be important to you with respect to the Merger and the other matters being considered at the Special Meeting. Additional important information is also contained in the annexes to this Proxy Statement.

Q:	Why am I receiving this Proxy Statement?
A:

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of MTI to be voted at the Special Meeting of Stockholders of MTI (the “Special Meeting”) to be held on Friday, October 29, 2021, at 10:00 a.m., local time. This Proxy Statement and the form of proxy relating to the Special Meeting are first being sent to stockholders on or about October 12, 2021.

MTI has entered into an Agreement and Plan of Merger, dated as of August 11, 2021 (the “Merger Agreement”), with SCI Merger Sub, Inc., an indirect wholly-owned subsidiary of MTI (“Merger Sub”), and Soluna Computing, Inc., a Delaware Corporation (“SCI”), pursuant to which Merger Sub will be merged with and into SCI, with SCI as the surviving corporation such that SCI becomes an indirect wholly-owned subsidiary of MTI. MTI is holding the Special Meeting for the purpose of voting on the Merger Agreement, and certain related proposals, as described in the accompanying Notice of Special Meeting of Stockholders.

Pursuant to the Merger Agreement, MTI, through its wholly-owned subsidiary, EcoChain Inc. (“EcoChain”), will acquire substantially all of the assets (other than those assets physically located in Morocco) formerly held by Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.) (“HEL”); such assets consist solely of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed on May 18, 2021, expressly for this purpose. As part of this transaction, EcoChain will also directly retain the current employees of SCI in order to function as the management team with respect to EcoChain’s business.

The Merger Agreement provides that, in order to consummate the Merger, MTI’s stockholders shall have approved the Merger Agreement by a vote of holders of at least a majority of the outstanding shares of MTI common stock, par value $0.001 per share (“MTI Common Stock”), that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder, as further described in this Proxy Statement.

In addition, the rules of the Nasdaq Stock Market LLC (“Nasdaq”) require that MTI’s stockholders approve the issuance of the shares of MTI Common Stock that MTI will issue in the Merger and pursuant to the Termination Agreement dated as of August 11, 2021, by and among MTI, EcoChain, and Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.) (the “Termination Agreement), as well as the MTI Amended and Restated 2021 Stock Incentive Plan (the “Amended and Restated 2021 Plan”) and certain proposed equity issuances to employees of SCI that will become employees of or consultants to EcoChain as part of the Merger, all as further described in this Proxy Statement.

Stockholders are also being asked to approve an amendment to our Articles of Incorporation to change our name to “Soluna Holdings, Inc.” upon consummation of the Merger.

Finally, stockholders will be asked to vote on a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the matters to be considered by the stockholders.

This Proxy Statement contains important information about the Merger, the related transactions, and the Special Meeting, and you should read it carefully. The enclosed voting materials allow you to vote your shares without actually attending the Special Meeting.

Q:	Who can vote at the Special Meeting?
A:

The Board has fixed August 30, 2021 as the record date for the Special Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to vote at the Special Meeting and any postponements or adjournments thereof. On the Record Date, there were 12,699,670 shares of MTI Common Stock outstanding. Each holder of shares of MTI Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted to the stockholders at the Special Meeting, provided, however, that votes of “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder, will not count towards determining whether stockholders have approved the Merger Agreement.

Q:	How do I vote?
A:

Your vote is important, and we encourage you to vote as soon as possible. Whether or not you plan to attend the Special Meeting, we urge you to vote over the Internet, by telephone, or by mailing your proxy to ensure that your vote is counted. You may still attend the Special Meeting if you have already voted by proxy.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares.

As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote over the Internet or by telephone, or by filling out and returning the proxy card provided.

If you are a stockholder of record, you may:

●     Vote online by going to www.proxyvote.com and follow the instructions provided;

●     Vote by phone by calling 1-800-690-6903- using a touch-tone phone and following the recorded instructions;

●     Vote by mail by voting, signing, and timely mailing your proxy card; or

●     Vote electronically at the Special Meeting by attending the live webcast at www.virtualstockholdermeeting.com/MKTY2021SM and following the instructions on how to vote electronically.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization as nominee, then you are the beneficial owner of shares held in “street name” and this Proxy Statement is being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. As you are not the stockholder of record, however, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent. Please follow the voting instructions provided by your bank, broker, or other nominee to ensure that your shares are represented and voted at the Special Meeting.

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Q:	What vote is required to approve each proposal?
A:

The proposal to approve the Merger Agreement requires the affirmative vote of holders of at least a majority of the outstanding shares of MTI Common Stock that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder. Therefore, an abstention, a failure to vote, and a broker non-vote by any MTI stockholder that is not such an “interested stockholder” or an affiliate thereof will each have the effect of a vote against this proposal, while a vote, abstention, failure to vote, or a broker non-vote by any such “interested stockholder” or an affiliate thereof will have no effect on the outcome of this proposal.

The proposals to approve MTI’s issuance of the shares of MTI Common Stock in the Merger and pursuant to the Termination Agreement and to approve the proposed issuances of restricted stock units and the underlying shares of MTI Common Stock to employees of SCI that will become employees of or consultants to EcoChain as part of the Merger require the affirmative vote of holders of a majority of the shares of MTI Common Stock cast on the matter at the Special Meeting. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of these proposals.

The proposals to approve the adoption of the Amended and Restated 2021 Plan and adjourn the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposals, will be approved by our stockholders if the number of votes cast in favor of such proposal exceeds the number of votes cast against the proposal. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of these proposals.

The proposal to approve an amendment to our Articles of Incorporation for the purpose of changing our name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” upon consummation of the Merger will be approved by our stockholders if the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter vote for approval of the amendment. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of this proposal.

As of the record date for the Special Meeting, there were 12.699,670 shares of MTI Common Stock issued and outstanding and entitled to vote, and directors and executive officers of MTI and their affiliates are entitled to vote 36.3% of those shares.

Q:	What was the role of the Special Committee in connection with the Merger Agreement and the other transaction agreements, and the transactions contemplated by such agreements?
A:	The Board of Directors formed a special committee of the Board (the “Special Committee”) in light of the potential conflicts of interest that could have arisen in connection with the Merger and the related transactions, as further discussed in the section of this Proxy Statement entitled “The Transaction Agreements and the Proposed Transaction — Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest.” As a result, the Board discussed certain procedural protections, including the formation of a special committee consisting entirely of MTI’s independent and disinterested directors in order to review, evaluate, and negotiate a potential transaction with HEL, as well as requiring a “majority of the minority vote.” The Board of Directors delegated the full power and authority of the Board to the Special Committee to, among other things, review, evaluate, negotiate, and reject or approve the terms and conditions of a potential transaction with HEL and the agreements related thereto. Thereafter, the Special Committee, with the assistance of its advisors, reviewed, evaluated, and negotiated the terms and conditions of the term sheets and various transaction agreements, including the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, and unanimously determined that the Merger Agreement, the Termination Agreement, and the transactions contemplated thereby are advisable, fair to, and in the best interests of, MTI and MTI’s stockholders. The Special Committee thereafter recommended that the Board of Directors approve the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, and recommended that the Board submit the approval of the Merger Agreement, approval of MTI’s issuance of the shares of MTI Common Stock to be issued under the Merger Agreement and the Termination Agreement, and approval of the equity compensation arrangements of the employment or consulting agreements to be entered into between (or with respect to) MTI’s wholly-owned subsidiary, EcoChain, and the four employees of HEL, to MTI’s stockholders.
Q:	What is the recommendation of the Board on each of the proposals to be voted on at the Special Meeting?
A:	The Board recommends that you vote “FOR” each of the proposals to be voted on at the Special Meeting.

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Q:	If my shares are held of record by my broker, bank or other nominee (that is, in street name), will my broker, bank or other nominee automatically vote my shares for me?
A:	Generally not. If you hold your shares in a stock brokerage account, your broker will not vote your shares of MTI Common Stock unless you provide voting instructions to your broker. If your shares of MTI Common Stock are held by a bank or other nominee, whether your nominee may vote your shares in the absence of instructions from you will depend on your specific arrangement with your nominee record holder, but in the absence of an arrangement granting such record holder discretionary authority to vote, your record holder nominee will not have authority to vote your shares of MTI Common Stock on any matter at the Special Meeting absent specific voting instructions from you. You should instruct your broker, bank, or other nominee to vote your shares by following the instructions provided by the broker, bank, or nominee with this Proxy Statement. Please note that you may not vote shares of MTI Common Stock held in street name by returning a proxy card directly to MTI or by voting in person at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker, or nominee.

Q:	How can I change my vote after submitting my proxy?
A:

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Special Meeting by:

●     delivering to 325 Washington Avenue Extension, Albany, NY 12203 a written notice stating that the proxy is revoked;

●     signing and delivering a proxy bearing a later date;

●     voting again over the Internet or by telephone; or

●     attending the Special Meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Q:	Am I entitled to appraisal rights or similar rights?
A:	No. Stockholders are not entitled to the right to demand the fair value of their stock or seek an appraisal of such fair value in connection with to any matter to be considered at the Special Meeting.
Q:	Will my rights as a stockholder of MTI change as a result of the Merger?
A:	No. The shares of MTI Common Stock issued and outstanding prior to the Merger will remain issued and outstanding after the Merger is effective, and the rights of holders of shares of MTI Common Stock will be unchanged as a result of the Merger.
Q:	Whom should I call if I have any questions?
A:

 If you have any questions about the Merger, the related transactions, or the other matters to be voted on at the Special Meeting or how to authorize your proxy or need additional copies of this Proxy Statement, the enclosed proxy card, or voting instructions, you should contact:

Morrow Sodali

509 Madison Avenue, Suite 1206

New York, NY 10022

Call Collect: (203) 561-6945

Call Toll Free: (800) 662-5200

Email: MKTY@investor.morrowsodali.com

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SUMMARY

This summary highlights selected information from this Proxy Statement. It does not contain all of the information that may be important to you. We urge you to carefully read the entire document so that you fully understand the Merger and the related transactions. Each item in this summary refers to the page of this Proxy Statement on which that subject is discussed in more detail.

The Companies

Mechanical Technology, Incorporated

325 Washington Avenue Extension

Albany, New York 12205

Telephone: (518) 218-2550

Mechanical Technology, Incorporated, a Nevada corporation, was incorporated on March 24, 2021 and is the successor corporation to Mechanical Technology, Inc., which was incorporated in the State of New York in 1961, as a result of a merger that became effective on March 29, 2021. MTI is a developer and manufacturer of energy efficient rotating machinery and instrumentation. Headquartered in Albany, New York, MTI has a rich history of technological experience in providing technical advances to support American industry and defense agencies, and in developing related proprietary products, including gas-lubricated bearings, sensors, compressors, steam turbines, high-efficiency engines, and fuel cells for industrial equipment and hand-held devices.

Today, our core business segments are conducted through our wholly-owned subsidiaries MTI Instruments, Inc. (“MTI Instruments”), a New York corporation, and EcoChain, a Delaware corporation.

MTI Instruments is a wholly-owned subsidiary of MTI incorporated in New York in 2000 and a supplier of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, serving markets that require (1) engine balancing and vibration analysis systems for both military and commercial aircraft, (2) the precise measurements and control of products and processes in automated manufacturing, assembly, and consistent operation of complex machinery, and (3) metrology tools for semiconductor and solar wafer characterization. We are continuously working on ways to increase our sales reach, including expanded worldwide sales coverage and enhanced Internet marketing.

EcoChain, incorporated in January 2020, is engaged in cryptocurrency mining powered by renewable energy. Related to this new core business, we made a strategic investment, and hold an equity position, in Harmattan Energy, Ltd., a Canadian company that develops vertically-integrated, utility-scale computing facilities focused on cryptocurrency mining and cutting-edge blockchain applications. Through HEL, we currently operate a mining facility in Wenatchee, Washington, that houses the majority of our cryptocurrency miners, which are the cryptocurrency assets, consisting of hardware and software, that perform the computations needed to mine cryptocurrencies. We purchased additional miners in April and May 2021, and in May 2021 entered into two ground leases for a building located in the Southeast region of the United States that will be EcoChain’s second cryptocurrency mining facility, which includes surrounding land for potential additional capacity. The ground leases will not be effective until certain conditions set forth therein are met, and in the meantime the miners we purchased in April are located in this facility. We are paying the owner of that facility, at a flat fee per miner, for the space, electricity, and anything else needed for the miners to operate, an arrangement known as “hosting”; this arrangement will terminate upon the effective date of the ground leases. The primary cryptocurrencies that EcoChain mines are Bitcoin and, to a lesser degree, Ethereum, LiteCoin, and RavenCoin. EcoChain recognizes revenue when its mined cryptocurrencies are transferred to its account at a cryptocurrency exchange (i.e. a platform that facilitates the exchange of cryptocurrencies for other assets, such as conventional money or other digital currencies). The applicable exchange converts the cryptocurrencies held in our account to U.S. dollars daily.

At June 30, 2021, MTI had total assets of approximately $25.6 million, total liabilities of approximately $4.7 million, and stockholders’ equity of approximately $20.9 million. MTI had a net loss of approximately $1.8 million during the six-month period ended June 30, 2021 and net income of approximately $465 thousand during the six-month period ended June 30, 2020, and net income of approximately $1.9 million and $323 thousand for the years ended December 31, 2020 and 2019, respectively.

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The MTI Common Stock is listed on the Nasdaq Capital Market under the symbol “MKTY.”

Soluna Computing, Inc.

232 Madison Avenue, suite 600

New York, NY 10016

Telephone: 917-543-1128

Soluna Computing, Inc., a Delaware corporation, was incorporated on May 18, 2021. SCI is in the business of providing excess energy curtailment mitigation services to renewable energy power project owners. SCI identifies existing renewable power projects with high amounts of excess energy and builds scalable, on-demand data centers that buy substantially all the excess power from these renewable energy projects. The data centers perform cryptocurrency mining using the low-cost energy purchased from the projects. This increases project revenue realized by renewable power project owners while dramatically reducing or eliminating wasted energy. The company identifies, develops, constructs and operates the onsite data centers. The company has forged relationships with some of the United States’ largest renewable energy owners.

The company has a 300 megawatt (“MW”) pipeline (transferred over from HEL) of the projects in the US alone and signed a letter of intent with a leading project finance and renewable energy venture capital firm to provide $25 million of financing for these projects.

John Belizaire, Dipul Patel, Phillip Ng, and Mohammed Larbi Loudiyi joined SCI as its Chief Executive Officer, Chief Technology Officer, Vice President of Corporate Development, and Vice President of Energy, respectively. SCI’s board of directors includes Mr. Belizaire, Matthew Lipman, and John Bottomley.

The Proposed Transaction (see page 16)

MTI has entered into a Termination Agreement with HEL, attached as Annex A to this Proxy Statement, pursuant to which (i) the existing Operating and Management Agreements between HEL and EcoChain will be terminated and (ii)(A) EcoChain will pay HEL $725,000 (the “Cash Consideration”), and (B) MTI will issue to HEL 150,000 shares of MTI Common Stock (the “Termination Shares” and, together with the Cash Consideration, the “Termination Consideration”).

MTI has also entered into a Merger Agreement with SCI, attached as Annex B to this Proxy Statement, pursuant to which a wholly-owned subsidiary (“Merger Sub”) of MTI’s wholly-owned subsidiary, EcoChain, will be merged with and into SCI, with SCI as the surviving corporation such that SCI becomes a wholly-owned subsidiary of EcoChain. Under the terms of the Merger Agreement, each share of common stock of SCI, no par value per share (the “SCI Common Stock”) issued and outstanding immediately prior to the effective time of the Merger, other than shares of SCI Common Stock owned by SCI, Merger Sub, MTI, or any of their subsidiaries, will be cancelled and converted into the right to receive a proportionate share of up to 2,970,000 shares (the “Merger Shares”) of MTI Common Stock, payable upon the achievement of certain milestones as more fully described in this Proxy Statement (the “Merger Consideration”). The purpose of the Merger is for MTI, through its EcoChain subsidiary, to acquire substantially all of the assets formerly held by HEL, which consist of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed on May 18, 2021, expressly for this purpose, and for EcoChain to directly retain the current employees of SCI in order to operate EcoChain’s business as its management team.

In this Proxy Statement we refer to the transactions contemplated by the Termination Agreement and the Merger Agreement collectively as the “proposed transaction.” We encourage you to carefully read the Termination Agreement and the Merger Agreement in their entirety because they are the principal documents governing the proposed transaction and the other transactions contemplated by the Termination Agreement and the Merger Agreement.

The Special Meeting

Date, Time, and Place of Special Meeting (see page 10)

MTI will hold a special meeting of stockholders on October 29, 2021, at 10:00 a.m., local time. The Special Meeting will be held completely virtually. You will be able to participate in the Special Meeting as well as vote and

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submit your questions and examine our stockholder list during the live webcast of the Special Meeting by visiting www.virtualshareholdermeeting.com/MKTY2021SM and entering the 16-digit control number included on your proxy card.

The Board of Directors has set the close of business on August 30, 2021, as the Record Date for determining stockholders entitled to notice of, and to vote at, the Special Meeting. On the Record Date, there were 12,699,670 shares of MTI Common Stock outstanding.

Matters to be Considered at the Special Meeting (see page 10)

MTI’s stockholders will be asked to at the Special Meeting to vote on (i) a proposal to approve the Merger Agreement, (ii) a proposal to approve MTI’s issuance of the Merger Shares, (iii) a proposal to approve MTI’s issuance of the Termination Shares, (iv) a proposal to approve MTI’s issuance of restricted stock units and the underlying shares of MTI Common Stock to four employees of SCI who will become employees of or consultants to EcoChain in the Merger, pursuant to employment and consulting agreements to be entered into between (or with respect to) each such employee and EcoChain, (v) a proposal to approve the adoption of MTI’s Amended and Restated 2021 Stock Incentive Plan, (vi) a proposal to approve an amendment to MTI’s Articles of Incorporation to change MTI’s name to “Soluna Holdings, Inc.” upon consummation of the Merger, (vii) a proposal to adjourn the Special Meeting to solicit additional proxies, if necessary, in the event that there are not sufficient votes at the time of the Special Meeting to approve the matters to be voted on at the Special Meeting, and (viii) any other business that properly arises during the Special Meeting or any adjournment or postponement thereof.

The Board of Directors Recommends Stockholder Approval (see pages 28, 61, and 62)

The Board of Directors, upon the recommendation of the Special Committee, has unanimously (i) determined that the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the proposed transaction and the issuance of the shares of MTI Common Stock thereunder, were advisable, fair to, and in the best interests of MTI and its stockholders, (ii) adopted and approved the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder, (iii) directed for submission to MTI’s stockholders the approval of the Merger Agreement, the issuance of the shares of MTI Common Stock under the Merger Agreement and the Termination Agreement, and the issuance of the restricted stock units and the underlying shares of MTI Common Stock under the employment and consulting agreements, and (iv) recommended that the stockholders of MTI that are entitled to vote on the matters approve (w) the Merger Agreement, (x) MTI’s issuance of up to 2,970,000 shares of MTI Common Stock pursuant to the Merger Agreement, (y) MTI’s issuance of 150,000 shares of MTI Common Stock pursuant to the Termination Agreement, and (z) MTI’s issuances of the restricted stock units and the underlying shares of MTI Common Stock pursuant to the employment and consulting agreements.

Separately, the Board of Directors has unanimously approved the adoption of the Amended and Restated 2021 Plan and a resolution setting forth the amendment to MTI’s Articles of Incorporation to change its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.”

The Board of Directors believes that the proposed transaction is in the best interests of MTI and its stockholders. Accordingly, the Board recommends that stockholders of MTI vote “FOR” approval of each of the proposals to be voted on at the Special Meeting.

Opinion of the Special Committee’s Financial Advisor (see page 28)

In connection with the proposed transaction, the Special Committee’s financial advisor, Duff & Phelps, a Kroll Business operating as Kroll, LLC (“Duff & Phelps”), delivered a written opinion, dated August 11, 2021, to the Special Committee and the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, to MTI of the aggregate consideration – consisting of the Termination Consideration and the Merger Consideration, to be paid by MTI in the proposed transaction (the “Aggregate Consideration”). The full text of the opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Duff & Phelps in preparing the opinion, is attached as Annex C to this Proxy Statement. The opinion was for the information of, and was directed to, the Special Committee and the Board (in their capacity as such) in connection with its consideration of the financial terms of the proposed transaction. The opinion did not address the underlying business decision of MTI to engage in the proposed transaction

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or enter into the Termination Agreement, the Merger Agreement, or the related transaction agreements, nor does it constitute a recommendation to the Special Committee or the Board in connection with the proposed transaction, and it does not constitute a recommendation to any holder of MTI Common Stock as to how to vote in connection with the Merger Agreement or any other matter.

Vote Required by Stockholders (see page 12)

The approval of the Merger Agreement requires the approval of the holders of at least a majority of the shares of MTI Common Stock that are issued and outstanding as of the record date of August 30, 2021, that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder. Each holder of shares of MTI Common Stock outstanding on the record date and entitled to vote on the matter will be entitled to one vote for each share held. The vote required for approval of the Merger Agreement is a percentage of all outstanding shares of MTI Common Stock. Therefore, an abstention, a failure to vote, and a broker non-vote by each stockholder entitled to vote on the matter will each have the same effect as a vote against the approval of the Merger Agreement.

The approval of MTI’s issuance of the Termination Shares, MTI’s issuance of the Merger Shares, and MTI’s issuance of equity compensation to the employees of SCI who will become employees of or consultants EcoChain pursuant to employment or consulting agreements to be entered into between (or with respect to) each such employee and EcoChain requires the affirmative vote of at least a majority of all votes cast on the matter at the Special Meeting. Abstentions, the failure to vote, and broker non-votes are not included in calculating votes cast with respect to these proposals and therefore will have no effect on the outcome of these proposals (assuming a quorum is present).

Assuming a quorum is present, the proposal to adopt the Amended and Restated 2021 Plan and the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the matters to be considered by the stockholders at the Special Meeting, will be approved by our stockholders if the number of votes cast in favor of such proposal exceeds the number of votes cast against the proposal. Abstentions, the failure to vote, and broker non-votes are not included in calculating votes cast with respect to these proposals and therefore will have no effect on the outcome of these proposals.

Assuming a quorum is present, the proposal to approve an amendment to our Articles of Incorporation for the purpose of changing our name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” upon consummation of the Merger will be approved by our stockholders if the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter vote for approval of the amendment. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of this proposal.

MTI’s Directors, Management, and Other Affiliates may have Interests in the Proposed Transaction that Differ from Your Interests (see page 33)

Mr. Toporek and Mr. Lipman have interests in matters involving the Merger Agreement, the Termination Agreement, and MTI’s issuance of restricted stock units and the underlying shares of MTI Common Stock pursuant to the employment agreements and consulting agreements. Several of HEL’s and Soluna Parent’s equity holders are affiliated with Brookstone Partners, I.A.C., the investment firm that holds an equity interest in MTI through Brookstone Partners Acquisition XXIV, LLC (“Brookstone XXIV”). Mr. Toporek and Mr. Lipman are designated directors that sit on the Board.

Mr. Toporek also owns shares of Soluna Technologies Investment I, LLC and MJT Park Investors, Inc., which all own a percentage of equity in HEL. Mr. Lipman also serves as director and as Secretary of HEL and SCI as well as President of HEL. While Mr. Lipman does not directly own any equity interest in Tera Joule, LLC, as a result of his position as a director and officer of Brookstone I.A.C., Inc. He has dispositive power over the equity interests that Tera Joule, LLC owns in HEL. The approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in MTI’s transactions with HEL during the year ended December 31, 2020, was $631,000 and $0, respectively. During the six months ended June 30, 2021, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in MTI’s transactions with HEL was $98,000 and $0, respectively. MTI’s investment in HEL is carried at the cost of investment and was $750,000 as of June 30, 2021. MTI owns approximately 1.83% of HEL, calculated on a converted fully-diluted basis, as of June 30, 2021.

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Mr. Phelan resigned from his position as director on HEL’s board of directors on behalf of MTI as of March 4, 2021, and now serves in an observer capacity on the Board of HEL.

The Special Committee and the Board of Directors was aware of these interests and considered them in approving and recommending the Merger Agreement, the Merger, and the related transactions.

Conditions to Completion of the Merger (see page 44)

A number of conditions must be satisfied or waived, where legally permissible, before the Merger can be consummated. These include, among others, receipt of all necessary approvals by MTI’s stockholders. The Merger Agreement attached to this Proxy Statement as Annex B describes all of the conditions that must be met before the Merger may be completed.

MTI, Merger Sub, and SCI can Amend or Terminate the Merger Agreement (see page 46)

MTI and SCI may agree to terminate the Merger Agreement and not complete the Merger at any time before the Merger is consummated. Each also may unilaterally terminate the Merger Agreement in certain circumstances, including:

●	If the Merger is not consummated prior to October 31, 2021, if the action or failure to act of the party seeking to terminate the Merger Agreement is not a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

●	If a governmental authority shall have issued an order, decree, or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which order, decree, ruling, or other action is final and nonappealable; or

●	Upon a breach of any representation, warrant, covenant, or agreement of the other, or if any representation or warranty of the other shall have become untrue, in either case such that the closing conditions related thereto would not be satisfied, subject to a 30-day cure period.

The parties to the Merger Agreement can agree to amend the Merger Agreement in any way. Any party to the Merger Agreement can waive any of the requirements of the other parties in the Merger Agreement (to the extent legally allowed).

Stockholders do not have Appraisal Rights in Connection with the Proposed Transaction (see page 47)

The proposed transaction will not entitle a stockholder of MTI who objects to the proposed transaction, including the Merger, to demand and receive the fair value of their stock or seek an appraisal to determine such fair value.

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THE SPECIAL MEETING

Date, Time and Place

MTI will hold a Special Meeting of its stockholders on Friday, October 29, 2021, at 10:00 a.m. The Special Meeting will be held completely virtually. Stockholders may participate in the Special Meeting as well as vote and submit questions and examine our stockholder list during the live webcast of the Special Meeting by visiting www.virtualstockholdermeeting.com/MKTY2021SM and entering the 16-digit control number included on their Proxy Card.

Purpose of the Special Meeting

At the Special Meeting, MTI’s stockholders will be asked to consider and vote upon proposals to:

1.	Approve the Merger Agreement dated as of August 11, 2021, by and among MTI, Merger Sub, and SCI, as the agreement may be amended from time to time, and the merger of Merger Sub with and into SCI, with SCI as the surviving corporation such that SCI becomes an indirect wholly-owned subsidiary of MTI, pursuant to the Merger Agreement.

2.	Approve the issuance by MTI of up to 2,970,000 shares of MTI Common Stock in the Merger pursuant to the terms of the Merger Agreement requiring the achievement of milestones relating to the successful development of projects in SCI’s pipeline.

3.	Approve the issuance by MTI of 150,000 shares of MTI Common Stock pursuant to the Termination Agreement.

4.	Approve the issuance by MTI of restricted stock units and the underlying shares of MTI Common Stock to four employees of SCI who will become employees of or consultants to EcoChain in the Merger, pursuant to employment or consulting agreements to be entered into between (or with respect to) each such employee and EcoChain.

5.	Approve the adoption of MTI’s Amended and Restated 2021 Stock Incentive Plan.

6.	Approve an amendment to Article One of MTI’s Articles of Incorporation, as amended, for the purpose of changing its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.,” contingent on and upon consummation of the Merger.

7.	Adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies in the event that there are not sufficient votes at the time of the meeting to approve the above-described matters to be voted on at the Special Meeting.

8.	Transact such other business as may properly come before the Special Meeting.

Record Date and Voting Securities

The Board has fixed the close of business on August 30, 2021 as the Record Date for the determination of stockholders entitled to notice of, and entitled to vote at, the Special Meeting. Only holders of record of MTI Common Stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, there were 12,699,670 shares of MTI Common Stock outstanding and entitled to vote at the Special Meeting. Each holder of MTI Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held as of the Record Date with respect to each matter submitted to the stockholders at the Special Meeting, except that “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder, will not be entitled to vote on the proposal to approve the Merger Agreement.

Proxies; Voting of Proxies

The Board is soliciting proxies for use at the Special Meeting, and such proxies will not be voted at any other meeting. David Michaels is the person selected by the Board to serve as proxy with respect to the Special Meeting. Mr. Michaels is the Chairman of the Audit Committee of the Board of Directors.

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Your vote is important. If you are a stockholder of record, whether or not you plan to attend the Special Meeting via the live webcast, we urge you to submit your proxy to ensure that your vote is counted. You may still view the live webcast of the Special Meeting and vote in person even if you have already voted by proxy. You may vote in one of the following ways:

●	Vote electronically at the Special Meeting by attending the live webcast at www.virtualstockholdermeeting.com/MKTY2021SM and follow the instructions on how to vote electronically.

●	Vote online by going to www.proxyvote.com and follow the instructions provided.

●	Vote by phone by calling 1-800-690-6903 and follow the recorded instructions.

●	Vote by mail by voting, signing, and timely mailing your proxy card.

The shares represented by each proxy will be voted in accordance with the directions specified thereby. If you return a properly executed proxy card but do not fill out the voting instructions on the proxy card or if you indicate when voting on the Internet or over the telephone that you wish to vote as recommended by the Board, the shares represented by your proxy, assuming it is not properly revoked pursuant to the instructions below, will be voted by the person named as proxy in accordance with the recommendations of the Board contained in this Proxy Statement.

The Board knows of no matters to be presented at the Special Meeting other than those described in this Proxy Statement. In the event that other business properly comes before the meeting, the person named as proxy will have discretionary authority to vote the shares represented by any properly provided proxy in accordance with his own judgment.

Revocation of Proxies

Each stockholder giving a proxy has the power to revoke it at any time before the shares represented by that proxy are voted. A proxy may be revoked, prior to its exercise, by: (i) executing and delivering a later-dated proxy via the Internet, via telephone, or by mail; (ii) delivering a written notice of revocation of the proxy to our Secretary prior to the Special Meeting; or (iii) logging on to the live webcast of the Special Meeting and voting as directed at the Special Meeting. Please note that a stockholder’s attendance at the live webcast of the Special Meeting will not, by itself, revoke such stockholder’s proxy.

Subject to the terms and conditions set forth herein, all proxies received by us will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless at or prior to the Special Meeting we receive a written notice of revocation signed by the person who, as of the Record Date, was the registered holder of such shares. The notice of revocation must indicate the certificate number(s) and number of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

If your shares are held in “street name,” as discussed below under the heading “— Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” you must contact your broker, bank, or other nominee to revoke any prior voting instructions.

Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee

Many shares of MTI Common Stock are held in “street name,” meaning that a depository, broker-dealer, or other financial institution holds the shares in its name, but such shares are beneficially owned by another person. If your shares of MTI Common Stock are held in street name as of the Record Date, you should receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted at the Special Meeting; alternatively, you can use the voting information form provided by Broadridge to instruct your record owner on how to vote your shares. Generally, a street name holder that is a broker must receive direction from the beneficial owner of the shares to vote on issues other than certain limited routine, uncontested matters. In the case of non-routine or contested items, the brokerage institution holding street name shares cannot vote the shares if it has not received voting instructions from the beneficial holder thereof. A broker “non-vote” occurs when a proxy is received from a broker but the shares represented by such proxy are not voted on a particular matter because the broker has not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the broker does not have discretionary power to vote the shares. All of the matters to be voted on at the Special Meeting are non-routine matters.

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If your shares are held of record by a person or institution other than a broker, whether such nominee can exercise discretionary authority to vote your shares on any matter at the Special Meeting in the absence of instructions from you will depend on your individual arrangement with that nominee record holder, in particular, whether you have granted such record holder discretionary authority to vote your shares. In the absence of an arrangement with your record holder granting such discretionary authority, your record holder nominee will not have discretionary authority to vote your shares on any matter at the Special Meeting in the absence of specific voting instructions from you.

If, as of the Record Date, your shares of MTI Common Stock were held in an account at a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials with respect to the Special Meeting are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record. As a beneficial owner, you may direct your broker, bank, or nominee how to vote the shares in your account or “vote” (provide instructions) online at the Special Meeting using the 16-digit control number included on your voting instruction form or otherwise provided by the organization that is the record holder of your shares.

Quorum and Method of Tabulation

The presence, in person or by proxy, of holders of 33 1/3% of the total number of outstanding shares of MTI Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Special Meeting. A quorum being present, the affirmative vote of holders of at least a majority of the outstanding shares of MTI Common Stock that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder, is required to approve the Merger Agreement. Therefore, an abstention, a failure to vote, and a broker non-vote by any MTI stockholder that is not such an “interested stockholder” or an affiliate thereof will each have the effect of a vote against this proposal, while a vote, abstention, failure to vote, or a broker non-vote by any such “interested stockholder” or an affiliate thereof will have no effect on the outcome of this proposal.

Assuming a quorum is present, the proposals to approve MTI’s issuance of the Merger Shares, to approve MTI’s issuance of the Termination Shares, and to approve MTI’s issuance of restricted stock units and the underlying shares of MTI Common Stock to employees of SCI that will become employees of or consultants to EcoChain as part of the Merger pursuant to the terms of their anticipated employment or consulting agreements with EcoChain, require the affirmative vote of holders of a majority of the shares of MTI Common Stock cast on the matter at the Special Meeting. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of these proposals.

Assuming a quorum is present, the proposal to adopt the Amended and Restated 2021 Plan and the proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the matters to be considered by the stockholders at the Special Meeting, will be approved by our stockholders if the number of votes cast in favor of such proposal exceeds the number of votes cast against the proposal. Abstentions, the failure to vote, and broker non-votes are not included in calculating votes cast with respect to this proposal and therefore will have no effect on the outcome of this proposal.

Assuming a quorum is present, the proposal to approve an amendment to our Articles of Incorporation for the purpose of changing our name from “Mechanical Technology, Incorporated” to “Soluna Holdings, inc.” upon consummation of the Merger will be approved by our stockholders if the affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting and entitled to vote on the matter vote for approval of the amendment. Therefore, abstentions, failures to vote, and broker non-votes will have no effect on the outcome of this proposal.

As of the Record Date for the Special Meeting, there were 12,699,670 shares of MTI Common Stock issued and outstanding and entitled to vote, and directors and executive officers of MTI and their affiliates are entitled to vote 36.3% of those shares.

One or more inspectors of election appointed for the Special Meeting will tabulate the votes cast in person or by proxy at the Special Meeting, and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as not cast for purposes of determining the vote on any matter submitted to stockholders. As abstentions are not included in calculating votes cast with respect to any proposal, abstentions will have no effect on the outcome of any proposal submitted to stockholders at the Special Meeting.

If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be treated as shares that are present and entitled to vote for purposes of determining quorum, but as not cast for purposes of determining the vote on such matter submitted to the stockholders for a

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vote. As a result, as noted above, broker non-votes will have no effect on the outcome of any matter submitted for consideration by the MTI stockholders at the Special Meeting.

Format of and Admission to the Special Meeting

Primarily in light of the continued public health impact of the COVID-19 pandemic and the success of holding our annual meeting of stockholders entirely virtually on June 9, 2021, we will hold the Special Meeting in a virtual-only format, which will be conducted over the Internet via live webcast. In addition, we believe this format is more environmentally-friendly, allows greater stockholder participation, and decreases the costs of holding stockholder meetings. We intend to hold the virtual Special Meeting in a manner that affords stockholders the same general rights and opportunities to participate, to the greatest extent possible, as they would have at an in-person meeting.

The Special Meeting will be held live via the Internet on Friday, October 29, 2021 at 10:00 a.m. Eastern Time, at www.virtualstockholdermeeting.com/MKTY2021SM. You will not be able to attend the Special Meeting in person. Participation in and attendance at the Special Meeting is limited to our stockholders of record as of the close of business on August 30, 2021, and other persons holding valid proxies for the Special Meeting. Online access will begin at 9:45 a.m. Eastern Time, on October 29, 2021, and we encourage you to access the Special Meeting prior to the start time. To be admitted to the Special Meeting at www.virtualstockholdermeeting.com/MKTY2021SM, you must enter the 16-digit control number included on your proxy card or, for beneficial owners of shares held in “street name” as discussed above the heading “— Beneficial Owner: Shares Registered in the Name of Broker, Bank, or other Nominee,” on your voter information form. If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualstockholdermeeting.com/MKTY2021SM.

Stockholders will be able to submit questions via the online platform during a portion of the Special Meeting. You may submit questions by signing into the virtual meeting platform atwww.virtualstockholdermeeting.com/MKTY2021SM, typing a question into the “Ask a Question” field, and clicking “submit.” Only questions that are pertinent to meeting matters will be answered during the Special Meeting, subject to time constraints. Questions regarding personal matters or matters not relevant to the Special Meeting will not be answered. If we receive substantially similar questions, we will group them together to avoid repetition. If there are questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints, we will post answers to a representative set of such questions at https://www.mechtech.com/investors/. The questions and answers will be available as soon as practicable after the Special Meeting.

Delivery of Documents to Stockholders Sharing an Address

We will send only one set of Special Meeting materials and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. MTI will, however, deliver promptly upon written or oral request a separate copy of the Special Meeting materials to a stockholder at a shared address to which a single copy of the Special Meeting materials was delivered. You may make such a request (i) by mail to: Mechanical Technology, Incorporated, ATTN: Investor Relations Department, 325 Washington Avenue Extension, Albany, New York 12205, (ii) by e-mail to contact@mechtech.com, or (iii) by telephone to (518) 218-2565.

If multiple stockholders sharing an address have received one copy of the Special Meeting materials or any other corporate mailing and would prefer MTI to mail each stockholder a separate copy of future mailings, you may send notification to or call MTI’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of the Special Meeting materials or other corporate mailings and would prefer MTI to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling MTI’s principal executive offices.

Proxy Solicitation Expense

We have retained Morrow Sodali to assist with the solicitation of proxies for the Special Meeting. MTI will pay the fees of Morrow, which MTI expects to be approximately $25,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers, and employees, without receiving any additional compensation, may solicit proxies personally or by telephone, facsimile, or email. MTI will pay all costs and expenses incurred in the solicitation of proxies for the Special Meeting. We will also reimburse banks, brokers, and other nominees for reasonable expenses incurred in forwarding proxy materials to their customers or principals who are the beneficial owners of shares of MTI Common Stock held in street name.

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OWNERSHIP OF MTI COMMON STOCK

The following table sets forth certain information regarding our shares of MTI Common Stock beneficially owned as of August 30, 2021, for (i) each stockholder known to be the beneficial owner of more than 5% of the outstanding shares of MTI Common Stock (ii) each named executive officer and director of MTI, and (iii) all executive officers and directors of MTI as a group. The inclusion in this schedule of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. A person is considered to beneficially own any shares (a) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (b) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options and warrants. Shares underlying such options and warrants, however, are only considered outstanding for the purpose of computing the percentage ownership of that person and are not considered outstanding when computing the percentage ownership of any other person. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children. The table below does not include any options granted under MTI’s equity compensation plans, and does not assume the Board effecting a reverse stock split. Unless otherwise provided, the address for each person is 325 Washington Ave Ext, Albany, New York 12205.

	Number of Shares Beneficially Owned(1)
Name and Address of Beneficial Owner(2)	Common Stock	Percent of Common Stock
Executive Officers
Jessica L. Thomas(3)	13,750	*
Moshe Binyamin(4)	26,671	*
Michael Toporek(5)(11)	3,761,250	29.6%

Non-Employee Directors
Edward R. Hirshfield(6)	37,850	*
Matthew E. Lipman(7)(11)	3,787,950	29.8%
Thomas J. Marusak(8)	244,875	1.9%
David C. Michaels(9)	167,577	1.3%
William P. Phelan(10)	271,350	2.1%
William Hazelip(11)	26,600	—
Alykhan Madhavji(12)	26,600	—

All current directors and executive officers as a group (10 persons)(10)	4,614,473	35.5%

Persons or Groups Holding More than 5% of the Common Stock
Brookstone Partners Acquisition XXIV, LLC(13) 232 Madison Avenue, Suite 600 New York, NY 10016	3,750,000	29.5%
Waichun Logistics Technology Limited (14) RM 903-4 9/F Wing On Plaza No. 62 Mody Road, Tsim Sha Tsui Hong Kong, Hong Kong	1,088,625	8.6%

(1)	Based on 12,699,670 shares of MTI Common Stock outstanding on August 30, 2021 (including 47,500 shares of restricted MTI Common Stock granted under the 2021 Stock Incentive Plan), and, with respect to each individual holder, rights to acquire MTI Common Stock exercisable within 60 days of August 30, 2021.

(2)	Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of MTI Common Stock beneficially owned by the shareholder.

(3)	Includes 7,500 shares of restricted MTI Common Stock held by Ms. Thomas that are subject to forfeiture and 6,250 shares of MTI Common Stock issuable to Ms. Thomas upon exercise of stock options exercisable within 60 days of August 30, 2021.

(4)	Includes 7,500 shares of restricted MTI Common Stock held by Mr. Binyamin that are subject to forfeiture and 13,750 shares of MTI Common Stock issuable to Mr. Binyamin upon exercise of stock options exercisable within 60 days of August 30, 2021.

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(5)	Includes 7,500 shares of restricted MTI Common Stock held by Mr. Toporek that are subject to forfeiture and 3,750 shares of MTI Common Stock issuable to Mr. Toporek upon exercise of stock options exercisable within 60 days of August 30, 2021. Also includes 3,750,000 shares of MTI Common Stock owned by Mr. Toporek indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(6)	Includes 7,500 shares of restricted MTI Common Stock held by Mr. Hirshfield that are subject to forfeiture and 30,350 shares of MTI Common Stock issuable to Mr. Hirshfield upon exercise of stock options exercisable within 60 days of August 30, 2021.

(7)	Includes 7,500 shares of restricted MTI Common Stock held by Mr. Lipman that are subject to forfeiture and 30,350 shares of MTI Common Stock issuable to Mr. Lipman upon exercise of stock options exercisable within 60 days of August 30, 2021. Also includes 3,750,000 shares of MTI Common Stock owned by Mr. Lipman indirectly pursuant to his position with Brookstone XXIV and/or its affiliates.

(8)	Includes 15,233 shares of restricted MTI Common Stock held by Mr. Marusak that are subject to forfeiture and 64,850 shares of MTI Common Stock issuable to Mr. Marusak upon exercise of stock options exercisable within 60 days of August 30, 2021.

(9)	Includes 17,733 shares of restricted MTI Common Stock held by Mr. Michaels that are subject to forfeiture and 62,100 shares of MTI Common Stock issuable to Mr. Michaels upon exercise of stock options exercisable within 60 days of August 30, 2021.

(10)	Includes 25,000 shares of restricted MTI Common Stock held by Mr. Phelan that are subject to forfeiture and 26,600 shares of MTI Common Stock issuable to Mr. Phelan upon exercise of stock options exercisable within 60 days of August 30, 2021.

(11)	Includes 26,600 shares of MTI Common Stock issuable to Mr. Hazelip upon exercise of stock options exercisable within 60 days of August 30, 2021.

(12)	Includes 26,600 shares of MTI Common Stock issuable to Mr. Madhavji upon exercise of stock options exercisable within 60 days of August 30, 2021.

(13)	Representatives of Brookstone XXIV have provided us the following information: As the Manager of Brookstone XXIV, Brookstone Partners I.A.C. may be deemed to beneficially own the shares of MTI Common Stock owned directly by Brookstone XXIV. Michael Toporek is President of Brookstone Partners I.A.C. and Matthew Lipman is Secretary of Brookstone Partners I.A.C. and share voting and dispositive power over the shares of MTI Common Stock owned by Brookstone XXIV. As a result of the foregoing, in computing the beneficial ownership of all executive officers and directors, as a group, the 3,750,000 shares of MTI Common Stock owned indirectly by each of Mr. Toporek and Mr. Lipman, as a result of their interests in Brookstone XXIV and/or its affiliates, is only counted once. The address of each of Brookstone XXIV, Brookstone Partners I.A.C., Michael Toporek, and Matthew Lipman is 232 Madison Avenue, Suite 600, New York, New York 10016.

(14)	Includes 1,088,625 shares of MTI Common Stock held by Waichun Logistics Technology Limited, a Hong Kong limited liability company (“Waichun Logistics”). Waichun Logistics has the power to dispose of and the power to vote the shares of MTI Common Stock beneficially owned by it, which power may be exercised by its Chief Executive Officer, Mr. Hui Xian, a Chinese national. Mr. Xian, as Chief Executive Officer of Waichun Logistics, has the power to vote and/or dispose of the shares of MTI Common Stock beneficially owned by Waichun Logistics. Mr. Xian does not directly own any shares of MTI Common Stock or preferred stock of MTI. By reason of the provisions of Rule 13d-3 of the Act, Mr. Xian may be deemed to beneficially own the shares of MTI Common Stock beneficially owned by Waichun Logistics. The principal business address of Waichun Logistics is RM 903-4 9/F Wing On Plaza No. 62 Mody Road, Tsim Sha Tsui, Hong Kong, Hong Kong. The address of Mr. Xian is 5A502 Zhenshan Dao, Lanjiangshandi Huayuan 2 qi, Futian District, Shenzhen, China.

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THE TRANSACTION AGREEMENTS AND THE PROPOSED TRANSACTION

The following information describes the material terms and provisions of the Termination Agreement dated as of August 11, 2021, by and among MTI, EcoChain, and HEL (the “Termination Agreement) and the Merger Agreement dated as of August 11, 2021 (the “Merger Agreement”), by and among MTI, SCI Merger Sub, Inc., an indirect wholly-owned subsidiary of MTI (“Merger Sub”), and Soluna Computing, Inc., a Delaware corporation (“SCI”), as well as the related agreements (collectively referred to as the “transaction agreements”) and the transactions thereunder. This discussion is subject and qualified in its entirety by reference to the Termination Agreement, a copy of which is attached to this Proxy statement as Annex A, and the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex B, as applicable.

The purpose of these agreements is to effect MTI’s acquisition (through its EcoChain subsidiary) of substantially all of the assets (other than those assets physically located in Morocco) formerly held by HEL, which consist solely of SCI’s existing pipeline of certain cryptocurrency mining projects that HEL previously transferred to SCI, which was formed on May 18, 2021, expressly for this purpose, and for EcoChain to directly retain the current employees of SCI in order to operate EcoChain’s business as its management team.

The transaction agreements and the summary of their terms in this Proxy Statement have been included only to provide you with information about the terms and conditions of the transaction agreements. The representations, warranties, and covenants contained in each of the transaction agreements were made solely for the purposes of such agreement and as of specific dates, and were qualified and subject to certain limitations and exceptions agreed to by MTI and HEL or SCI, as applicable, in connection with negotiating the terms of the transaction agreements. In particular, in your review of the representations and warranties contained in the Merger Agreement and described herein, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Merger Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality that is different from those generally applicable to stockholders and reports and documents filed with the SEC, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Merger Agreement or other public disclosures made by MTI. Moreover, information concerning the subject matter of the representations, warranties, and covenants, which do not purport to be accurate as of the date of this Proxy Statement, may have changed since the date of the Merger Agreement, and subsequent developments or new information may not be fully reflected in MTI’s public disclosures.

For the foregoing reasons, the representations, warranties, and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of MTI, HEL, or SCI or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this Proxy Statement or incorporated by reference into this Proxy Statement. Please see the section of this Proxy Statement entitled “Incorporation of Certain Documents by Reference.” MTI will provide additional disclosures in its public reports to the extent it becomes aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws.

General

Pursuant to the terms of the Termination Agreement, assuming approval by the stockholders of MTI’s issuance of the Termination Shares at the Special Meeting, then on October 20, 2021 (five business days following the Special Meeting) (the “Termination Effective Date”): (i) the existing Operating and Management Agreements between HEL and EcoChain will be terminated in all respects; and (ii)(A) EcoChain will pay HEL $725,000, (B) MTI will issue HEL 150,000 shares of MTI Common Stock (which as noted above constitute the “Termination Shares”), and (C) HEL and MTI will enter into an Amended and Restated Contingent Rights Agreement substantially in the form of Exhibit A attached to the Termination Agreement attached to this Proxy Statement as Annex A (the “Amended and Restated Contingent Rights Agreement”), which, among other things, will amend the existing Contingent Rights Agreement by and between HEL and MTI, dated January 13, 2020, to provide MTI the right to invest directly in certain cryptocurrency mining opportunities being pursued by HEL. The Termination Agreement also provides that MTI will file a registration statement with the SEC to register the resale of the Termination Shares within 20 days of the Termination Effective Date.

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The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub, a wholly-owned subsidiary of MTI’s wholly-owned subsidiary EcoChain, will be merged with and into SCI, with SCI as the surviving corporation such that SCI becomes a wholly-owned subsidiary of EcoChain (the “Merger”). Under the terms of the Merger Agreement, each share of SCI Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of SCI Common Stock owned by SCI, Merger Sub, MTI, or any of their subsidiaries, will be cancelled and converted into the right to receive a proportionate share of the Merger Consideration described below under “— Terms of the Merger Agreement and the Merger — Merger Consideration.”

Background of the Merger

During January 2020 MTI formed its wholly-owned subsidiary, EcoChain, to conduct a new line of business, cryptocurrency mining powered by renewable energy. In this regard, also in January 2020, MTI made an equity investment in HEL and EcoChain entered into an Operating and Management Agreement with HEL. Pursuant to the January 2020 Operating and Management Agreement, HEL assisted MTI, and later EcoChain, in developing, and operating, EcoChain’s cryptocurrency mining facility located in Washington State. Further, pursuant to a purchase agreement it entered into with HEL, MTI has purchased an aggregate of 238,095 Class A Preferred Shares of HEL for an aggregate purchase price of $750,000. As of the date of this Proxy Statement, MTI owns 53.0% of the HEL Class A Preferred Shares and 1.78% of the total equity ownership interests of HEL. MTI also has the right, but not the obligation, to purchase additional equity securities of HEL and its subsidiaries (including additional Class A Preferred Shares of HEL) if HEL secures certain levels or types of project financing with respect to its own wind-power generation facilities. Each preferred share may be converted at any time and without payment of additional consideration into shares of HEL common stock. MTI has additionally entered into a Side Letter Agreement, dated January 13, 2020, with Soluna Technologies Investment I, LLC, a Delaware limited liability company that owns, on a fully diluted basis, 59.9% of HEL and is controlled by Michael Toporek, MTI’s Chief Executive Officer and a MTI director. The Side Letter Agreement provides for the transfer to MTI of additional Class A Preferred Shares of HEL, without the payment of any consideration by MTI, in the event that HEL issues additional equity below the agreed-upon valuation thresholds.

MTI’s formation of EcoChain resulted from discussions that began during the second quarter of 2019, when Michael Toporek, MTI’s current Chief Executive Officer but at that time solely a director, started discussions with the other directors, as well as MTI’s then-current Chief Executive and Chief Financial Officer, suggesting that MTI consider entering a new line of business in order to generate additional revenues and suggested cryptocurrency mining as such potential new line of business given his familiarity with this industry. These discussions continued through the third quarter of 2019. Mr. Toporek also suggested that MTI consider retaining HEL in this regard, which would allow MTI to leverage its existing administrative infrastructure in operating this new line of business while HEL would provide the operational knowledge.

During September and October 2019, MTI began exploring this line of business in earnest after HEL presented MTI with an opportunity to pursue the acquisition of a cryptocurrency mine operating in bankruptcy, which eventually became EcoChain’s current cryptocurrency mine located in Washington State, which began operating in May 2020. During the process of locating and setting up the pilot mine, MTI management and the members of the Board’s Investment Committee worked closely with HEL personnel (the current employees of SCI) and gained an understanding of their capabilities as well as the potential in this new line of business. Further, as HEL’s pipeline of projects (independent of MTI) began to grow and EcoChain’s cryptocurrency mining facility in Washington State was performing better than expected, the Board of Directors and MTI management became more comfortable that they understood the opportunities and challenges of operating a cryptocurrency mining business. Soon after the Board and management came to the conclusion that this was a viable business and in the ensuing months from May 2020 started to discuss what other opportunities there might be in this line of business. Given HEL’s increasing number of cryptocurrency mining facility projects and the Board and management’s consideration of increasing this business line’s operations, the Board of Directors and management began to discuss what opportunities there may be with respect to MTI and HEL.

In this regard, in light of the affiliations between several of HEL’s equity holders and Brookstone Partners, as further discussed under “— Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest,” in October 2019 the Board of Directors formed an Investment Committee of the Board comprised of the independent members of the Board (Thomas Marusak, David Michaels, and William Phelan) to evaluate all aspects

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of a potential investment opportunity with HEL and certain related matters, though an acquisition of HEL or its assets and/or employees was not considered at this time.

On October 22, 2019, MTI and HEL entered into a mutual non-disclosure agreement.

The Board of Directors held a special meeting via teleconference on November 8, 2019, attended by all members of the Board except Mr. Marusak, as well as Brian Murphy of Couch White LLP, MTI’s outside general counsel, and Frederick W. Jones, MTI’s then-Chief Executive Officer, Chief Financial Officer, and Corporate Secretary. At this meeting, Mr. Phelan reviewed the recent activities of the Investment Committee, including a pitch deck that HEL presented to the Investment Committee on November 1, 2019, with respect to a potential investment by MTI in HEL and the development of a pilot cryptocurrency mine program for MTI, followed by a discussion thereof by the Board members. Mr. Phelan then presented the investment principles and objectives established by the Investment Committee with respect to a potential investment in HEL, including the business goals of MTI, tactical considerations driving business terms, and governance considerations, followed by a discussion by the Board. Next, Mr. Murphy reviewed the specifics of a draft term sheet for two proposed individual transactions with HEL: a $500,000 investment by MTI in HEL through its purchase of a convertible promissory note and the proposed development of a pilot cryptocurrency mine program. Board discussion followed.

Mr. Phelan next presented an overview of the Investment Committee’s strategy to approaching capital markets, including its rationale for considering re-registering the MTI Common Stock under the Securities Exchange Act of 1934 and related timelines and costs.

Finally, the Board approved the Investment Committee to present the proposed term sheet to HEL and conduct negotiations with HEL with respect to the proposed term sheets and the terms of proposed investments in HEL by MTI, and required that the Investment Committee report back to the Board with respect to any proposed changes to the current term sheets and proposed investments that were materially different than the current versions and prior to executing any definitive agreements.

At a joint regular meeting of the boards of directors of MTI and MTI Instruments held on December 11, 2019, the Investment Committee presented a detailed assessment of an investment opportunity with respect to HEL for consideration by the Board of Directors. The Investment Committee discussed with the Board various investment alternatives, including the pros and cons associated with each. In particular, the Investment Committee discussed its analysis with respect to the valuation of HEL and a potential investment by MTI in HEL, including different methods of valuation that could apply to any such transaction.

The Investment Committee next presented a draft of the current term sheet associated with a potential investment by MTI in HEL’s Class A Preferred Shares as well as a draft of the current term sheet for the development by MTI and HEL of a pilot cryptocurrency mining program. The Investment Committee concluded its presentation by summarizing the potential impact to MTI and its stockholders and recommended to the Board that MTI pursue the potential investment and pilot cryptocurrency mining program with HEL as proposed in the draft term sheets. Additional Board discussion followed, following which the Board approved the Investment Committee to continue to negotiate with HEL and empowered the Investment Committee to finalize a series of term sheets by and between MTI and HEL with respect to a potential investment by MTI in HEL’s Class A Preferred Shares and the development by MTI and HEL of the pilot cryptocurrency mining program, subject to the Investment Committee seeking formal Board of Directors approval, inclusive of a majority of all disinterested directors, of such term sheets prior to their execution by or on behalf of MTI.

The Board of Directors held a special meeting via videoconference on December 23, 2019, attended by all members of the Board except Edward Hirshfield and Mr. Toporek. Mr. Murphy, Mr. Jones, and Owen Pinkerton of Thompson Hine LLP also attended the meeting. Thereafter, the Investment Committee presented to the Board drafts of the current term sheets with respect to MTI’s potential investment in HEL’s Class A Preferred Shares and the pilot cryptocurrency mining program to be developed by HEL and MTI.

Mr. Murphy then reviewed the current drafts of the term sheets with the Board, highlighting changes from the drafts reviewed at the December 11, 2019 Board meeting. Thereafter, the Board approved the current drafts of the term sheets and directed that an appropriate officer of MTI execute and deliver each such term sheet to John Belizaire, Chief Executive Officer of HEL.

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On January 9, 2020, the Board of Directors held a special meeting by teleconference attended by all members of the Board, Mr. Jones, Mr. Murphy, and Charles Spector of Dentons, MTI’s Canadian securities counsel. At this meeting, the Investment Committee informed the Board of the status of its negotiations with HEL with respect to MTI’s investment in HEL’s Class A Preferred Stock and MTI’s development, via an Operating and Management Agreement to be entered into with HEL, of a pilot cryptocurrency mining program. The interested nature of a transaction with HEL based on the relationships between HEL and Brookstone Partners, as noted above and further discussed under “— Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest,” was discussed with and by the Board. Mr. Murphy reviewed with the Board the relevant provisions of New York law (as MTI was a New York corporation at this time) regarding interested director transactions. Board discussion followed, which included a thorough discussion by each of Mr. Toporek and Mr. Lipman regarding the nature of their personal and financial interests in both MTI and HEL.

The Investment Committee then presented to the Board drafts of the current transaction documents associated with the proposed pilot cryptocurrency mining program, which the Board then discussed. The Investment Committee then provided an overview of its negotiations with HEL in this regard over the past several weeks. Mr. Murphy then reviewed the overall structure of the proposed transaction and how the documentation functioned in the context of such transaction, followed by Board discussion and commentary.

Next, the Investment Committee informed the Board that EcoChain had been formed for the purpose of facilitating the pilot cryptocurrency mining program and, in particular, to enter into the related Operating and Management Agreement with HEL. Board discussion followed.

Following these presentations and discussions, the Board ratified all prior actions with respect to the formation of EcoChain, approved MTI’s investment in the HEL Class A Preferred Shares and its entry into the Class A Preferred Share Purchase Agreement with HEL to consummate such investment and related documents and agreements, approved the form and content of the Operating and Management Agreement to be entered into between EcoChain and HEL with respect to the pilot cryptocurrency mining program, and authorized Mr. Jones to execute and deliver such agreements and documents on behalf of MTI, as well as any agreements or documents necessary to be executed with respect to the formation of EcoChain.

MTI and EcoChain entered into the Operating and Management Agreement with respect to the pilot cryptocurrency mining program, which became EcoChain’s first operating cryptocurrency mining facility, on January 13, 2020, as further discussed above.

In late July 2020, Mr. Toporek approached John Belizaire, Chief Executive Officer of HEL, about the possibility of merging with MTI.

On August 11, 2020, the boards of directors of MTI and EcoChain (which consists of the same persons) held a conference call that was also attended by MTI’s then-current Chief Executive and Chief Financial Officer Frederick W. Jones, Mr. Belizaire, and Phillip Ng, Vice President, Corporate Development of HEL. During this call, Mr. Belizaire provided the boards a formal update on the pilot cryptocurrency mining project since the initial investment in January 2020 including discussions around actuals versus forecast, strategic risks and workstreams, and options for the future.

On September 16, 2020, Mr. Lipman circulated a term sheet to Mr. Phelan, lead member of the Investment Committee, and Mr. Belizaire that provided a high-level outline of potential terms of a potential transaction between MTI and HEL.

As a result of his position as a director of MTI, as well as his role as a managing general partner at Brookstone Partners, due to his and Brookstone Partners’ equity investments in HEL, Mr. Toporek was aware that HEL was continually trying to raise capital to fund its cryptocurrency mining projects and was trying to assist HEL in this regard, but had also become aware that private equity investors were less likely to provide funding to companies in the cryptocurrency mining industry and that in order to raise the capital it needed, HEL would have to access the public markets. At the same time, he knew that MTI was looking to increase its revenues. As a result, he began to realize that an acquisition of HEL by MTI would address both of these issues, allowing HEL to access the public markets to fund its planned cryptocurrency mining projects and providing MTI with additional revenues. Mr. Toporek spoke by phone to Mr. Belizaire and Mr. Phelan regarding a potential MTI and HEL transaction on September 16, 2020. On September 18, 2020, Mr. Toporek, in his capacity as managing general partner of Brookstone Partners, sent via email to Mr. Belizaire and Mr. Phelan an illustrative and hypothetical transaction term sheet for them to consider, and

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this same term sheet was sent to Mr. Marusak on September 18, 2020; this term sheet included solely a conceptual structure with respect to a potential transaction but no economic terms.

At a regular joint meeting of the boards of directors of MTI, MTI Instruments, and EcoChain on September 23, 2020, Mr. Belizaire provided the boards an update on HEL’s business operations and potential investment opportunities for EcoChain and MTI in that respect. Discussion by the boards of directors of MTI and EcoChain followed.

On September 25, 2020, Mr. Marusak and Mr. Belizaire had a telephone call during which they discussed the draft term sheet that Mr. Toporek had sent to Mr. Belizaire on September 18, 2020. During this call, Mr. Belizaire requested that Mr. Marusak think of a structure for a transaction between MTI and HEL (or a related entity) that was simpler than the one contemplated by the current term sheet. On September 30, 2020, Mr. Marusak followed this up with an email to Messrs. Toporek and Lipman regarding his thoughts on a potential alternative structure for a transaction between MTI and HEL.

HEL had a number of concerns with the proposal as outlined in the term sheet, as well as whether it was the appropriate time to engage in a business combination such as the one being proposed via the term sheet. As a result, HEL did not respond to the term sheet or offer a counter-proposal at this time. Ultimately, each of MTI and HEL decided at that time that it was best to continue working together on their existing projects.

On November 19, 2020, EcoChain and HEL entered into a second Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of this agreement, EcoChain paid HEL $150,000 in 2020 and $200,000 to date during 2021.

On December 1, 2020, EcoChain and HEL entered into a third Operating and Management Agreement with respect to a potential location for a cryptocurrency mine in the Southwestern United States, pursuant to which EcoChain paid HEL $38,000 during 2020 in relation to one-time fees; this target location did not meet the business requirements to continue pursuing the potential acquisition, and as a result EcoChain will not make any further payments to HEL under this agreement.

On February 8, 2021, EcoChain and HEL entered into a fourth Operating and Management Agreement related to a potential location for a cryptocurrency mine in the Southeast United States. In accordance with the terms of this agreement, EcoChain paid HEL $544,000 to date during 2021.

Each Operating and Management Agreement, among other things, requires that HEL provide project sourcing services to EcoChain, including acquisition negotiations and establishing an operating model, investments/financing timeline, and project development path, as well as developmental and operational services, as directed by EcoChain, with respect to the applicable cryptocurrency mining facility in exchange for EcoChain’s payment to HEL of management fees ranging from $65,000 to $350,000 and profit-based success payments in the event that EcoChain achieves explicit profitability thresholds. Once aggregate earnings before interest, taxes, depreciation, and amortization of the applicable mine exceeds the total amount of funding provided by EcoChain to HEL (whether pursuant to the applicable agreement or otherwise) for the purposes of creating, developing, assembling, and constructing the mine, HEL is entitled to ongoing success payments of 20.0% of the earnings before interest, taxes, depreciation, and amortization of the mine.

As MTI entered into multiple Operating and Management Agreements with HEL, the Board of Directors and management of MTI began to consider whether it still made sense to outsource the functions it was retaining HEL to fulfill or whether it would be more efficient to bring these functions directly into EcoChain, recognizing that acquiring HEL, or at least its employees, would address both the pipeline and operations aspects of expanding and operating EcoChain’s cryptocurrency mining business. Therefore, beginning in November 2020, at the suggestion of Mr. Toporek, the Board of Directors re-started discussions regarding potential opportunities with respect to the growth of EcoChain’s business and, in particular, opportunities with respect to HEL.

On February 4, 2021, Mr. Belizaire sent Mr. Toporek an email outlining terms for a proposed restructuring of HEL, and an acquisition of HEL by MTI, but these conversations were internal at HEL and did not involve MTI at this time.

On February 19, 2021 Mr. Toporek sent an email to Mr. Belizaire in which he asked to schedule a time to discuss re-starting acquisition discussions.

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While there were some brief discussions among certain MTI directors and contacts between Mr. Phelan and Mr. Belizaire regarding a potential MTI/HEL transaction between early February and late March 2021, there were no substantive discussions or developments during this time as management of both entities were focusing on other business matters during this period.

On March 21, 2021, at a special joint meeting of the boards of directors of MTI and EcoChain, Mr. Toporek discussed EcoChain’s current strategy and HEL’s current pipeline of cryptocurrency mining facility projects, and, in particular, the intersection of these matters. He also discussed the existing Operating and Management agreements between HEL and EcoChain with respect to its operations. Based on these factors and other potential favorable economic drivers, Mr. Toporek requested that a fully-independent committee of the boards of MTI and EcoChain be established to perform an evaluation for a potential transaction between MTI and/or EcoChain and HEL. The Board discussed the various conflicts of interest and the importance of independence in such an evaluation. Mr. Phelan, Mr. Hazelip, and Mr. Madhavji, each of whom has no economic or (other than Mr. Phelan’s status as an observer on the board of directors of HEL) other relationship or affiliation with HEL or Brookstone Partners/Brookstone XXIV, and who are “independent directors,” as defined by Nasdaq’s rules and listing standards, of MTI, volunteered as independent board members to participate. Mr. Michaels offered to consult if needed. Following additional discussion by the boards of directors, the boards approved the creation of an independent committee (which we refer to in this Proxy Statement as the “Exploratory Committee”) consisting of Messrs. Phelan, Hazelip, and Madhavji, to evaluate a potential transaction with HEL.

On March 26, 2021, Mr. Lipman, in his capacity as representative of Brookstone Partners, as Brookstone is the major shareholder of HEL, and the three members of the Exploratory Committee met with Mr. Belizaire via videoconference to discuss the possibility of a transaction between MTI and HEL.

On March 27, 2021, Mr. Phelan emailed the entire Board of Directors to inform them that MTI had begun the process of exploring a potential acquisition of HEL.

Between April 1 and April 12, 2021, the Exploratory Committee retained independent counsel, Moore & VanAllen, to represent the Exploratory Committee. The Exploratory Committee, aided by transaction counsel as well as its independent counsel, prepared an initial term sheet outlining the material terms of a proposal for MTI to acquire HEL, reflecting financial and other terms determined by Mr. Phelan following discussions with the other members of the Exploratory Committee and input from Mr. Lipman solely on format and minor structural provisions. On April 12, 2021, Mr. Phelan emailed the term sheet to Mr. Belizaire, and Messrs. Phelan, Lipman, and Belizaire met by conference call later that day to discuss the term sheet.

On April 12, 2021, the Exploratory Committee presented the current term sheet to the full Board of Directors at its meeting held on such date. On April 29, 2021, Mr. Belizaire sent to Mr. Phelan by email (copying the other two members of the Exploratory Committee and Mr. Lipman) a revised term sheet with respect to the proposed transaction. Between April 29 and May 21, 2021, the Exploratory Committee on behalf of MTI and EcoChain, and Mr. Belizaire on behalf of HEL, and their advisers, as well as Baker, Donelson, Bearman, Caldwell and Berkowitz, P.C. (“Baker Donelson”), MTI’s transaction counsel, negotiated the terms of two final term sheets with respect to the proposed acquisition, one with respect to the termination of the Operating and Management Agreements between EcoChain and HEL and one with respect to MTI’s acquisition of substantially all of the assets of HEL (other than those assets physically located in Morocco), which would be accomplished by HEL transferring the assets to be acquired by MTI to a newly-formed Delaware corporation, with the parent of such new corporation having the same ownership structure as HEL (we sometimes refer to the transactions to be effected pursuant to the two term sheets collectively as the “proposed transaction”).

Between April 2, 2021 and April 30, 2021, MTI conducted due diligence on HEL, primarily with respect to its organization structure.

On May 5, 2021, the Board of Directors established a special committee of the Board (the “Special Committee”) comprised of the three independent directors who had been appointed as the Exploratory Committee, Messrs. Phelan, Hazelip, and Madhavji, and authorized the Special Committee to, among other things, explore, strategic alternatives, including to negotiate, evaluate, investigate, and/or reject an acquisition of substantially all of the assets of HEL (other than those assets physically located in Morocco), including the authority to retain its own legal, financial, and other advisors.

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On May 13, 2021, the Special Committee held a meeting attended by all three members thereof as well as Mr. Lipman, Wade Sample and Robert Rust of Moore & Van Allen, PLLC, outside counsel to the Special Committee, and Kevin Robertson of Baker Donelson, special transaction counsel to MTI, at which the participants discussed the proposed acquisition of HEL by MTI, including the most current draft of the term sheet for the proposed transaction and the proposed restructuring of HEL’s business related thereto. Thereafter, Messrs. Lipman and Robertson left the meeting so that the Special Committee could convene privately with its outside counsel. The Special Committee then discussed MTI’s potential need to select qualified investment banks to provide services in connection with the proposed transaction. Mr. Sample then provided the Special Committee with an overview of their fiduciary duties under Nevada law in connection with the proposed transaction followed by a discussion among the Special Committee members in that regard. Finally, Messrs. Madhavji and Hazelip delegated their authority on behalf of the Special Committee to Mr. Phelan to finalize the term sheet in a manner consistent with discussions during the meeting.

The Special Committee held another meeting on May 16, 2021, attended by all members thereof as well as Messrs. Sample and Rust. At this meeting, Mr. Phelan updated the other members of the Special Committee as to the proposed structure of the proposed transaction and the proposed restructuring of HEL’s business related thereto. Mr. Phelan also provided an update as to the status of the term sheet contemplated in connection with the proposed transaction, followed by a discussion by the members of the Special Committee regarding the proposed transaction, the proposed restructuring, and the term sheet.

The Board of Directors also held a meeting on May 16, 2021, at which the Special Committee provided an update to the Board on the proposed transaction, including the latest version of the term sheet.

On May 18th, 2021, SCI was incorporated in Delaware.

On May 20, 2021, the parties agreed to split the proposed transaction into two separate transactions and negotiated separate term sheets for each portion thereof – one for the termination of the Operating and Management Agreements between EcoChain and HEL and one to address MTI’s acquisition of certain assets of HEL. The rationale for the separate transactions was that the Special Committee and HEL reviewed the reorganization of HEL and upon further review determined that it was appropriate to have separate term sheets and negotiate them independently.

On May 21, 2021, HEL’s board of directors held a meeting to approve the signing of the term sheet between MTI and HEL.

MTI, EcoChain, and HEL executed the final term sheets on May 21, 2021.

On May 22, 2021, the members of the Board of Directors had a phone call during which Mr. Lipman explained the restructuring of HEL such that the assets (primary human capital assets) to be acquired by MTI would be transferred to a newly-formed Delaware corporation, SCI, that prior to the closing of the Merger would be owned by a holding company (referred to in this Proxy Statement as “Soluna Parent”) that would have a capital structure economically identical to that of HEL, as reflected in the applicable term sheet. Mr. Phelan circulated the final executed term sheets to the entire Board of Directors on May 24, 2021.

On May 24, 2021 the shareholders of HEL held a special meeting. At this meeting, Mr. Belizaire presented the final form of the restructuring memorandum of understanding between HEL and the shareholders of HEL setting out the terms and conditions of a reorganization of HEL and the formation of a U.S. corporation, later to be called Soluna Computing, Inc. The memorandum of understanding was approved by the shareholders and executed by each shareholder and HEL on May 27, 2021.

On May 28, 2021, the Special Committee held a meeting attended by all the members thereof as well as Messrs. Sample and Rust. At this meeting the Special Committee discussed the potential engagement of several investment banks to provide a fairness opinion to the Special Committee in connection with the proposed transaction, reviewed the conflicts disclosures provided by each such investment bank, and determined that there did not exist any material conflicts between MTI and any of the investment banks under consideration that would prohibit such investment banks from advising the Special Committee in connection with the proposed transaction. Ultimately, the Special Committee determined to engage Duff & Phelps to advise the Board of Directors and the Special Committee in connection with the proposed transaction. The Special Committee also discussed next steps in the process of consummating the proposed transaction. Mr. Phelan agreed to work with various advisors over the coming days and report back to the Special Committee.

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On June 1, 2021, the members of the Special Committee, along with Mr. Lipman at the request of the Special Committee as a resource, met by telephone with a representative of Duff & Phelps to discuss the engagement of Duff & Phelps and determine what information Duff & Phelps would need from MTI in order to serve as MTI’s independent financial advisor in connection with the proposed transaction.

The Special Committee held a meeting on June 2, 2021, which was also attended by Messrs. Madhavji Hazelip, and Phelan, as well as Messrs. Sample and Rust. At this meeting, Mr. Phelan provided an update on, and the participants engaged in a robust discussion regarding, the status of the proposed transaction, key open deal points related thereto, and next steps. The Special Committee re-affirmed its support for the proposed transaction.

On June 2, 2021, MTI circulated an initial draft of the Termination Agreement to HEL for review. MTI received comments back from HEL on this draft on June 4, 2021. The parties and their advisors negotiated most of the final terms of the Termination Agreement through June 11, 2021, after which the parties and their advisors began preparing and negotiating the final terms of the other agreements with respect to the proposed transaction.

MTI and Duff & Phelps entered into the engagement letter on June 3, 2021, pursuant to which MTI retained Duff & Phelps to serve as independent financial advisor to the Board of Directors and the Special Committee to provide an opinion as to whether the Aggregate Consideration is fair, from a financial point of view, to MTI.

The Special Committee held a meeting on June 8, 2021, at which the members of the Special Committee discussed the then-current drafts of the proposed employment and consulting agreements to be entered into between (or with respect to) EcoChain and four HEL employees (later switched to a consulting agreement with respect to one of the HEL employees) and the amended and restated contingent rights agreement between MTI and HEL to be entered into in connection with the proposed transaction.

The Special Committee held a meeting on June 10, 2021, at which the members of the Special Committee discussed the then-current drafts of the proposed employment and consulting agreements and the Termination Agreement. Following discussion of these agreements, the Special Committee engaged in rigorous discussion regarding HEL’s request for an advance of approximately $250,000 in connection with the proposed transaction. The Special Committee approved such advance, subject to the requirement that any amounts not repaid to MTI prior to the closing of the proposed transaction be deducted from the purchase price thereof.

On June 16, 2021, the Special Committee held a meeting attended by all the members thereof as well as Messrs. Sample and Rust. Mr. Phelan provided a brief update on the status of the proposed transaction, following which the Special Committee engaged in robust discussion regarding whether to seek a reduction to the purchase price for the proposed transaction, based on recent changes to the value of certain cryptocurrencies, including Bitcoin. After reviewing Mr. Toporek’s recent discussions with Mr. Belizaire in this regard and robustly discussing the pros and cons of decreasing the purchase price of the proposed transaction, the Special Committee ultimately agreed that MTI should not seek a reduction to the purchase price because (i) the price of Bitcoin (while volatile) had recently rebounded and (ii) HEL indicated that entering re-negotiations regarding the purchase price would require re-negotiation of the current term sheet, thus materially jeopardizing MTI’s chances of effecting the proposed transaction on terms that it believed would be in the best interest of all MTI stockholders.

Thereafter, the Special Committee discussed drafts of documentation to be entered into in connection with the proposed transaction, including current drafts of the Amended and Restated Contingent Rights Agreement and the Merger Agreement. The Special Committee specifically discussed open items in the Merger Agreement, before deciding to submit the current draft of the Merger Agreement to HEL.

On June 18, 2021, the Special Committee circulated an initial draft of the Merger Agreement to HEL for review.

Between June 18, 2021 and August 11, 2021, the parties and their advisers negotiated the definitive Merger Agreement and other agreements with respect to the proposed transaction.

The Special Committee held a meeting on June 23, 2021, which all members of the Special Committee, Messrs. Sample and Rust and Jacob Newton of Moore & Van Allen, PLLC, outside counsel to the Special Committee, and Mr. Robertson, transaction counsel to MTI, attended. At the meeting, Mr. Phelan provided a brief update on the status of the proposed transaction, and Mr. Robertson provided an update as to the current draft of the Merger Agreement, including comments to the Merger Agreement proposed by HEL. The meeting participants then engaged in robust discussion regarding the Merger Agreement based on a detailed summary and legal analysis of certain material

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open items offered by Mr. Robertson, including a discussion regarding the legal and commercial points proposed by HEL and the Special Committee’s responses thereto. The Special Committee, Mr. Sample, and Mr. Rust provided follow-up questions and feedback to Mr. Robertson’s update. Thereafter, the meeting participants decided to seek further clarification of the Merger Agreement’s open items. Mr. Robertson agreed to compile a list of questions and comments pertaining to the Merger Agreement, including those raised by the Special Committee, to be submitted to HEL’s counsel in order to continue to move the process forward.

The Special Committee held a meeting on June 28, 2021, that was attended by Messrs. Hazelip and Phelan. Messrs. Sample, Rust, and Robertson also attended this meeting. At the meeting, Mr. Phelan provided a brief update on the status of the proposed transaction, and Mr. Robertson updated the Special Committee on the current draft of the Merger Agreement, following which the Special Committee engaged in robust discussion on several open issues with respect to the Merger Agreement, and agreed that Mr. Robertson should compile a list of questions and comments with respect to open items regarding the current draft of the Merger Agreement to submit to HEL. The Special Committee also discussed the status of the expected MTI guarantee of EcoChain’s obligations under the employment and consulting agreements (as discussed under “Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest – Employment and Related Agreements”) (the “MTI Guaranty”).

The Special Committee held a meeting on June 29, 2021, that was attended by all three members of the Special Committee as well as representatives of Duff & Phelps, and Edward Hirshfield, an independent Board member. At this meeting, Duff & Phelps reviewed with the Special Committee its preliminary financial analysis of the proposed transaction. The Special Committee engaged in a robust discussion regarding the preliminary financial analyses reviewed with them by Duff & Phelps.

The Special Committee held a meeting on July 1, 2021, attended by all the members thereof as well as Messrs. Rust and Robertson. Mr. Phelan provided a brief update on the status of the proposed transaction, after which the meeting participants engaged in a robust discussion regarding the current draft of the Merger Agreement. Mr. Robertson summarized, and the meeting participants reviewed, certain edits and updates to the Merger Agreement made since the Special Committee’s most recent meeting. The Special Committee members and Mr. Rust posed detailed questions regarding the definition and scope of certain terms and their use in the Merger Agreement. Mr. Robertson solicited feedback from the meeting participants regarding language to be incorporated into the next draft of the Merger Agreement to be submitted to HEL. The meeting participants also discussed applicable deadlines and MTI’s authority to extend such deadlines for projects made in connection with the Merger Agreement, as they relate to Active MW (as defined below under “— Terms of the Merger Agreement and the Merger — Merger Consideration”) production and the satisfaction of cost requirements under the Merger Agreement.

On July 8, 2021, the Board held a special meeting that was attended by all members of the Board as well as Jessica Thomas, MTI’s Chief Financial Officer, representatives of Duff & Phelps, and Kevin Robertson, Penny Somer-Greif, and Adrienne Greenberg of Baker Donelson. At this meeting, Mr. Phelan provided a brief update as to the status of the proposed transaction. After this update, the representatives of Duff & Phelps reviewed preliminary financial analysis of the proposed transaction that they had discussed with the Special Committee on June 29. Thereafter, Mr. Marusak and the rest of the Board briefly discussed Mr. Marusak’s review of the proposed employment and consulting agreements between (or with respect to) EcoChain and the HEL employees. The Board engaged in discussion regarding the operations of HEL and SCI after the execution of the Merger Agreement but before the Merger was effective, including their provision of interim strategic and management services to EcoChain while the Merger was pending.

On July 27, 2021, the Board held a special meeting that was attended by all members of the Board as well as Thomas Marusak, a member of the Board, Messrs. Sample and Rust of Moore & Van Allen, PLLC, outside counsel to the special committee, and Kevin Robertson of Baker Donelson, transactional counsel to MTI. At this meeting, Mr. Phelan provided a brief update as to the status of the proposed transaction. After this update, the meeting participants engaged in a robust discussion regarding the expiration of exclusivity between MTI and HEL in connection with the proposed transaction and the benefits to MTI of making a $150,000 aggregate exclusivity payment to HEL in return for an extension of exclusivity. The participants discussed MTI’s ongoing request for HEL to forego

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third-party capital investment opportunities and the uncertainty of HEL continuing to engage in a transaction without an exclusivity payment being made. The special committee ultimately decided that it was in MTI’s best interest for MTI to provide the exclusivity payment to HEL. Mr. Marusak then provided an update as to the status of the employee benefits, compensation, and severance packages, as well as mechanisms to protect MTI, leading to a robust discussion among the meeting members. Lastly, the special committee briefly discussed and signed off on the current draft of the Amended and Restated Contingent Rights Agreement in connection with the proposed transaction.

During its meeting on August 8, 2021, at which all members of the Special Committee and Messrs. Sample, Rust, and Robertson were present, the Special Committee reviewed and considered the definitive Merger Agreement, the definitive Termination Agreement, and the other transaction agreements and the key terms included therein, copies of which were provided to each member of the Special Committee before the meeting. The Special Committee then discussed and determined that the proposed transaction, in light of the transaction agreements, was in the best interest of all stockholders, despite certain relationships between HEL and certain affiliates of MTI. Mr. Sample then discussed the Special Committee’s fiduciary duties with the committee, which was followed with robust discussion among the members.

Subject to receiving a Duff & Phelps’ opinion (which the committee understood, based on feedback from Mr. Phelan, would address the fairness, from a financial point of view, to MTI of the Aggregate Consideration to be issued and paid by MTI in the proposed transaction), at the conclusion of these presentations, and discussion and deliberation among the members of the Special Committee, and after considering all of the factors that it deemed relevant, the Special Committee unanimously (i) determined that the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder, were advisable, fair to, and in the best interests of MTI and its stockholders, (ii) adopted and approved, and recommended the submission to the Board of Directors for their adoption and approval, the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder and the other transactions contemplated thereby, (iii) recommended that the Board of Directors adopt, approve, and declare advisable, fair to, and in the best interests of MTI and its stockholders, the Merger Agreement, the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder and the other transactions contemplated thereby, (iv) subject to such adoption and approval by the Board, recommended that the Board of Directors submit the Merger Agreement, the issuance of the shares of MTI Common Stock under the Merger Agreement and the Termination Agreement, and the issuance of the restricted stock units and the underlying shares of MTI Common Stock under the employment and consulting agreements to the stockholders of MTI and recommend that the stockholders of MTI that are entitled to vote on the matters approve (w) the Merger Agreement, (x) MTI’s issuance of up to 2,970,000 shares of MTI Common Stock pursuant to the Merger Agreement, (y) the issuance of 150,000 shares of MTI Common Stock pursuant to the Termination Agreement, and (z) the issuances of the restricted stock units and the underlying shares of MTI Common Stock pursuant to the employment and consulting agreements.

At its meeting on August 9, 2021, at which Messrs. Madhavji, Hazelip, Phelan, Marusak, Michaels, Toporek, Lipman, and Hirschfield were present, as well as Jessica Thomas, MTI’s Chief Financial Officer, representatives of Duff & Phelps, and Kevin Robertson and Adrienne Greenberg of Baker Donelson, the Board of Directors considered the definitive Merger Agreement and Termination Agreement, copies of which had been provided to the Board prior to the meeting. Mr. Phelan provided a brief update on the status of the Merger Agreement, the Termination Agreement, and the transactions contemplated thereby. After Mr. Phelan’s brief update, Mr. Phelan informed the Board that the special committee of independent directed created by the Board in connection with the Proposed Transaction had reviewed substantially final drafts of the agreements extending the term sheets for the proposed transaction, as well as the Merger Agreement and the Termination Agreement, and unanimously approved and recommended to the Board, the adoption and approval of the Merger Agreement and the Termination Agreement. A representative of Duff & Phelps reviewed with the Board Duff & Phelps’ updated preliminary financial analysis of the proposed transaction. After thanking the representative of Duff & Phelps Mr. Phelan suggested that the Board take a vote regarding the agreements extending the term sheets. Mr. Robertson reminded the Board of the interested director status of both Mr. Toporek and Mr. Lipman in this context, given their direct and indirect ownership interests in HEL. After Mr. Phelan’s explanation of the business reasons for the agreements to extend the term sheets, upon motion duly made and seconded, the Board unanimously voted to approve them. Also at this meeting, Mr. Phelan reviewed the Special Committee’s process for its review and adoption and approval of the transaction agreements and the transactions contemplated thereby, and relayed the Special Committee’s recommendation to the Board of Directors in this regard.

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On August 10, 2021, the Board of Directors of HEL held a meeting at which HEL’s transaction counsels presented the proposed transaction with MTI. Questions were asked and the HEL board of directors voted to approve the Termination Agreement. Mr. Lipman abstained from the vote.

On August 10, 2021, the Board of Directors of SCI held a meeting at which SCI’s special transaction and corporate counsel presented the proposed transaction. The SCI Board held a vote (from which Matthew Lipman abstained) to approve the Merger Agreement. Subsequently, the SCI Board unanimously approved the Merger Agreement and to recommend the Merger Agreement to SCI’s shareholders for approval.

On August 11, 2021, the shareholders of SCI unanimously approved the Merger.

At its meeting on August 11, 2021, attended by the same members of the Board as attended the August 9, 2021 meeting, representatives of Duff & Phelps reviewed with the Board its financial analyses with respect to the transaction. Thereafter, at the request of the Special Committee and the Board, Duff & Phelps rendered its oral opinion (which oral opinion was subsequently confirmed in writing by delivery of Duff & Phelps’ written opinion dated the same date) to the effect that, subject to the assumptions, qualifications, limitations, and other matters considered by Duff & Phelps in connection with the preparation of its opinion, as of such date, the Aggregate Consideration to be issued and paid by MTI in the proposed transaction was fair, from a financial point of view, to MTI. With no objections from the Board and after robust discussion, Mr. Phelan briefly discussed the special committee’s review of the Merger Agreement and Termination Agreement, and the special committee’s approval for vote by the Board. The Board then unanimously (i) determined that the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the proposed transaction and the issuance of the shares of MTI Common Stock thereunder, were advisable, fair to, and in the best interests of MTI and its stockholders, (ii) adopted and approved the Merger Agreement and the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder and the other transactions contemplated thereby, (iii) directed for submission to MTI’s stockholders the approval of the Merger Agreement, the issuance of the shares of MTI Common Stock under the Merger Agreement and the Termination Agreement, and the issuance of the restricted stock units and the underlying shares of MTI Common Stock under the employment and consulting agreements, and (iv) recommended that the stockholders of MTI that are entitled to vote on the matters approve (w) the Merger Agreement, (x) MTI’s issuance of up to 2,970,000 shares of MTI Common Stock pursuant to the Merger Agreement, (y) the issuance of 150,000 shares of MTI Common Stock pursuant to the Termination Agreement, and (z) the issuances of the restricted stock units and the underlying shares of MTI Common Stock pursuant to the employment and consulting agreements.

The parties executed the Termination Agreement and the Merger Agreement on August 11, 2021.

Following the close of trading markets on August 12, 2021, MTI issued a press with respect to its entry into the Merger Agreement and the Termination Agreement.

Recommendation of the Special Committee and Its Reasons for the Proposed Transaction

The Special Committee, in evaluating and negotiating the proposed transaction, including the terms and conditions of the Merger Agreement and the Termination Agreement, consulted with the Special Committee’s independent legal and financial advisors and MTI’s transaction counsel. The Special Committee determined that the Termination Agreement, the Merger Agreement, and the transactions contemplated thereby, including the Merger, and the issuance of shares of MTI Common Stock thereunder, were advisable, fair to, and in the best interests of, MTI and its stockholders.

The Special Committee held 13 meetings to discuss, among other things, the proposed transaction, including the terms and conditions of the Merger Agreement, the Termination Agreement, and the transactions contemplated thereby, including the issuance of the shares of MTI Common Stock thereunder. In the course of its determination and making its recommendations, the Special Committee considered, in consultation with its financial and legal advisors, information with respect to MTI’s and HEL’s financial condition, results of operations, businesses, competitive position, and business strategy, on a historical and prospective basis, as well as current industry, economic, and market conditions and trends.

The Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the Board of Directors:

●	The acquisition of SCI would provide EcoChain valuable access to a critical pipeline of certain cryptocurrency mining projects and further bolster MTI’s growing core business;

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●	The partnership with Soluna plays a critical role in EcoChain’s current operations, and the proposed transaction may establish increased efficiencies with regards to such operations;

●	The proposed transaction could provide significant economic benefits to EcoChain in the form of net income and revenue;

●	The belief that MTI will have sufficient liquidity to facilitate the growth of SCI on a post-closing basis;

●	The fact that the consideration and negotiation of the transaction documents was conducted by or under the oversight of the Special Committee, which is comprised solely of independent and disinterested members of the Board who are not employees of or otherwise affiliated with MTI (other than as directors), HEL, or SCI, and who have no personal or financial interests in the completion of the Merger other than as equity holders;

●	The fact that the Special Committee met regularly, without the participation of the interested directors, and was advised by separate and independent legal and financial advisors, each a nationally-recognized firm with extensive relevant experience, to assist the Special Committee in evaluating and negotiating the legal and financial terms of the merger agreement;

●	The fact that, from the Special Committee’s formation through its recommendation of the Merger Agreement to the Board, the Special Committee held 13 formal meetings and was involved in extensive discussions and deliberations prior to MTI’s entry into the Merger Agreement.

●	The fact that the Special Committee:

o	was granted authority by the Board to review MTI’s strategic alternatives, including to evaluate the advisability of the transaction, to solicit and negotiate business combination proposals with one or more entities selected by it, to negotiate or reject the terms of any business combination, and to recommend to the Board what (if any) action should be taken in respect of any potential business combination, and that no limitations were placed on the authority of the Special Committee; and

o	was aware that it had no obligation to recommend a transaction or any other business combination or strategic transaction to the Board and could reject the merger or any other business combination or strategic transaction; and

●	The fact that the definitive documents and other terms and conditions of the definitive documents were the product of extensive negotiations between the Special Committee and its independent legal and financial advisors, acting at the direction of the Special Committee, on the one hand, and HEL and their legal advisors, on the other hand.

The Special Committee also weighed the factors described above against the following factors and risks that generally weighed against entering into the Merger Agreement and the Termination Agreement, and the related recommendation to the Board of Directors (which factors and risks are not necessarily presented in order of relative importance):

●	The proposed transaction will increase EcoChain’s fixed costs, which could have a material adverse effect on its, and as a result MTI’s, net income;

●	The proposed transaction carries risk tied to the potential for unknown changes in the cryptocurrency mining industry that may impact EcoChain’s operations. As a result, MTI’s profitability could suffer;

●	Consummation of the proposed transaction will increase MTI’s exposure to price fluctuations in the value of cryptocurrencies, including Bitcoin, that are all subject to price volatility;

●	The fact that if the proposed transaction does not close, management will have expended significant time and effort in connection with the proposed transaction, and there will have been a significant disruption in management’s attention to MTI’s ongoing business operations, without any of the attendant expected benefits;

●	That even if the transaction is not completed, MTI will be required to pay its legal and accounting fees and other miscellaneous fees and expenses;

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●	The fact that certain directors and executive officers of MTI have interests in the proposed transaction that are different from, or in addition to, those of MTI’s shareholders, as described under “—Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest” beginning on page 33 of this Proxy Statement;

●	The complexity associated with the transaction structuring; and

●	The dilution caused by MTI’s potential issuance of all of the shares of MTI Common Stock constituting the Merger Consideration.

After taking into account all of the factors set forth above, as well as others, the Special Committee unanimously concluded that the potential benefits of the proposed transaction outweighed any negative or unfavorable considerations and determined that the Termination Agreement, the Merger Agreement, and the transactions contemplated thereby are advisable and fair to, and in the best interests of, MTI and the MTI stockholders.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but is intended to reflect an overview of the material factors that the Special Committee considered. In view of the variety of information and factors considered in connection with its evaluation of the proposed transaction and the complexity of these matters, the Special Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, individual members of the Special Committee may have given differing weights to different factors. Rather, the Special Committee based its recommendation on the totality of the information presented to and considered by it. Overall, the Special Committee believed that the positive factors supporting the proposed transaction outweighed the negative factors it considered and made its unanimous recommendation on the totality of the information presented.

Recommendation of the Board of Directors; Reasons for the Recommendation

Upon the recommendation of the Special Committee, the Board of Directors unanimously approved the Termination Agreement, the Merger Agreement, and the transactions contemplated thereby, including the Merger, and the issuance of shares of MTI Common Stock thereunder, and determined that they were advisable and fair to, and in the best interests of, MTI and its stockholders. The Board of Directors based its determination primarily on:

●	the factors considered by the Special Committee and the Special Committee’s unanimous recommendation as described above; and

●	the fact that the Special Committee consisted solely of independent and disinterested directors.

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive but is intended to reflect an overview of the material factors that the Board of Directors considered in its evaluation of the proposed transaction. In view of the variety of information and factors considered in connection with its evaluation of the business combination and the complexity of these matters, the Board of Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, individual members of the Board may have given differing weights to different factors. Rather, the Board of Directors based its recommendation on the totality of the information presented to and considered by it. Overall, the Board of Directors believed that the positive factors supporting the proposed transaction outweighed the negative factors it considered and made its unanimous recommendation on the totality of the information presented.

There can be no certainty that the above benefits of the Merger anticipated by the Special Committee and the Board of Directors will occur. Actual results may vary materially from those anticipated. For more information on the factors that could affect actual results, see “— Risks Related to the Proposed Transaction” and “Cautionary Note Regarding Forward-Looking Statements.”

Opinion of MTI’s Financial Advisor

On August 11, 2021, Duff & Phelps, rendered its oral opinion to the Board (which oral opinion was subsequently confirmed in writing by delivery of its written opinion dated the same date) to the effect that, subject to the assumptions, qualifications, limitations, and other matters considered by Duff & Phelps in connection with the preparation of its

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opinion, as of such date, the Aggregate Consideration to be issued and paid by MTI in the proposed transaction was fair, from a financial point of view, to MTI.

The full text of Duff & Phelps’ opinion is included as Annex C to this Proxy Statement and describes the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by Duff & Phelps. The summary of Duff & Phelps’ opinion in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion. The opinion was furnished for the benefit of the Special Committee (in its capacity as such) in connection with the Special Committee’s consideration of the proposed transaction, and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. Neither Duff & Phelps’ opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement is intended to be or constitutes a recommendation to any stockholder of MTI as to how such holder should act with respect to the proposed transaction.

Duff & Phelps’ opinion: (i) did not address the merits of the underlying business decision to enter into the proposed transaction versus any alternative strategy or transaction; (ii) did not address any transaction related to the proposed transaction; (iii) was not a recommendation as to how the Board, the Special Committee, or any stockholder should vote or act with respect to any matters relating to the proposed transaction, or whether to proceed with the proposed transaction or any related transaction; (iv) did not address the fairness of the Merger Consideration or the Termination Consideration taken separately or the fairness of the Merger Consideration relative to the fairness of the Termination Consideration; and (v) did not indicate that the Aggregate Consideration being issued and paid was the best possibly attainable under any circumstances; instead, it merely stated whether the Aggregate Consideration in the proposed transaction was within a range suggested by certain financial analyses. The decision as to whether to proceed with the proposed transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’ opinion was based.

In connection with its opinion, Duff & Phelps made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market, and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

●	Reviewed the following documents:

o	MTI’s annual report and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal years ended December 31, 2019 and December 31, 2020 and MTI’s unaudited interim financial statements for the six -month periods ended June 30, 2020 and June 30, 2021 included in MTI’s Form 10-Q filed with the SEC;

o	Financial projections for SCI prepared by SCI management for the fiscal years ending December 31, 2021 through 2031, provided to Duff & Phelps by management of MTI (the “SCI Projections”);

o	Financial projections for MTI for the fiscal years ending December 31, 2021 through 2023, prepared and provided to Duff & Phelps by management of MTI (the “Company Projections”);

o	Financial projections of the cost savings resulting from the termination of the Operating and Management Agreements between EcoChain and HEL (the “O&M Termination Cost Savings”) for the fiscal years ending December 31, 2021 through 2025, prepared and provided to Duff & Phelps by management of MTI (the “O&M Termination Projections”);

o	Other internal documents relating to the history, current operations, and prospects of MTI, EcoChain, SCI, and HEL provided to Duff & Phelps by management of MTI;

o	A letter dated August 9, 2021 from the management of MTI that made certain representations as to historical financial statements, financial projections, and the underlying assumptions for MTI, the O&M Termination Cost Savings, and SCI; and

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o	Documents related to the proposed transaction, including (i) the draft dated August 6, 2021 of the Merger Agreement, (ii) the draft dated August 6, 2021 of the Termination Agreement, and (iii) the Operating and Management Agreement dated January 13, 2020 between HEL and EcoChain, the Operating and Management Agreement dated December 1, 2020 between HEL and EcoChain, and the Operating and Management Agreement dated February 8, 2021 between HEL and EcoChain;

●	Discussed the information referred to above and the background and other elements of the proposed transaction with the management of MTI, SCI, and HEL;

●	Reviewed the historical trading price and trading volume of the MTI Common Stock and the publicly-traded securities of certain other companies that Duff & Phelps deemed relevant;

●	Performed a discounted cash flow analysis of SCI and the O&M Termination Cost Savings, based on the SCI Projections and the O&M Termination Projections, respectively;

●	Reviewed, solely for informational purposes, selected companies with publicly-traded equity securities that Duff & Phelps deemed relevant, and selected transactions that Duff & Phelps deemed relevant; and

●	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering its opinion with respect to the proposed transaction, Duff & Phelps, with MTI’s consent:

●	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions, and representations obtained from public sources or provided to it from private sources, including management of MTI, SCI, and HEL, and did not independently verify such information;

●	Relied upon the fact that the Board, the Special Committee, and MTI have been advised by counsel as to all legal matters with respect to the proposed transaction, including whether all procedures required by law to be taken in connection with the proposed transaction had been duly, validly, and timely taken;

●	Relied upon the assessments of the management of MTI as to (i) MTI’s, EcoChain’s, and SCI’s existing and future technology, products, and services, (ii) MTIs ability to achieve the milestones upon which the issuance of the Merger Consideration is conditioned pursuant to the Merger Agreement, (iii) MTI’s ability to realize the cost savings contemplated by the O&M Termination Projections, and (iv) MTI’s ability to obtain the financing necessary to consummate the proposed transaction and operate the business of MTI, EcoChain, and SCI in the manner contemplated by the Company Projections and the SCI Projections;

●	Assumed, at the direction of management of MTI, that 1,485,000 of the shares of MTI Common Stock comprising the Merger Consideration would be issued to SCI equity holders on June 30, 2022 and the remaining 1,485,000 such shares would be issued to SCI equity holders on January 31, 2023;

●	At the direction of management of MTI, excluded from its analysis and opinion a review of (i) the terms or the potential effects of the Amended and Restated Contingent Rights Agreement, which terms and effects management of MTI advised Duff & Phelps could provide incremental benefits to MTI or (ii) the terms or potential terms of any financing to be obtained in connection with the proposed transaction or the operation of the business of MTI, EcoChain, and SCI following the consummation of the proposed transaction;

●	Assumed that the representations and warranties made in the Merger Agreement and Termination Agreement were substantially accurate;

●	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conformed in all material respects to the drafts reviewed;

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●	Assumed that there had been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of MTI, EcoChain, SCI, or HEL since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there was no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

●	Assumed that all of the conditions required to implement the proposed transaction would be satisfied and that the proposed transaction would be completed in accordance with the Merger Agreement and Termination Agreement without any amendments thereto or any waivers of any terms or conditions thereof, except as would not be material to Duff & Phelps’ analyses or opinion; and

●	Assumed that all governmental, regulatory, or other consents and approvals necessary for the consummation of the proposed transaction would be obtained without any adverse effect on MTI, EcoChain, SCI, or HEL or the contemplated benefits expected to be derived in the proposed transaction.

To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’ opinion is based prove to be untrue in any material respect, its opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market, and economic conditions, and other matters, many of which are beyond the control of any party involved in the proposed transaction.

With the Special Committee’s consent, with respect to MTI: (i) Duff & Phelps reviewed the Company Projections (for the fiscal years ending December 31, 2021 through 2023) for informational purposes, but Duff & Phelps did not conduct a discounted cash flow analysis of MTI, because management MTI advised Duff & Phelps that long-term financial projections reflecting the best currently available estimates and judgments of such management with respect to the future financial performance of MTI were not available; (ii) Duff & Phelps reviewed the publicly-available financial information of certain companies with publicly-traded equity securities for informational purposes, but Duff & Phelps did not rely upon such review for purposes of its analyses or opinion, because Duff & Phelps was not able to identify a sufficient number of companies with publicly-traded equity securities that Duff & Phelps deemed sufficiently similar to MTI; and (iii) Duff & Phelps did not conduct an analysis of the publicly-available financial terms of transactions for purposes of its analyses or opinion, because Duff & Phelps was not able to identify a sufficient number of transactions with publicly-available financial terms involving acquisition targets that Duff & Phelps deemed sufficiently similar to MTI. Accordingly, with the Special Committee’s consent, (i) Duff & Phelps did not conduct any financial analyses with respect to MTI or the MTI Common Stock and (ii) for purposes of its analyses and opinion, Duff & Phelps assumed that the shares of MTI Common Stock comprising the Aggregate Consideration had a value equal to $7.43 per share, based on the closing price per share of MTI Common Stock as of August 10, 2021.

With the Special Committee’s consent, with respect to SCI: (i) Duff & Phelps did not conduct an analysis of the publicly-available financial information of companies with publicly-traded equity securities, because Duff & Phelps was not able to identify a sufficient number of such companies that Duff & Phelps deemed sufficiently similar to SCI for purposes of its analyses or opinion; and (ii) Duff & Phelps reviewed the publicly-available financial terms of certain transactions for informational purposes, but Duff & Phelps did not rely upon such review for purposes of its analyses or opinion, because Duff & Phelps was not able to identify a sufficient number of transactions with publicly available financial terms involving acquisition targets that Duff & Phelps deemed sufficiently similar to SCI.

Duff & Phelps prepared its opinion, effective as of the date thereof. Duff & Phelps’ opinion was necessarily based upon market, economic, financial, and other conditions as they existed and could be evaluated as of the date of the opinion, and Duff & Phelps disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which could come or be brought to the attention of Duff & Phelps after the date of its opinion. As the Special Committee was aware, the credit, financial, and stock markets had been experiencing unusual volatility and Duff & Phelps expressed no opinion or view as to any potential effects of such volatility on MTI, EcoChain, SCI, HEL, or the proposed transaction.

Duff & Phelps did not evaluate MTI’s, EcoChain’s, SCI’s, or HEL’s solvency or conduct an independent appraisal or physical inspection of any of MTI’s, EcoChain’s, SCI’s, or HEL’s specific assets or liabilities (contingent or otherwise).

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Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the proposed transaction, the assets, businesses, or operations of MTI, EcoChain, SCI, or HEL, or any alternatives to the proposed transaction, (ii) negotiate the terms of the proposed transaction, and therefore, Duff & Phelps assumed that such terms were the most beneficial terms, from MTI’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement, the Termination Agreement, and the proposed transaction, or (iii) advise the Board, the Special Committee, or any other party with respect to alternatives to the proposed transaction.

Duff & Phelps did not express any opinion as to the market price or value of any of MTI’s, EcoChain’s, SCI’s, or HEL’s securities (or anything else) following the announcement or the consummation of the proposed transaction. Duff & Phelps’ opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of MTI’s, EcoChain’s, SCI’s, or HEL’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of MTI’s, EcoChain’s, SCI’s or HEL’s, officers, directors, or employees, or any class of such persons, relative to the Aggregate Consideration to be issued and paid by MTI in the proposed transaction, or with respect to the fairness of any such compensation arrangements.

Summary of Material Financial Analyses by Duff & Phelps

Set forth below is a summary of the material financial analyses performed by Duff & Phelps in connection with providing its opinion to the Special Committee. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the Special Committee, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, neither its opinion nor Duff & Phelps’ underlying analysis is susceptible to partial analysis or summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular factor considered by it, but rather made qualitative judgments as to the significance and relevance of each factor. Accordingly, Duff & Phelps’ analysis must be considered as a whole and selecting only some of the factors considered by it in rendering its opinion, without considering all factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on its analysis and all factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

Assumed Value of the Aggregate Consideration. With the Special Committee’s consent, Duff & Phelps did not conduct any financial analyses of MTI or the MTI Common Stock and did not consider any potential implications of MTI’s proposed issuance of 9.0% Series A Cumulative Perpetual Preferred Stock of MTI. At MTI’s direction, Duff & Phelps assumed that 1,485,000 of the shares of MTI Common Stock comprising the Merger Consideration would be issued to SCI equity holders on June 30, 2022 and the remaining 1,485,000 such shares would be issued to SCI equity holders on January 31, 2023. In addition, with the Special Committee’s consent, Duff & Phelps assumed the shares of MTI Common Stock comprising the Merger Consideration would have a value equal to $7.43 per share, the closing price of the MTI Common Stock as of August 10, 2021. Accordingly, Duff & Phelps assumed an aggregate value for the Merger Consideration, together with the 150,000 shares of MTI Common Stock being issued as Termination Consideration, of $23,182,000 and an aggregate value for the Aggregate Consideration, inclusive of the $725,000 cash portion of the Termination Consideration, of $23,907,000.

Discounted Cash Flow Analysis of SCI. Duff & Phelps performed a discounted cash flow analysis of SCI by calculating the estimated net present value of the projected free cash flows of SCI. For purposes of this analysis, Duff & Phelps took into account the SCI Projections prepared by SCI management and approved for use in Duff & Phelps’ analyses by the Special Committee. In addition, for purposes of this analysis, Duff & Phelps applied discount rates ranging from 30% to 35% and a terminal growth rate of 0%. The discounted cash flow analyses indicated an implied aggregate equity value reference range for SCI of approximately $5,000,000 to $60,000,000.

Discounted Cash Flow Analysis of O&M Termination Cost Savings. Duff & Phelps performed a discounted cash flow analysis for the O&M Termination Cost Savings by calculating the estimated net present value of the projected unlevered free cash flows to be paid by MTI to HEL pursuant to the Operating and Management Agreements between

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EcoChain and HEL to be terminated in connection with the proposed transaction. For purposes of this analysis, Duff & Phelps took into account the O&M Termination Projections prepared by Company management and approved for use in Duff & Phelps’ analyses by the Special Committee. In addition, for purposes of this analysis, Duff & Phelps applied discount rates ranging from 20% to 25% and no terminal value. The discounted cash flow analyses indicated an implied aggregate value reference range for the O&M Termination Cost Savings of approximately $4,000,000 to $4,400,000.

Comparison to Assumed Value of Aggregate Consideration. The discounted cash flow analyses of SCI and the O&M Termination Cost Savings indicated an implied aggregate value reference range for SCI and the O&M Termination Cost Savings of approximately $9,000,000 to $64,400,000, as compared to the assumed value of the Aggregate Consideration of $23,907,000.

Other Matters

Duff & Phelps is the premier global valuation and corporate finance advisor with expertise in complex valuation, dispute and legal management consulting, M&A, restructuring, and compliance and regulatory consulting. Since 2005, Duff & Phelps has rendered over 1,000 fairness opinions in transactions aggregating more than $425 billion and is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions, and other strategic transactions.

Duff & Phelps was retained by MTI to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to MTI of the Aggregate Consideration to be issued and paid by MTI in the proposed transaction. Pursuant to the terms of its engagement, Duff & Phelps became entitled to a fee of $175,000 for its services, half of which became payable in connection with its engagement and the remainder of which became payable upon Duff & Phelps informing the Special Committee that it was prepared to deliver its opinion. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in its opinion or whether the proposed transaction is successfully consummated. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion. MTI has also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel, consultants and advisors retained by Duff & Phelps in connection with the engagement. MTI has also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

Other than this engagement, during the two years preceding the date of its opinion, Duff & Phelps did not have any material relationship with any party to the proposed transaction for which Duff & Phelps received compensation or is intended to receive compensation, nor was any such material relationship or related compensation mutually understood to be contemplated.

MTI retained Duff & Phelps based on their thorough proposal, strong reputation, ability to assess the value of complicated transactions, and ability to meet the timeline of the proposed transaction.

Interests of Directors, Officers, and Others in the Proposed Transaction; Potential Conflicts of Interest

In considering the recommendation of the Board of Directors to MTI’s stockholders to vote in favor of the approval of the Merger Agreement, the issuance of share of MTI Common Stock pursuant to the Termination Agreement and the Merger Agreement, and MTI’s issuances of restricted stock units and the underlying shares of MTI Common Stock pursuant to the employment agreements and the consulting agreement, and the other matters to be acted upon by MTI stockholders at the Special Meeting, MTI’s stockholders should be aware that certain of MTI’s executive officers and directors have interests in the these matters that may be different from, in addition to, or may conflict with the interests of MTI’s stockholders. In addition, certain equity holders, members of management, and directors of HEL, SCI, and Soluna Parent may have interests in the proposed transaction in addition to their interests as stockholders of SCI and/or Soluna Parent. The Special Committee and the Board of Directors were aware of these factors and considered them, among other factors, in approving the Termination Agreement, the Merger Agreement, and the transactions contemplated thereby, including the Merger, and the issuance of shares of MTI Common Stock thereunder and the issuance of restricted stock units and the underlying shares of MTI Common Stock under the employment and consulting agreements.

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Several of HEL’s and Soluna Parent’s equity holders are affiliated with Brookstone Partners, LLC, the investment firm that holds an equity interest in MTI through Brookstone XXIV; as of the date of this Proxy Statement, Brookstone XXIV owns 3,750,000 shares of MTI Common Stock, or 29.5% of the outstanding shares of MTI Common Stock.

In addition, Michael Toporek, MTI’s Chief Executive Officer and a director, has also served as Managing General Partner of Brookstone Partners since 2003. As part of MTI’s sale of 3,750,000 shares of MTI Common Stock to Brookstone XXIV in October 2016, Brookstone XXIV has two designated directors that sit on the Board; Mr. Toporek is one such director. As of the date of this Proxy Statement, Mr. Toporek owns (i) 90% of the equity of Soluna Technologies Investment I, LLC, which owns 59.9% of the equity of HEL (or 57.9% on a fully diluted basis) and (ii) 100% of the equity of MJT Park Investors, Inc., which owns 3.72% of the equity of HEL (or 3.04% on a fully-diluted basis). Mr. Toporek does not own directly, or indirectly, any equity interest in Tera Joule, LLC, which owns 7.49% of the equity of HEL (or 7.09% on a fully diluted basis), however, as a result of his 100% ownership of Brookstone IAC, Inc., which is the manager of Tera Joule, LLC, he has dispositive power over the equity interests that Tera Joule owns in HEL.

Matthew E. Lipman is the second Brookstone XXIV-designated director on the Board of Directors. He has served as Managing Director of Brookstone Partners since 2004. Mr. Lipman serves as a director and as Secretary of HEL and SCI as well as President of HEL. While Mr. Lipman does not directly own any equity interest in Tera Joule, as a result of his position as a director and officer of Brookstone IAC, Inc. he has dispositive power over the equity interests that Tera Joule owns in HEL.

Finally, from January 13, 2020 until March 4, 2021, when he resigned from this position, MTI director William P. Phelan served as a director on HEL’s board of directors on behalf of MTI. Following his resignation as a director, Mr. Phelan serves as an observer on the HEL board of directors

As a result of the relationships and transactions set forth above, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in MTI’s transactions with HEL during the year ended December 31, 2020, was $631,000 and $0, respectively. During the six months ended June 30, 2021, the approximate dollar value of the amount of Mr. Toporek’s and Mr. Lipman’s interest in MTI’s transactions with HEL was $98,000 and $0, respectively.

MTI’s investment in HEL is carried at the cost of investment and was $750,000 as of June 30, 2021. MTI owns approximately 1.83% of HEL, calculated on a converted fully-diluted basis, as of June 30, 2021.

No Golden Parachute or Other Compensation Payable to Executive Officers of HEL, SCI, Soluna Parent, or MTI

None of HEL’s, SCI’s, Soluna Parent’s, or MTI’s executive officers will receive any type of “golden parachute” or other compensation that is based on or that otherwise relates to the Merger.

Employment, Consulting, and Related Agreements

The Merger Agreement provides that in connection with the Merger, EcoChain will enter into employment agreements with John Belizaire, Chief Executive Officer of SCI and a director of SCI and HEL, Phillip Ng, Vice President, Corporate Development of SCI, Dipul Patel, Chief Technology Officer of SCI, and a consulting agreement with ML&K Contractor, a limited liability company organized under the laws of the Kingdom of Morocco and that is owned by Mohammed Larbi Loudiyi, Vice President of SCI, and his wife, to retain the services of Mr. Loudiyi (or subordinates working under his direct supervision), pursuant to which they will become employees of or provide services to, and become the management of, the surviving corporation. These four persons are equity owners of HEL and Soluna Parent (which owns 100% of SCI) and constitute all of the employees of HEL and of SCI.

Pursuant to the employment agreements, Mr. Belizaire will serve as President or as President and Chief Executive Officer of EcoChain, Mr. Ng will serve as Vice President Corporate Development of EcoChain, and Mr. Patel will serve as Chief Technology Officer of EcoChain. Pursuant to a consulting agreement with ML&K Contractor, Mr. Loudiyi (or subordinates working under his direct supervision) will oversee EcoChain’s Energy and Project Development teams with the goal of achieving EcoChain’s annual targets for deployment of data centers globally. Each employment agreement and the consulting agreement will provide for an initial term beginning on the effective date of the Merger and ending 36 months thereafter and, unless either party provides written notice that the agreement will not be renewed, will be automatically renewed for an additional 12-month period on the third and each subsequent anniversary date of the effective date of the Merger.

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Each employment agreement and the consulting agreement will provide for an annual base salary (or, with respect to the consulting agreement, a monthly consulting fee), an annual cash performance bonus, an annual restricted stock unit (“RSUs”) grant, and a one-time grant of RSUs as follows:

Name	Annual Base Salary or Consulting fee	Performance Bonus Target	Annual Restricted Stock Units	One-Time Restricted Stock Units (Sign-on Bonus)
Dipul Patel	$275,000	$137,500	$137,500	$347,883
John Belizaire	$350,000	$175,000	$175,000	$811,410
Mohammed Larbi Loudiyi	$234,000	$108,000	$108,000	$174,269
Philip Ng	$185,000	$92,500	$92,500	$155,105

The amount of the annual performance bonus each employee will actually receive will be based on his attainment of company and/or personal performance objectives (“key performance objectives”) approved by the Board of Directors with respect to each such employee for each calendar year, with the performance bonus prorated on a proportionate basis if such employee (or Mr. Loudiyi) achieves at least 75%, but less than 100%, of the applicable key performance objectives.

Each of the annual RSU awards will vest on a proportionate basis if the employee (or Mr. Loudiyi) achieves at least 75% of his applicable key performance objectives, with the RSUs becoming fully vested if he achieves 100% of such key performance objectives. Any unvested RSUs pursuant to an annual grant will become fully vested upon the employee’s (or Mr. Loudiyi’s) termination by EcoChain without Cause or by the employee (or Mr. Loudiyi) for Good Reason, or upon a Change of Control if the employee remains employed with or, with respect to the consulting agreement, if Mr. Loudiyi continues to provide services to, EcoChain through the effective date of the Change of Control, each as defined in the applicable employment or consulting agreement.

The agreements provide that MTI will issue the RSUs constituting the one-time sign-on bonus within 60 days following the effective date of the Merger, subject to the employee’s continued employment on the date of issuance. Thirty-three and one-third percent of such RSUs will vest on the 12-month anniversary of the date of grant, with the remaining 66 2/3% to vest one-twenty-fourth upon the last day of each complete month after the 12-month anniversary of issuance, in each case assuming the employee or consult is still providing services to EcoChain in the capacity of an employee, officer, director, consultant or advisor on the applicable vesting date and subject to any other terms and conditions as may be set forth in the award agreement with respect thereto.

The employment agreements between EcoChain and Messrs. Belizaire, Ng, and Patel, as well as the consulting agreement between EcoChain and ML&K Consultant, will provide that the employee’s or consultant’s employment or engagement, as applicable, terminates immediately upon the employee’s or consultant’s death or the determination that the employee or consultant is Disabled, as defined in the agreement. In addition, EcoChain may terminate each employee’s employment or the consultant’s engagement for or other than for Cause and each employee may terminate their employment and the consultant may terminate their engagement for or other than for Good Reason. If EcoChain terminates the employee’s employment or the consultant’s engagement other than for Cause or the employee or consultant terminates their employment or engagement, as applicable, for Good Reason, then in addition to any accrued salary or consulting fees and other payments and benefits earned to date, assuming the employee or consultant has executed and delivered to EcoChain a general release of claims and does not revoke or breach any provision thereof, the employee or consultant will receive: (i) a severance payment equal to their then-current base salary or monthly consulting fees for a period of six-months; (ii) any amount of their performance bonus earned for the most recently-completed calendar year based on attainment of the applicable key performance objectives for such year, to the extent unpaid as of their termination date; (iii) any amount of their performance bonus earned for the current calendar year based on attainment of the applicable key performance objectives for such year, prorated based on the number of days the employee was employed or the consultant was engaged during such year; and (iv) for the employees only and excluding the ML&K consultant, if the employee is eligible for and elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), continued copayment by EcoChain for the employee’s coverage under EcoChain’s group health plan during the 18-month period following the termination of their employment to the same extent that it was paying for such coverage immediately prior to their termination.

The employment and consulting agreements also will provide that EcoChain will enter into a Proprietary Rights and Restrictive Covenants Agreement with each of Messrs. Belizaire, Ng, and Patel and ML&K Contractor, individually, that will contain provisions with respect to safeguarding EcoChain’s proprietary and confidential information, as well as non-solicitation and non-compete provisions.

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In addition, pursuant to the MTI Guaranty to be entered into between MTI and each of Messrs. Belizaire, Ng, and Patel and ML&K Contractor, individually, MTI will guarantee the full and prompt payment and performance of EcoChain’s obligations under each of their employment or consulting agreements with EcoChain, as each such employment or consulting agreement may be amended from time to time.

Indemnification

Pursuant to the terms of the Merger Agreement, MTI has agreed that it will indemnify and hold harmless each holder of SCI Common Stock as of immediately prior to the effective time of the Merger, which we refer to in this Proxy Statement as the “Effective Time Holders” and which we expect Soluna Parent to be the sole such Effective Time Holder, and their respective affiliates, subsidiaries, directors, officers, stockholders, partners, managers, members, employees, agents, representatives, successors, and assigns, from and against any and all losses, liabilities, claims, damages (including, without limitation, incidental and consequential damages), costs (including, without limitation, court costs), and expenses (including, without limitation, expenses of investigation and defense and reasonable attorneys’ fees) that they incur as a result of or in connection with (i) any inaccuracy in or breach of (or alleged inaccuracy in or breach of) any representation, warranty, covenant, or agreement of MTI or Merger Sub contained in the Merger Agreement and/or the other agreements, documents, instruments, and certificates contemplated thereby (collectively, the “Acquisition Documents”), and/or (ii) the operation or conduct of the surviving corporation’s business after the effective time of the Merger (excluding any actions or omissions of Messrs. Belizaire, Loudiyi, Ng, and/or Patel as an employee or independent contractor of the surviving corporation).

Board Positions and Compensation

Upon consummation of the Merger, John Belizaire, Chief Executive Officer of SCI and a director of SCI and HEL, and John Bottomley, a director of HEL and SCI, will be elected to the Board of Directors and will be entitled to compensation in such capacity on the same basis as MTI’s other directors. Currently, each non-employee director of MTI receives cash compensation of $10,000 per year, with additional consideration for the lead independent director of $5,000 per year. Directors are also eligible for equity grants as may be authorized by the compensation committee of the Board of Directors.

In addition, MTI intends to enter into indemnification agreements with its current directors pursuant to which MTI will agree to advance to and indemnify against, to the fullest extent permitted by applicable law, each such director all expenses, including all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on such directors as a result of the actual or deemed receipt of any payments under the indemnification agreement, Employee Retirement Income Security Act of 1974 excise taxes and penalties, and all other disbursements, obligations, or expenses of the types customarily incurred in connection with, or as a result of, prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a deponent or witness in, or otherwise participating in, any threatened, pending, or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding in which such director was, is, or will be involved as a party, potential party, non-party witness, or otherwise by reason of his or her status as, by reason of any action taken by such director (or a failure to take action by such director) or of any action (or failure to act) on the director’s part while acting pursuant to the director’s position as a director, trustee, partner, managing member, officer, employee, agent, or fiduciary of MTI or of any other enterprise that such director is or was serving at the request of MTI, other than a proceeding by or in the right of MTI to procure a judgment in its favor. MTI anticipates that it will enter into a similar indemnification agreement with each of Messrs. Belizaire and John Bottomley upon their election to the Board of Directors or, if we have not yet entered into such agreements with our current Board members at such time, when MTI enters into such agreements with its current Board members.

Terms of the Merger Agreement and the Merger

Upon completion of the Merger as set forth in the Merger Agreement, Merger Sub will be merged with and into SCI and the separate legal existence of Merger Sub will cease, with SCI as the surviving corporation becoming a wholly-owned subsidiary of MTI’s wholly-owned subsidiary EcoChain; we sometimes refer to SCI after the effective time of the Merger as the “surviving corporation.” All of the assets, properties, rights, privileges, powers, and franchises of SCI and Merger Sub shall vest in the surviving corporation and all of the debts, liabilities, obligations, restrictions, and duties of SCI and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties

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of the surviving corporation. Pursuant to the Merger Agreement, the certificate of incorporation and bylaws of the surviving corporation shall be amended and restated to read the same as the certificate of incorporation and bylaws, respectively, of Merger Sub as in effect immediately prior to the effective time of the Merger, provided that references in such documents to Merger Sub shall be amended to refer to the name of the surviving corporation as specified by MTI. Further, the directors of the surviving corporation shall be the directors of Merger Sub as of immediately prior to the effective time of the Merger, and the initial officers of the surviving corporation shall be the officers of SCI as of immediately prior to the effective time of the Merger, until their respective successors are duly elected or appointed and qualified, as applicable.

Merger Consideration

Under the terms of the Merger Agreement, if the Merger is completed, each share of SCI Common Stock issued and outstanding immediately prior to the effective time of the Merger, other than shares of SCI Common Stock owned by SCI, Merger Sub, MTI, or any of their subsidiaries, will, upon the effective time of the Merger, be cancelled and extinguished and automatically converted into the right to receive a proportionate share of the Merger Consideration if, as, and when due and payable, upon surrender by the holder thereof of the certificate representing such shares of SCI Common Stock in the manner provided in the Merger Agreement.

Any shares of capital stock of SCI held by SCI or owned by Merger Sub, MTI, or any of their subsidiaries immediately prior to the effective time of the Merger, as well as any other shares of SCI capital stock and any warrants, options, units, or other rights to purchase or acquire shares of capital stock of SCI, that are outstanding immediately prior to the effective time of the Merger will be cancelled and extinguished upon the effective time of the Merger without consideration therefor or conversion thereof.

The consideration payable to the Effective Time Holders, which we refer to in this Proxy Statement as the “Merger Consideration,” subject to the qualifications and limitations discussed below, is an aggregate of up to 2,970,000 shares of MTI Common Stock (the “Merger Shares”), subject to adjustment as discussed below, payable if, within five years after the effective time of the Merger, EcoChain or SCI directly or indirectly (other than pursuant to a Portfolio Acquisition) achieves one or more Active MW from Qualified Projects in which the Cost Requirement is satisfied, in which case MTI will issue to the Effective Time Holders 19,800 Merger Shares for each such one Active MW, up to a maximum of 150 Active MW for a total of up to 2,970,000 Merger Shares, where:

●	“Active MW” means active electric power generating capacity (i) at a Qualified Facility and (ii) that arises from Projects for which all infrastructure needed to permit the installation of data miners has been completed (e.g., racking), all as determined pursuant to Section 2.8 of the Merger Agreement. For the avoidance of doubt, Active MW does not include any requirement that data miners be installed or that such energy be drawn by data miners by that date;

●	“Qualified Projects” means the current SCI pipeline as set forth in the Merger Agreement and the schedules thereto and other projects that may be identified and developed from time to time by EcoChain and/or the surviving corporation, but specifically excluding the projects that (i) are the subject of the Operating and Management Agreements between EcoChain and HEL dated November 19, 2020 and December 1, 2020 and (ii) any Portfolio Acquisition;

●	“Qualified Facility” means an electric power generating facility that (i) has obtained all permits, approvals, licenses, authorizations, and agreements necessary to deliver electricity to the relevant transmission system, (ii) has completed commissioning in accordance with good utility practice, and (iii) has been energized, all as determined pursuant to Section 2.7(d) of the Merger Agreement;

●	“Portfolio Acquisition” means the acquisition by MTI (directly or indirectly) of one or more facilities (or rights therein) that have obtained all required permits, approvals, licenses, authorizations, and agreements necessary to deliver electricity to a data mining facility and for which construction of such data mining facility is ready to proceed, has commenced, or has been completed, whether through acquisition of assets, equity interests, or via joint venture or strategic arrangement, in each case for cash, securities, and/or other consideration;

●	“Cost Requirement” means, with respect to any Active MW, that the Weighted Average Cost of Power for such Active MW is, at the time all requirements for such Active MW are met, less than or

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equal to $30/MWh, subject to adjustment on January 1, 2023 and on each January 1 thereafter based on the PPI Index as of the applicable adjustment date;

●	“PPI Index” means the Producer Price Index for Electric Power Generation, not seasonally adjusted, or a successor index as calculated by the U.S. Department of Labor, determined on a rolling five year average basis as of the applicable measurement date; and

●	“Weighted Average Cost of Power” means, with respect to the 18-month period immediately following the date on which a Qualified Facility first begins producing Active MW, the quotient obtained by dividing (i) the sum of all costs to procure power, including demand charges, grid fees and adders, fuel costs, administrative costs, recurring connection costs and all other associated costs and charges (but specifically excluding taxes, carbon offsets, and amortization of interconnection or substation costs or any other one-time costs) for such 18-month period, by (ii) the volume of energy to be delivered prospectively during such period (denominated in megawatt hours), all as determined pursuant to Section 2.8 of the Merger Agreement.

The Merger Consideration and the timing of the payment thereof is subject to the following qualifications and limitations:

i.	If, on or before June 30, 2022, EcoChain or SCI directly or indirectly achieves at least 50 Active MW from one or more of three current Projects as set forth in the Merger Agreement that satisfy the Cost Requirement, then the Merger Shares will be issued at an accelerated rate of 29,700 Merger Shares for each of such first 50 Active MW, such that the Merger Shares in respect of the remaining 100 Active MW (if any) will be issued at a reduced rate of 14,850 Merger Shares per Active MW;

ii.	If, by June 30, 2023, EcoChain or SCI fail to achieve directly or indirectly (other than pursuant to a Portfolio Acquisition) at least 50 Active MW from Projects that satisfy the Cost Requirement, then the maximum aggregate number of Merger Shares shall be reduced from 2,970,000 to 1,485,000;

iii.	No Merger Shares will be issued to the Effective Time Holders without the prior written consent of Soluna Parent;

iv.	Issuance of the Merger Shares will be subject to continued employment with or engagement by EcoChain or the surviving corporation of (A) John Belizaire and (B) at least two of Dipul Patel, Mohammed Larbi Loudiyi (through ML&K Contractor), and Phillip Ng at the time that such Merger Shares are earned. If both (A) and (B) cease to be satisfied on or prior to the date that all Merger Shares are earned (such date, a “Trigger Date”), then “Qualified Projects” for purposes of determining Merger Shares shall only apply to those Qualified Projects that are in the pipeline as of the Trigger Date. For these purposes, if any such individual’s employment or service relationship with EcoChain is terminated without cause, as a result of his death or disability, or with good reason (as such terms are defined in the employment and consulting agreements), such individual shall be deemed to continue to be employed or engaged by EcoChain for these purposes;

v.	If MTI or EcoChain consummates a Change of Control before the fifth anniversary of the date of the closing of the Merger, then MTI shall be obligated to issue all of the unissued Merger Shares (subject to (ii) and (iii) above). The Merger Agreement defines “Change of Control” as (A) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of MTI or EcoChain, (B) the failure of MTI to own (directly or indirectly) 100% of the outstanding equity securities of EcoChain and/or the surviving corporation, or (C) a merger, consolidation, or other transaction in which the holders of MTI’s, EcoChain’s, or the surviving corporation’s outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction (excluding any such transaction principally for bona fide equity financing purposes, so long as, in the case of MTI or EcoChain (but not the surviving corporation) such transactions, individually and in the aggregate, do not result in a change in membership of such entity’s board of directors so that the persons who were members of the board of directors immediately prior to the first such transaction constitute less than 50% of the board membership at any time after such transaction(s) are consummated). Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of MTI’s or EcoChain’s

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incorporation or to create a holding company that will be owned in the same proportions by the persons who held MTI’s or EcoChain’s securities immediately prior to such transaction; and

vi.	if on any of the fifth anniversary of the effective time of the Merger, June 30, 2022, or June 30, 2023, a facility has not become a Qualified Facility and therefore is not taken into consideration in the calculation of Active MW because any of the elements set forth in the definition of “Qualified Facility” have not been met for reasons beyond the reasonable control of SCI’s management team, but SCI’s management team is then actively engaged in the process of completing and is diligently pursuing the completion of the missing elements, then (A) the target dates set forth above shall be extended for an additional 90 days, and (B) additional extensions of time may be granted by the Board of Directors in its commercially reasonable discretion, in each case for the purpose of enabling SCI’s management team to complete the steps needed to qualify the facility as a Qualified Facility.

The number of Merger Shares is also subject to customary anti-dilution adjustments in the event of any stock split, stock consolidation, stock dividend, or similar event involving the shares of MTI Common Stock.

MTI Common Stock

Each share of MTI Common Stock outstanding immediately prior to the consummation of the Merger will remain outstanding after and be unchanged by the Merger.

Effective Date

The Merger will take effect when the certificate of merger with respect thereto is filed with the Secretary of State of the State of Delaware, which will only happen after all conditions, including obtaining stockholder and regulatory approval, have been fulfilled or waived, or as soon as practicable thereafter as MTI and SCI may mutually select. By law, however, stockholder approvals cannot be waived. We presently expect to close the Merger on October 29, 2021, subsequent to the adjournment of the Special Meeting. See “ — Conditions to the Merger.”

Representations and Warranties

The Merger Agreement contains a number of customary representations and warranties made by SCI, on the one hand, and MTI and Merger Sub, on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and survive for a period of three years following the closing of the Merger. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement and qualified by information with respect to each of SCI and MTI and/or Merger Sub, as applicable, set forth in the disclosure schedules delivered by the parties in connection with the Merger Agreement.

Representations and Warranties of SCI

The Merger Agreement includes representations and warranties of SCI relating to, among other things:

●	Organization, good standing, and qualification;

●	Capital structure;

●	Corporate power and authority, authorization and approval, due execution and delivery, non-contravention, and enforceability of the Merger Agreement and the other Acquisition Documents;

●	That no consents, waivers, or approvals of, or notice filings to, governmental authorities or third parties are necessary for SCI to consummate the transactions contemplated by the Merger Agreement and the other Acquisition Documents;

●	That SCI has no subsidiaries;

●	Maintenance of books and business records;

●	Absence of certain material adverse changes since May 18, 2021;

●	Filing of tax returns and payment of taxes;

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●	Absence of liabilities;

●	Absence of legal proceedings, arbitration proceedings, or government inquiries involving SCI or of any reasonable basis for any of the foregoing;

●	Compliance with applicable laws, rules, regulations, judicial orders, and decrees;

●	Lack of a material default in SCI’s performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, loan agreement, promissory note, lease, or other agreement or instrument;

●	Existence of all licenses, permits, authorizations, registrations, certificates, and other approvals necessary for the conduct and operation of its business;

●	Retirement and other employee benefit plans and matters relating to the Employee Retirement Income Security Act of 1974;

●	Quality of title to its properties and assets and properties, and that it owns or holds a lease in its name for all assets necessary for the conduct of its business;

●	Intellectual property used in its business;

●	Compliance with laws related to data loss, theft, and breach of security notification obligations, and that SCI does not sell, rent, or otherwise make available to third parties any personal information submitted by individuals;

●	Disclosure of material contracts;

●	Labor and employment matters;

●	Real property used, leased, or subleased to SCI;

●	Maintenance of adequate insurance;

●	Absence of related party transactions;

●	Financial institutions and bank accounts; and

●	Absence of any broker, finder, or investment banker that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by the Merger Agreement.

Representations and Warranties of MTI and Merger Sub

The Merger Agreement includes representations and warranties of MTI and Merger Sub relating to, among other things:

●	Organization and good standing;

●	Corporate power and authority, authorization and approval, due execution and delivery, non-contravention, and enforceability of the Merger Agreement and the other Acquisition Documents;

●	That no consents, waivers or approvals of, or notice filings to, governmental authorities or third parties are necessary for MTI or Merger Sub to consummate the transactions contemplated by the Merger Agreement and the other Acquisition Documents;

●	That MTI has filed all required reports, forms, and documents with the SEC;

●	That the Merger Shares, if, as and when issued pursuant to the Merger Agreement, will be duly authorized, validly issued, fully paid, and non-assessable; and

●	Absence of any broker, finder, or investment banker that is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by the Merger Agreement.

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Conduct of SCI’s Business Pending the Merger

SCI has agreed to certain restrictions on it and the conduct of its business until the earlier of the termination of the Merger Agreement or the effective time of the Merger. Except as agreed to in writing by MTI, SCI has agreed to (i) carry on its business in the usual, regular, and ordinary course, consistent with past practice, and in compliance in all material respects with all applicable laws and regulations, (ii) pay its debts and taxes in the ordinary course of business, consistent with past practice, subject to good faith disputes over such debts or taxes, (iii) pay or perform other material obligations in the ordinary course of business consistent with past practice, (iv) use its commercially reasonable efforts, consistent with past practice, to (A) preserve intact its present business organization, (B) keep available the services of its present officers and employees, (C) collect its accounts receivable and any other amounts payable to it when due and otherwise enforce any obligations owed to it by others substantially in accordance with their terms, and (D) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings, and (v) promptly notify MTI of any material event involving its business or operations. Without limiting the generality of the foregoing, until the termination of the Merger Agreement or the effective time of the Merger, unless permitted by the Merger Agreement SCI may not, without the prior written consent of MTI:

●	waive any stock repurchase rights, accelerate, amend, or change the period of exercisability of options or repurchase of restricted stock, or reprice options granted to any employee, consultant, or director, or authorize cash payments in exchange for any options or take any such action with regard to any warrant or other right to acquire capital stock of SCI;

●	grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date of the Merger Agreement and as previously disclosed in writing to MTI, or adopt any new severance plan;

●	transfer or license to any person or entity or otherwise extend, amend, or modify in any material respect any rights to any of SCI’s intellectual property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

●	declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock, equity securities, or property) in respect of any capital stock or split, combine, or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for any capital stock;

●	purchase, redeem, or otherwise acquire, directly or indirectly, any shares of capital stock of SCI, except repurchases of shares at cost in connection with the termination of the employment relationship with any employee pursuant to option agreements, restricted stock agreements, or purchase agreements in effect on the date of the Merger Agreement;

●	issue, deliver, sell, authorize, pledge, or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants, or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

●	cause, permit, or propose any amendments to its certificate of incorporation or bylaws;

●	acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association, or other business organization or division thereof; or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to its business or enter into any material joint ventures, strategic relationships, or alliances or make any material loan or advance to, or investment in, any person, except for loans or capital contributions to a subsidiary or advances of routine business or travel expenses to employees, officers, or directors in the ordinary course of business, consistent with past practice;

●	sell, lease, license, encumber, or otherwise dispose of any properties or assets that are material, individually or in the aggregate, to its business except in the ordinary course of business consistent with past practice;

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●	incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of SCI, enter into any “keep well” or other agreement to maintain any financial statement condition, or enter into any arrangement having the economic effect of any of the foregoing;

●	adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries, wage rates, or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees, or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

●	make any capital expenditures outside of the ordinary course of business in excess of $10,000 in the aggregate;

●	modify, amend, or terminate any material contract or agreement to which it is a party or waive, release, or assign any material rights or claims thereunder other than any such modifications, amendments, or terminations in the ordinary course of business;

●	enter into any material agreement or arrangement other than such agreements or arrangements entered into in the ordinary course of business consistent with past practices, including pricing and contract terms;

●	materially revalue any of its assets or, except as required by U.S. generally accepted accounting principles, make any change in accounting methods, principles, or practices;

●	discharge, settle, or satisfy any disputed claim, litigation, arbitration, disputed liability, or other controversy (absolute, accrued, asserted or unasserted, contingent, or otherwise), including any liability for taxes, other than the discharge or satisfaction in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, or similar agreements to which SCI or any of its subsidiaries is a party;

●	engage in any action with the intent to directly or indirectly adversely affect any of the transactions contemplated by the Merger Agreement, including with respect to any “poison pill” or similar plan, agreement, or arrangement, or any anti-takeover, control share acquisition, fair price, moratorium, or other similar statute; or

●	agree to take any of the foregoing actions.

No Solicitation of Other Transactions

In the Merger Agreement, SCI agreed that, through the earlier of the closing of the Merger or the termination of the Merger Agreement, neither SCI nor any of its directors, officers, stockholders, affiliates, employees, agents, or representatives, will:

●	solicit, initiate, consider, respond to, encourage, or accept, or take any action to facilitate the making of, any inquiries, proposals, or offers from any individual or entity (other than MTI and Merger Sub) relating to, or that could reasonably be expected to lead to, any acquisition or purchase of all or any portion of the assets or equity interests of SCI;

●	enter into any agreement, agreement in principle, letter of intent, or similar instrument, including any exclusivity agreement, with respect to, or approve or resolve to approve any proposal with respect to, or any agreement, agreement in principle, letter of intent, or similar instrument relating to, any merger, consolidation, business combination, recapitalization, reorganization, or other extraordinary business transaction involving or otherwise relating to SCI; or

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●	participate in any discussions, conversations, negotiations, or other communications regarding, or furnish to any other individual or entity any information with respect to, or otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any effort or attempt by any other individual or entity to seek to do any of the foregoing.

SCI has also agreed to notify MTI promptly if it receives any acquisition proposal or offer, or any inquiry or other contact with respect thereto, and to not release any individual or entity from, or waive any provision of, any confidentiality or standstill agreement to which SCI is a party without the prior written consent of MTI.

Other Covenants and Agreements

SCI also agreed in the Merger Agreement, among other things, to:

●	Consummate (or cause to be consummated) a restructuring of the equity interests of SCI that results in Soluna Parent being the sole record and beneficial owner of 100% of SCI’s outstanding equity interests;

●	Terminate any tax sharing agreements or arrangements;

●	Effective no later than the closing date of the Merger, terminate all employee benefit plans intended to include an Internal Revenue Code Section 401(k) arrangement, unless otherwise notified by MTI that such plans shall not be terminated; and

●	Cooperate with MTI in connection with the preparation of this proxy statement and any other necessary filings with any governmental authority, and that the information it provides for inclusion in this proxy statement and any other necessary filings will be materially accurate and complete.

MTI and SCI jointly agreed in the Merger Agreement, among other things, to:

●	Cooperate with respect to the filing of certain tax returns, the payment of certain taxes, and other tax matters;

●	Give the other reasonable access to its properties, books, records, and personnel;

●	Consult with each other, and to the extent practicable agree, before issuing any press release or making any public statement regarding the subject matter of the Merger Agreement or the Merger;

●	Use all commercially reasonable efforts to obtain any consents, waivers, and approvals under any of its or its subsidiaries’ respective agreements, contracts, licenses, or leases required to be obtained in connection with the consummation of the transactions contemplated by the Merger Agreement; and

●	If any anti-takeover, control share acquisition, fair price, moratorium, or other similar statute is or may become applicable to the Merger or the other transactions contemplated by the Merger Agreement, grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

In addition, MTI, Merger Sub, and SCI jointly agreed in the Merger Agreement, among other things:

●	Give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any governmental authority in connection with the Merger, or (iii) any litigation relating to, involving, or otherwise affecting SCI, MTI, or their respective subsidiaries that relates to the consummation of the Merger;

●	Subject to the terms of the Merger Agreement, to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate the Merger and the other transactions contemplated by the Merger Agreement in the most expeditious manner practicable; and

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●	At the request of another party to the Merger Agreement, to execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of the Merger pursuant to the Merger Agreement.

Finally, MTI agreed in the Merger Agreement that until the earlier of the termination of the Merger Agreement pursuant to its terms or the effective time of the Merger, it will (except as expressly contemplated by the Merger Agreement or with SCI’s prior written consent) promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals, and make all filings, required for MTI and Merger Sub to consummate the Merger.

Conditions to the Merger

Each of MTI’s, Merger Sub’s, and SCI’s obligations to complete the Merger are subject to various conditions, including, among other things, the following:

●	No governmental authority shall have enacted, issued, promulgated, enforced, or entered any statute, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that is in effect that has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger;

●	There shall not be instituted or pending any action or proceeding by any governmental authority (i) seeking to restrain, prohibit, or otherwise interfere with the ownership or operation by MTI or any of its subsidiaries of all or any portion of the business of SCI or of MTI or any of its subsidiaries or to compel MTI or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of SCI or of MTI or any of its subsidiaries, (ii) seeking to impose or confirm limitations on the ability of MTI or any of its subsidiaries effectively to exercise full rights of ownership of the shares of SCI Common Stock (or shares of stock of the surviving corporation), including the right to vote any such shares on any matters properly presented to stockholders, or (iii) seeking to require divestiture by MTI or any of its subsidiaries of any such shares;

●	MTI and the Effective Time Holders shall have entered into a mutually-acceptable registration rights agreement with respect to the Merger Shares;

●	MTI and Soluna Parent shall have entered into a mutually-acceptable investment conversion agreement with respect to the shares of Soluna Parent’s preferred stock held by MTI; and

●	MTI, Brookstone XXIV, and Soluna Parent shall have entered into a mutually-acceptable voting agreement with respect to the designation of certain directors of MTI by Brookstone XXIV in connection with the Merger. Such voting agreement will provide that the Board will elect each of John Belizaire and John Bottomley to the Board effective as of the effective time of the Merger, with Mr. Belizaire serving in the class of directors whose terms expire at MTI’s annual meeting of stockholders to be held in 2024 and Mr. Bottomley serving in the class of directors whose terms expire at MTI’s annual meeting of stockholders to be held in 2023. The voting agreement also will provide that the Board will re-nominate each of Messrs. Belizaire and Bottomley to serve a three-year term upon the expiration of their initial term, as long as their initial term expires during the term of the voting agreement, which is the earlier of (i) the issuance of all the Merger Shares and (ii) the fifth anniversary of the effective time of the Merger. The voting agreement also will provide that Brookstone XXIV will vote all of its voting equity securities in MTI for the election of such director designees.

In addition, SCI’s obligation to consummate the Merger is also contingent on:

●	The accuracy, as of the date of the Merger Agreement and as of the closing date of the Merger, of the representations and warranties of MTI and Merger Sub set forth in the Merger Agreement;

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●	MTI and Merger Sub’s performance or compliance in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by them on or prior to the closing date of the Merger; and

●	Receipt by SCI of a certificate delivered by a duly authorized officer of MTI certifying that the conditions to its obligations to consummate the Merger as set forth above have been fulfilled.

Finally, MTI and Merger Sub’s obligations to consummate the Merger are also subject to:

●	The accuracy, as of the date of the Merger Agreement and as of the closing date of the Merger, of the representations and warranties of SCI set forth in the Merger Agreement;

●	SCI’s performance or compliance in all material respects with all covenants and agreements required by the Merger Agreement to be performed or complied with by them on or prior to the closing date of the Merger;

●	Soluna Parent being the sole record and beneficial owner of 100% of SCI’s outstanding equity interests;

●	All of SCI’s rights and obligations under the agreements listed in a schedule to the Merger Agreement have been terminated or irrevocably assigned and delegated to Soluna Parent (with no recourse against SCI);

●	Receipt by MTI and Merger Sub of a certificate delivered by a duly authorized officer of SCI certifying that the conditions to its obligations to consummate the Merger as set forth above have been fulfilled;

●	All required approvals or consents of any governmental authority or third party in connection with the Merger and the consummation of the other transactions contemplated by the Merger Agreement shall have been obtained (and all relevant statutory, regulatory, or other governmental waiting periods shall have expired);

●	SCI shall have received all necessary consents, waivers, and approvals of parties under any Material Contracts, as defined in the Merger Agreement, as are required in connection with the Merger, or for any such Material Contract to remain in full force and effect without limitation, modification, or alteration after the effective time of the Merger;

●	Each of John Belizaire, Mohammed Larbi Loudiyi (through ML&K Contractor), Phillip Ng, and Dipul Patel shall have entered into an employment or service agreement and a related proprietary rights agreement with EcoChain and an equity grant agreement with MTI, all in form and substance acceptable to MTI and such individuals;

●	MTI’s stockholders shall have approved the Merger Agreement, the Merger, and/or the issuance of the Merger Shares in accordance with and to the extent required by (i) MTI’s organizational documents, (ii) Nasdaq rules, and (iii) applicable law;

●	MTI’s stockholders shall also have approved the Merger Agreement by a vote of holders of at least a majority of the outstanding shares of MTI Common Stock that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder;

●	MTI shall have received a written resignation from each of the directors of SCI effective as of the effective time of the Merger;

●	MTI shall have received a certificate, validly executed by the Secretary of SCI, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of SCI and (ii) the valid adoption of resolutions of SCI’s board of directors and stockholders approving the Merger Agreement;

●	MTI shall have received a customary Foreign Investment in Real Property Tax Act of 1980 (FIRPTA) certificate, validly executed by a duly authorized officer of SCI;

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●	Each Effective Time Holder shall have executed and delivered to MTI a general release in form and substance acceptable to MTI;

●	The equity holders of Soluna Parent shall have entered into a settlement agreement in form and substance acceptable to MTI;

●	MTI shall have received a confirmatory assignment from each of John Belizaire, Mohammed Larbi Loudiyi, Phillip Ng, and Dipul Patel in form and substance acceptable to MTI; and

●	MTI shall have received from SCI a duly and validly executed copy of all agreements, instruments, certificates, and other documents, in form and substance reasonably satisfactory to MTI, that are necessary or appropriate to evidence the release of all liens and security interests on SCI’s assets.

Each party may waive each of the conditions described above in the manner and to the extent described in “ — Amendment; Waiver” immediately below. Neither MTI nor SCI may rely on the failure of any condition to closing as set forth in the Merger Agreement to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate and to make effective the transactions contemplated by the Merger Agreement as required thereby.

Amendment; Waiver

Subject to applicable law, the parties to the Merger Agreement may amend the Merger Agreement at any time by an instrument in writing signed on behalf of each of MTI, Merger Sub, and SCI.

In addition, at any time prior to the effective time of the Merger, any party to the Merger Agreement may, to the extent legally allowed:

●	Extend the time for the performance of any of the obligations or other acts of the other parties required in the Merger Agreement;

●	Waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant thereto; and/or

●	Waive compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated at any time prior to the effective time of the Merger by the mutual written consent of MTI and SCI.

The Merger Agreement may also be terminated by either MTI or SCI:

●	If the Merger is not consummated prior to October 31, 2021, if the action or failure to act of the party seeking to terminate the Merger Agreement is not a principal cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of the Merger Agreement;

●	If a governmental authority shall have issued an order, decree, or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger, which order, decree, ruling, or other action is final and nonappealable; or

●	Upon a breach of any representation, warrant, covenant, or agreement of the other or if any representation or warranty of the other has become untrue, in either case such that the closing conditions related thereto would not be satisfied, subject to a 30-day cure period.

Expenses

Each of MTI, Merger Sub, and SCI will pay all of the costs and expenses that it incurs in connection with the Merger Agreement and the transactions contemplated thereby, including the Merger, except that, if MTI or SCI

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terminates the Merger Agreement because of a breach of any representation, warrant, covenant, or agreement of the other, or if any representation or warranty of the other shall have become untrue, as set forth above, then the terminating party is entitled to reimbursement by the breaching party of its reasonable fees and expenses in connection with the negotiation and execution of the Merger Agreement and the transactions contemplated thereby (including, without limitation, each of MTI’s and SCI’s due diligence investigation of the other).

Regulatory Approvals

While consummation of the Merger is subject to the prior receipt of all required approvals or consents of any governmental authority or third party in connection with the Merger and the consummation of the other transactions contemplated thereby, we do not believe that any such approvals or consents are required.

Accounting Treatment

The Merger will be accounted for, for purposes of U.S. generally accepted accounting principles, using the asset acquisition method of accounting under the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805-50. MTI has determined that it will acquire in the Merger a group of similar identifiable assets (primarily, the “know-how” of SCI’s employees with respect to SCI’s pipeline of certain cryptocurrency mining projects), which it will classify as an intangible asset for accounting purposes. As a result, MTI’s acquisition of the set of assets and activities that it will acquire in the Merger will constitute an asset acquisition, as opposed to a business acquisition, under ASC 805. ASC 805-50 provides that assets acquired in an asset acquisition are measured based on the costs of the acquisition, which is the consideration that the acquirer transfers to the seller, and includes direct transaction costs related to the acquisition. Financial statements that MTI issues after the Merger will reflect these values, but will not be restated retroactively to reflect SCI’s historical financial positions or results of operations prior to the Merger. MTI will include SCI’s results of operations in its results of operations beginning on the effective date of the Merger.

No Appraisal Rights

Under Nevada law, the holders of MTI Common Stock do not have the right to demand and receive the fair value of their stock from MTI in connection with the proposed transactions, including the Merger, and/or to seek an appraisal to determine such fair value.

Risks Related to the Proposed Transaction

In addition to the other information contained in this Proxy Statement, you should carefully consider the following risk factors in deciding whether to vote for approval of the Merger Agreement and the other matters that MTI’s stockholders are being asked to vote on at the Special Meeting.

We may fail to realize all of the anticipated benefits of the proposed transaction. The success of the proposed transaction, particularly the Merger, will depend, in part, on MTI and EcoChain’s ability to realize the anticipated benefits and cost savings from combining the businesses of EcoChain and SCI. To realize these anticipated benefits and cost savings, however, we must successfully combine the businesses of EcoChain and SCI. If we are unable to successfully combine the businesses of EcoChain and SCI, the anticipated benefits and cost savings of the Merger may not be realized fully or at all or may take longer to realize than expected.

EcoChain and SCI have operated, and, until the completion of the Merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees and the disruption of each company’s ongoing business, or inconsistencies in standards, controls, procedures, and policies that adversely affect MTI’s and SCI’s ability to maintain their relationships with their respective clients, customers, and employees, which could have a negative impact on MTI’s ability to achieve the anticipated benefits of the Merger. Integration efforts between the two companies may, to some extent, also divert management’s attention and resources. These integration matters could have an adverse effect on each of MTI, EcoChain, and SCI during such transition period.

The opinion of MTI’s financial advisor will not reflect changes in circumstances between the signing of the Merger Agreement and the completion of the Merger. MTI obtained a fairness opinion from Duff & Phelps regarding the fairness, from a financial point of view, of the aggregate transaction consideration (consisting of the Merger Shares and the Termination Shares) to be issued by MTI in the proposed transaction, but this opinion is dated as of, and speaks only as of, the date of the Merger Agreement and the Termination Agreement. MTI has not obtained an updated

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opinion from its financial advisor as of the date of this Proxy Statement. Changes in the operations and prospects of MTI and SCI, general market and economic conditions, and other factors that may be beyond the control of MTI, and on which the opinion of MTI’s financial advisor was based, may significantly alter the value of SCI or the prices of the shares of the MTI Common Stock by the time the proposed transaction is completed. The opinion does not speak as of the time the transactions contemplated by the Termination Agreement or the Merger will be completed or as of any date other than the date of such opinion. Because MTI does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the aggregate transaction consideration from a financial point of view at the time the transactions contemplated by the Termination Agreement and/or the Merger is completed. The recommendation of the Board of Directors that MTI stockholders vote “FOR” approval of the Merger Agreement, however, is made as of the date of this Proxy Statement. For a description of the opinion that MTI received from its financial advisor, refer to the section of this Proxy Statement entitled “— Opinion of MTI’s Financial Advisor.”

The pendency of the transactions contemplated by the transaction agreements could materially and adversely affect the business and operations of MTI and SCI. Prior to the effective time of the Merger, some customers, potential customers, or vendors of each of MTI and/or EcoChain, and of SCI, may delay or defer decisions regarding whether to do business or continue to do business with MTI, EcoChain, and SCI, as applicable, which could materially and adversely affect the revenues or potential revenues, earnings or potential earnings, cash flows, expenses, and prospects of MTI and SCI, regardless of whether the Merger is completed.

Further, the pursuit of the Merger and the preparation for the integration in connection therewith may place a burden on each of MTI’s and SCI’s management and internal resources. Any significant diversion of management attention away from ongoing business concerns and any difficulties encountered in the transition and integration process could have a material adverse effect on each company’s business, financial condition, and results of operations.

The market price of the MTI Common Stock may decline as a result of the proposed transaction. The market price of the MTI Common Stock may decline as a result of the proposed transaction if MTI does not achieve the perceived benefits of thereof or the effect of the proposed transaction on MTI’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the Merger, MTI and SCI stockholders will own interests in a combined company operating an expanded business with a different mix of assets, risks, and liabilities. Existing MTI stockholders may not wish to continue to invest in MTI subsequent to the consummation of the proposed transaction, or for other reasons may wish to dispose of some or all of their shares of MTI Common Stock.

The market price of MTI Common Stock after the proposed transaction may be affected by factors different from those affecting the shares of MTI Common Stock currently. The businesses of MTI and EcoChain, on the one hand, and SCI, on the other hand, differ and, accordingly, the results of operations of EcoChain and, therefore, of MTI, subsequent to the completion of the proposed transaction and the market price of the MTI Common Stock may be affected by factors different from those currently affecting the independent results of operations and market price of the MTI Common Stock.

If the proposed transaction is not completed, MTI will have incurred substantial expenses without realizing the expected benefits. MTI has incurred substantial expenses in connection with the execution of the transaction agreements and the transactions contemplated thereby, including the Merger. The completion of the Merger depends on the satisfaction of specified conditions, including the receipt of the requisite approval of the stockholders of MTI. There is no guarantee that these conditions will be met. If the Merger and the other transactions contemplated by the transaction agreements are not completed, these expenses could have a material adverse impact on the financial condition of MTI because it would not have realized the expected benefits for which these expenses were incurred.

In addition, if the Merger is not completed, MTI may experience negative reactions from the financial markets and from its stockholders, customers, and employees. MTI also could be subject to litigation related to any failure to complete the Merger or to enforcement proceedings commenced against MTI to perform its obligations under the Merger Agreement. We cannot assure you that if the proposed transaction is not completed that the risks discussed in this Proxy Statement will not materialize and will not materially affect MTI’s business and financial results and the market price of the MTI Common Stock.

Failure to consummate the Merger and the other transactions contemplated by the transaction agreements as currently contemplated or at all could materially and adversely affect MTI. The consummation of the Merger and the other transactions contemplated by the transaction agreements may be delayed, the Merger and the other transactions contemplated by the transaction agreements may be consummated on terms different than those contemplated by the transaction agreements, or the Merger and the other transactions contemplated by the transaction agreements may not be consummated at all. Failure

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to consummate the Merger and the other transactions contemplated by the transaction agreements would prevent MTI’s stockholders from realizing the anticipated benefits of the Merger and the other transactions contemplated by the transaction agreements. In addition, a failure to consummate the Merger could result in a significant decline in the market price of the MTI Common Stock and a negative perception of MTI generally. Any delay in the consummation of the Merger and the other transactions contemplated by the transaction agreements or any uncertainty about the consummation of the Merger and the other transactions contemplated by the transaction agreements on terms different than those contemplated by the Merger Agreement and the other transaction agreements or at all could also materially and adversely affect the market price of the MTI Common Stock and MTI’s future business and financial results.

If the Merger is not consummated by October 31, 2021, either MTI or SCI may terminate the Merger Agreement. Either MTI or SCI may terminate the Merger Agreement if the Merger has not been consummated by October 31, 2021. This termination right, however, will not be available to a party if any action or failure to act of the party seeking to terminate the Merger Agreement is a principal cause of the failure of the Merger to occur on such date and such action or failure constitutes a breach of the Merger Agreement. In the event the Merger Agreement is terminated by either MTI or SCI due to the failure of the Merger to close by October 31, 2021, MTI will have incurred significant costs and will have diverted significant management focus and resources from other strategic opportunities without realizing the anticipated benefits of the Merger.

The consummation of the Merger and the other transactions contemplated by the Merger Agreement are subject to a number of conditions, which, if not satisfied or waived, would adversely impact the parties’ ability to complete the Merger and the other transactions contemplated by the Merger Agreement. The Merger and the other transactions contemplated by the Merger Agreement are subject to certain closing conditions, including, among others, requisite stockholder approvals. There can be no assurance that these conditions will be satisfied or waived, if permitted. Therefore, there can be no assurance with respect to the timing of the closing of the Merger and the other transactions contemplated by the Merger Agreement or that the Merger and the other transactions contemplated by the Merger Agreement will be completed at all.

MTI may waive one or more of the conditions to the Merger without re-soliciting stockholder approval. Each of the conditions to the obligations of MTI and SCI to complete the Merger may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of MTI and SCI, if the condition is a condition to both parties’ obligation to complete the Merger, or by the party for which such condition is a condition of its obligation to complete the Merger. The Board of Directors may evaluate the materiality of any such waiver to determine whether amendment of this Proxy Statement and re-solicitation of proxies is necessary. MTI, however, generally does not expect any such waiver to be significant enough to require re-solicitation of MTI’s stockholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of MTI’s stockholders, MTI will have the discretion to complete the Merger without seeking further stockholder approval.

The relative ownership position of MTI stockholders will be diluted as a result of the Merger. The Merger will dilute the ownership position of existing MTI stockholders. Assuming all of the Merger Shares were to be issued, and assuming no additional issuances of MTI Common Stock prior to all such Merger Shares being issued, the Effective Time Holders will collectively own approximately 21.09% of the MTI Common Stock and MTI stockholders prior to the Merger will collectively own approximately 78.91% of the MTI Common Stock after consummation of the Merger and issuance of the Merger Shares. Consequently, existing MTI stockholders, as a general matter, will have less influence over the management and policies of MTI after the effective time of the Merger than they currently exercise over the management and policies of MTI.

The Merger will result in changes to the Board of Directors and the management team of EcoChain that may affect the strategy of MTI post-Merger as compared to that of MTI currently. If the parties complete the Merger, the composition of the Board of Directors and the EcoChain management team will change from the respective current Board of Directors and management team. The Board of Directors will consist of 10 members, with eight directors from the current Board of Directors and two directors from SCI constituting the members of the Board of Directors. In addition, the SCI management employees that will be being employed or whose services will be retained by EcoChain will be primarily responsible for MTI’s cryptocurrency mining operations subsequent to the consummation of the Merger. The new composition of the Board of Directors and the management team of EcoChain may affect the business strategy and operating decisions of MTI and EcoChain subsequent to the consummation of the Merger.

The proposed transaction will increase MTI’s cryptocurrency mining operations and increase its exposure to the risks inherent in this industry. If the proposed transaction is completed, it will increase MTI’s investment and interest

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in the cryptocurrency mining industry such that MTI will have increased exposure to the risks inherent in this new and evolving business. Please see “Risk Factors — Risks Related to the EcoChain Business and Cryptocurrency” in MTI’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 31, 2021, for information about these risks.

The future results of the MTI will suffer if MTI and EcoChain do not effectively manage the increased scale of EcoChain’s operations and its optimization and expansion opportunities following the Merger. Following the Merger, EcoChain will be larger and more diverse than it is currently. Its future success will depend, in part, upon its ability to manage its optimization and expansion opportunities, which may pose substantial challenges for EcoChain to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance, and to maintain other necessary internal controls. There is no assurance that the EcoChain’s optimization and expansion opportunities will be successful, or that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies, or other expected benefits of the proposed transaction.

The forward-looking financial information included elsewhere in this Proxy Statement was prepared by MTI on a standalone basis after consideration of numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions, and should not be relied upon as a prediction or forecast of the actual future performance of MTI. Prior to approval of the transaction agreements and the related transactions by the Board of Directors and the recommendation of the Special Committee, certain forward-looking financial information was prepared on a standalone, pre-transaction basis by MTI in connection with the proposed transaction. The forward-looking financial information was prepared for the Special Committee and not with a view toward public disclosure. Furthermore, the forward-looking financial information included elsewhere in this Proxy Statement was prepared on a standalone basis for MTI and SCI, and adding together the forward-looking financial information for MTI and SCI would not necessarily represent the results that MTI might achieve if the Merger is consummated. The forward-looking financial information prepared for the Special Committee reflects MTI’s assumptions that may prove to be inappropriate and that are subject to change. Accordingly, MTI cannot provide any assurances that the forward-looking financial information is necessarily indicative of the actual future performance of the MTI whether or not the Merger is consummated, and actual results may differ materially from those reflected in such forward-looking financial information. Inclusion of the forward-looking financial information in this Proxy Statement should not be regarded as a representation by MTI or its affiliates, officers, directors, or other representatives that the results contained in the forward-looking financial information will be necessarily achieved, and such information has not been included in this Proxy Statement in order to induce any stockholder to vote in favor of any proposals included in this Proxy Statement.

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INFORMATION ABOUT SOLUNA COMPUTING, INC.

Soluna Computing, Inc. was incorporated on May 18, 2021, as the result of the restructuring of HEL. SCI is in the business of providing curtailment mitigation, that is, buying excess energy from renewable energy power plant owners and using it to power cryptocurrency mining operations. SCI identifies existing plants with high amounts of excess energy and build scalable, on-demand data centers that buy substantially all excess energy from renewable energy projects. The data centers perform cryptocurrency mining using the low-cost energy purchased from the projects. This increases project revenue while eliminating wasted energy. SCI identifies, develops, constructs, and operates the onsite data centers. The company has forged relationships with the of the largest renewable plant owners in the United States.

The company has a 300 MW pipeline (transferred over from HEL) of the projects in the U.S. alone and signed a letter of intent with a leading project finance and renewable energy venture capital firm to provide $25 million of financing for these projects.

Harmattan Energy, Ltd. (formerly Soluna Technologies, Ltd.), a Canadian corporation, was created to develop electric power-generation facilities that are vertically-integrated with high-performance computing data centers. The business established by HEL involves the development, through subsidiary corporations, of a wind farm generation project in Morocco (the “Morocco Project”). Further, beginning in the Spring of 2020 HEL had undertaken a limited number of projects unrelated to the Morocco Project involving the development of modular data centers (“MDCs”) and related operations in the United States.

In December 2020, the Board of Directors of HEL voted to restructure HEL to better capitalize on the opportunities related to a new business line focused on developing MDCs that consume excess renewable energy. The business would involve transacting with one or more corporations in the United States. The management of HEL based in the United States had encountered resistance from U.S. investors to investing in a company based in Canada for the purpose of in turn investing in the United States. Also, the MDC business would require a significant amount of capital and the best source of that capital would be the United States. Management also expressed an interest in focusing exclusively on the new MDC business.

The shareholders of the HEL expressed a desire to develop the MDC business in a new corporation — in which HEL would not have an ownership interest — that was incorporated in the United States. On May 7, 2021 the shareholders of HEL directed that any new business connected with the MDCs be conducted by a separate corporation owned by the shareholders that is incorporated in the United States. The direction was memorialized in a Master Restructuring Agreement (“RA”) by and among SCI, HEL, and HEL’s shareholders dated as of July 27, 2021. In the RA it was stipulated that: (1) the existing Operating and Management agreements between EcoChain and HEL would remain at HEL; (2) SCI would pursue the new MDC business; (3) the existing HEL pipeline related to MDC would be transferred to SCI; (4) HEL management would resign from HEL and become the management of SCI; and (5) HEL agreed to stop using the SOLUNA brand and SCI would use the Soluna trademark(s) in its new MDC business.

John Belizaire, Dipul Patel, Phillip Ng, and Mohammed Larbi Loudiyi joined SCI as its Chief Executive Officer, Chief Technology Officer, Vice President of Corporate Development, and Vice President of Energy, respectively. SCI’s board of directors includes Mr. Belizaire, Matthew Lipman, and John Bottomley.

Set forth below is certain information about the employees of SCI that will become employees of EcoChain, and the two persons who will join the Board of Directors, upon completion of the proposed transaction.

John Belizaire, age 49, has served as Chief Executive Officer of SCI since its inception and of HEL since 2018. He is a serial entrepreneur who successfully founded, scaled, and sold multiple technology companies over the course of his 25-year career. For example, from 2006 to 2016, Mr. Belizaire was the Founder and Chief Executive Officer of FirstBest Systems, Inc., an insurance software company that focused on being innovative through consistently trying out new ideas and offering new services, that was acquired by Guidewire Software, Inc. in 2016. He served as Senior Industry Advisor to Guidewire Software, Inc. from 2016 to 2017. In addition, from 1997 to 1999 he served as Chief Executive Officer of TheoryCenter, Inc., an e-commerce software company acquired by BEA Systems in 1999.

Mr. Belizaire is on the Board of Directors of several software-as-a-service, data analytics, and insurance technology startups including Center for American Entrepreneurship, BanQu, Inc., and Metabiota, Inc. He is on the board of IFG Companies, one of the largest privately-held insurance groups in the United States. He is also a trustee of Harlem Academy, an independent school in New York, an Operating Advisor for Pilot Growth Equity, and Founder and Managing Editor of CEOPLAYBOOK, a blog for first-time CEOs. Mr. Belizaire will bring strategic and financial

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expertise to the Board as a result of his involvement in the companies and industries noted above, which the Board believes qualifies him to serve as a director.

Before becoming an entrepreneur, Mr. Belizaire was the lead architect for Intel’s Digital Enterprise Group. Mr. Belizaire holds a BS in Computer Science and an MS in Engineering from Cornell University.

John Bottomley, age 54, has served as Co-Founder, Chief Development Officer, and member of the Management Board of v-ridium Power Group and v-ridium Europe, a multi-market, utility-scale European renewable energy development company, since June 2020. In this role, he manages all international growth for the company. He has also serves as Deputy Strategic Director of the Blockchain & Climate Institute, a London-based think- and-do tank providing expertise in emerging technologies for climate and sustainability actions, since July 2021. As part of this volunteer position, he provides expertise in emerging technologies for climate and sustainability actions. He has also served as a Director of SCI since its inception and of HEL since June 2020. From August 2017 to March 2020 Mr. Bottomley previously served as Senior Vice President, Global Development, of Vestas Wind Systems, a wind turbine manufacturer, and he served as Global Development Leader at GE Capital EFS from September 2014 through May 2017, where he oversaw global development efforts across the core areas of strategic planning, opportunity origination, and project execution for the GE Renewables & Energy division. Mr. Bottomley has served on the HEL board and various joint venture boards as part of his corporate employment and as a result of his experience and expertise in renewable energy development companies, the Board believes he is qualified to serve as a director.

Mr. Bottomley holds an MBA in Finance and International Business from New York University and a BSc in Computer Engineering from Clemson University. Mr. Bottomley is also a CFA charter holder.

Larbi Loudiyi, age 39, has served as Vice President of Energy of SCI since its inception and of HEL since June 2018. He is an engineer with a decade of experience in renewable energy and energy efficiency. In his role as VP of Energy at Soluna, Larbi led the design and engineering for Soluna’s Harmattan Project, a 900MW wind farm in Dakhla, Morocco. He is also responsible for the architecture of Soluna’s advanced, flexible electrical design for modular data centers in Morocco and the United States.

Mr. Loudiyi also co-founded A.M. Wind SARL, an energy development company based in Morocco that was acquired by Soluna in June 2018, in May 2009. He has served as Managing Director of A.M. Wind since January 2016, and prior to that he had served as Development Director of A.M. Wind since May 2019. Prior to that, he founded the renewable energy firm Cbiom, a consultancy focused on providing technical and strategic advice to leading French energy companies.

Mr. Loudiyi holds an MS in Engineering from the Polytechnic National Institute of Lorraine, France.

Dipul Patel, age 40, has served as Chief Technology Officer of SCI since its inception and of HEL since February 2018. He is a technologist, engineer, and entrepreneur. As CTO at Soluna, Mr. Patel has also led the engineering and design of a 25MW facility (under construction) in Kentucky. This is the foundation for the Modular Data Center design that will be used in all Soluna projects. The design includes advanced thermodynamics, operational automation, and sensor fusion. He is also the vision behind the company’s Maestro software platform.

Prior to joining Soluna, in August 2012 Mr. Patel founded Ecovent, a smart home technology company that he sold to ConnectM in 2017. Before Ecovent, he served in the Business Development Leadership Program and Engineering Leadership Develop Programs for Lockheed Martin, where he developed a series of modular data center systems focused on Radar and Missile Defense. These solutions are deployed globally today. His responsibilities included management and capture of the $2 billion submarine program. He also led the design, development, and production of complex radar hardware systems.

Mr. Patel has a BS in electrical engineering from Drexel University, an MS in Electrical Engineering from the University of Pennsylvania, and an MBA from the MIT Sloan School of Management, where he is now a lecturer responsible for teaching courses in Entrepreneurship. He is also the chairman of the External Advisory Board for Drexel University’s School of Electrical and Computer Engineering.

Phillip Ng, age 33, has served as Vice President, Corporate Development of SCI since its inception and Vice President of Corporate Development for HEL from January 2020 to July 2021. In this role at SCI, he manages business development opportunities related to the blockchain, high-performance computing, and data centers at SCI. He is

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also responsible for sourcing renewable energy projects, project structuring and finance, datacenter siting, and M&A opportunities for SCI; his responsibilities at HEL were the same as in his current role with SCI. To date, he has helped source 300MW of the project pipeline for SCI in the United States and Europe. He has led the due diligence on several acquisitions of operating facilities in the United States.

Prior to joining HEL, Mr. Ng was an associate on the deal team at Brookstone Partners from January 2017 to August 2019. Before that, he worked as a Senior Analyst at Ernst & Young’s Transaction Advisory group from September 2014 to November 2016. He worked for Deloitte’s Chile Financial Advisory Group where he provided financial and valuation advice to companies. Phillip was in Walmart Chile’s Treasury and Corporate Finance group from April 2012 to April 2013, where he aided in merger integration work, SOX compliance, foreign exchange risk monitoring and management, corporate cash flow forecasting, and monitoring of cost of capital.

Mr. Ng holds a BBA in Economics and Finance from the University of Georgia and a Chartered Financial Analyst designation.

There is no established trading market, nor are bid prices available, for SCI’s common stock. SCI does not maintain any equity compensation plans. As of the date of this proxy statement, there were five holders of record of SCI’s common stock.

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THE TERMINATION CONSIDERATION AND THE MERGER CONSIDERATION

As noted above, the Merger will be accounted for, for purposes of U.S. generally accepted accounting principles, using the asset acquisition method of accounting under ASC 805-50. MTI has determined that it will acquire in the Merger a group of similar identifiable assets (primarily, the “know-how” of SCI’s employees with respect to SCI’s pipeline of certain cryptocurrency mining projects). As a result, MTI’s acquisition of the set of assets and activities that it will acquire in the Merger will constitute an asset acquisition, as opposed to a business acquisition, under ASC 805. ASC 805-50 provides that assets acquired in an asset acquisition are measured based on the costs of the acquisition, which is the consideration that the acquirer transfers to the seller, and includes direct transaction costs related to the acquisition. Financial statements that MTI issues after the Merger will reflect these values, but will not be restated retroactively to reflect SCI’s historical financial positions or results of operations prior to the Merger. MTI will include SCI’s results of operations in its results of operations beginning on the effective date of the Merger.

We have determined that for purposes of SEC rules and regulations the acquisition through the Merger of the cryptocurrency mining projects currently in SCI’s pipeline and that may be identified and developed from time to time going forward does not constitute the acquisition of a “business” as defined in such rules and regulations and therefore historical and pro forma financial statements with respect to HEL or SCI and the Merger have not been included in this Proxy Statement. We have, however, included certain merger and termination considerations, as set forth below, to provide MTI’s stockholders with information as to what the impact would have been on MTI’s financial statements for the six months ended June 30, 2021, as if the Merger and the termination of the Operating and Management Agreements between HEL and EcoChain had been completed on January 1, 2021.

The following information, although helpful in illustrating the financial characteristics of MTI under one set of assumptions, does not reflect the benefits of expected synergies or cost savings (or associated synergies or costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Merger and, accordingly, does not attempt to predict or suggest future results. Further, the information does not reflect (i) any other acquisition subsequent to the balance sheet date presented or (2) the effect of any regulatory actions that may impact the results of MTI following the Merger and the termination of the Operating and Management Agreements.

1.	Termination Consideration

Effective as of the Termination Effective Date, EcoChain will pay HEL $725,000 and MTI will issue to HEL the Termination Shares. EcoChain will also reimburse HEL $75,000 for transaction-related fees and expenses. MTI will expense the termination costs, including the Termination Consideration, as incurred. Based on the closing price of the MTI Common Stock on Nasdaq on January 1, 2021 and June 30, 2021, MTI has valued the aggregate Termination Consideration as follows:

(Dollars in thousands)
	January 1, 2021	June 30, 2021
Cash	$800	$800
Termination Shares	707	1,125
Aggregate Value of Termination Consideration	$1,507	$1,925

2.	Merger Consideration

The fair value of the Merger Consideration includes various assumptions, including those related to the preliminary allocation of the estimated value of the maximum number of shares of MTI Common Stock issuable as Merger Consideration, which issuance is contingent on the satisfaction of certain post-Merger conditions with respect to the assets MTI will acquire from SCI based on preliminary estimates of fair value using a discounted cash-flow analysis and third-party experts. Accordingly, the Merger Consideration adjustments are preliminary and may be subject to change.

Based on its preliminary assessment thereof, MTI estimated that the fair value of the net assets and liabilities that it will acquire as a result of the Merger was $13,988,700 as of January 1, 2021 and $22,275,000 as of June 30, 2021. Our preliminary estimate of intangible assets at each of these dates is based on the excess of the estimated value of the maximum number of shares of MTI Common Stock issuable as Merger Consideration in the Merger based on the closing price of the MTI Common Stock on Nasdaq on such date over the estimated fair market value of the identifiable assets and liabilities to be acquired, less any direct transaction costs incurred as a result of the Merger. As of January 1, 2021 and June 30, 2021, MTI has preliminary assessed a contingent liability payable of $13,988,700 and $22,275,000, respectively. The issuance of the 2,970,000 shares of MTI Common Stock is contingent upon HEL delivering certain pipeline business opportunities following the Merger and therefore MTI may not issue some or all of the shares.

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As Merger Consideration is earned MTI will issue the applicable shares of MTI Common Stock and record such issuance in the common stock, additional paid-in capital, and stockholders’ equity lines of its balance sheet and reduce contingent liability payable accordingly.

With respect to the fair value determination set forth below, the change in the closing price of the MTI Common Stock on Nasdaq on June 30, 2021 as compared to the closing price on January 1, 2021, resulted in an increase to the contingent liability payable of $8.3 million as of June 30, 2021 compared to January 1, 2021, which accounts for the fair value change between January 1, 2021 and June 30, 2021. MTI will re-assess the contingent liability payable for later periods in accordance with ASC 480 to account for changes in the closing price of the MTI Common Stock on Nasdaq at the end of each such period. These estimates are preliminary and maybe adjusted based on our final analysis.

(Dollars in thousands)
	January 1, 2021	June 30, 2021
Intangible Assets	$13,989	$22,275
Aggregate Value of Merger Consideration	$13,989	$22,275

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PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDED AND RESTATED 2021 PLAN

We are asking our stockholders to approve the adoption of MTI’s Amended and Restated 2021 Stock Incentive Plan. The Amended and Restated 2021 Plan was adopted by the Board of Directors on August 30, 2021, subject to stockholder approval at the Special Meeting. The Amended and Restated 2021 Plan eliminates the provision in Section 4(a) of MTI’s current 2021 Stock Incentive Plan that limits the number of shares of MTI Common Stock that may be issued pursuant to awards thereunder during any fiscal year to no more than 8.0% of the number of shares of MTI Common Stock outstanding on January 1 of such year. The Amended and Restated 2021 Plan also provides that its validity, construction, and effect shall be determined in accordance with the laws of the State of Nevada, in lieu of the State of New York as provided by the current 2021 Stock Incentive Plan, consistent with MTI’s reincorporation as a Nevada corporation on March 24, 2021.

As discussed earlier in this Proxy Statement, MTI will grant RSUs pursuant to the employment and consulting agreements that EcoChain will enter into to employ or retain the services of the four employees of SCI as part of the Merger, both as a one-time sign-on bonus within 60 days following the effective date of the Merger and annual as annual RSU grants, and it is intended that these equity grants will be issued pursuant to MTI’s stock incentive plan. The current 2021 Stock Incentive Plan limits issuances during 2021 to 778,769 shares of MTI Common Stock, all of which have already been issued pursuant to awards granted to our directors during 2021. Therefore, we need to make available for issuance under the current 2021 Stock Incentive Plan, particularly during 2021, additional shares of MTI Common Stock in order to have sufficient shares available for grant thereunder to meet MTI’s anticipated obligations for the one-time bonus grant restricted stock units pursuant to these agreements. In addition, the lack of available shares for issuance under the current 2021 Stock Incentive Plan constrains the ability of MTI and EcoChain to hire additional personnel, particularly during the remainder of 2021, as it intends to issue equity grants to new hires, and makes it impossible for MTI to issue contemplated equity grants to existing employees during the remainder of the 2021 year. The proposed revisions increase the number of shares of MTI Common Stock that can be issued under the current 2021 Stock Incentive Plan during 2021 and each subsequent year (but not the total number of shares of MTI Common Stock that may be subject to outstanding awards granted under the plan at any time) to ensure that MTI can satisfy its obligations under the employment and consulting agreements, has the flexibility to retain new MTI and EcoChain personnel, and can issue equity grants to existing employees during the remainder of 2021.

The following provides a summary of the principal features of the Amended and Restated 2021 Plan and its operation. The following summary is qualified in its entirety by reference to the Amended and Restated 2021 Plan as set forth in Annex D to this Proxy Statement.

Overview

The purpose of the Amended and Restated 2021 Plan is to attract and retain senior managers, employees, directors, consultants, professionals, and service providers who provide services to MTI or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). The Amended and Restated 2021 Plan provides for the direct award of shares of MTI Common Stock, for the grant of options to purchase shares of Common Stock, as well as for the grant of restricted stock units (“RSUs”) (collectively, the “Awards”).

MTI has a policy of awarding significant amounts of restricted stock grants to MTI’s directors, officers, employees, and consultants on an annual basis. Restricted stock grants generally vest over one or more years, and MTI intends that, for any stock options and RSUs granted, Eligible Persons may only receive shares of MTI Common Stock so long as such grants have vested from time to time, in whole or in part, in the manner and subject to the conditions that the Board or the Compensation Committee of the Board (the “Compensation Committee”) in its discretion may provide in the applicable award agreement.

Administration

The Amended and Restated 2021 Plan will be administered by the Compensation Committee. The Compensation Committee will have full authority, subject to the terms of the Amended and Restated 2021 Plan, to interpret the Amended and Restated 2021 Plan and establish rules and regulations for the proper administration of the Amended and Restated 2021 Plan. Each of the Chief Executive Officer, the Chief Financial Officer, and the Secretary of MTI shall be authorized to implement the Amended and Restated 2021 Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of the Amended and Restated 2021 Plan.

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The validity, construction, and effect of the Amended and Restated 2021 Plan and any rules and regulations relating to the Amended and Restated 2021 Plan shall be determined in accordance with the laws of the State of Nevada.

Number of Shares of MTI Common Stock Subject to the Amended and Restated 2021 Plan and Award Limit; Reservation of Shares

Subject to certain adjustments as provided in the Amended and Restated 2021 Plan, the maximum aggregate number of shares of MTI Common Stock that may be issued under the Amended and Restated 2021 Plan (i) pursuant to the exercise of stock options, (ii) as restricted stock, and (iii) as available pursuant to RSUs shall be limited to (A) during MTI’s fiscal year ending December 31, 2021, 1,460,191 shares of MTI Common Stock, which is equal to 15% of the number of shares of MTI Common Stock outstanding on January 1, 2021, and (B) beginning with MTI’s fiscal year ending December 31, 2022, 15% of the number of shares of MTI Common Stock outstanding, which calculation shall be made on the first trading day of a new fiscal year. Subject to certain adjustments as provided in the Amended and Restated 2021 Plan, (i) shares of MTI Common Stock subject to the Amended and Restated 2021 Plan shall include shares of MTI Common Stock forfeited in a prior year and (ii) the number of shares of MTI Common Stock that may be issued under the Amended and Restated 2021 Plan may never be less than the number of shares of MTI Common Stock that are then outstanding under Award grants.

In the event that, prior to the date on which the Amended and Restated 2021 Plan shall terminate, any Award granted under the Amended and Restated 2021 Plan expires unexercised or unvested or is terminated, surrendered, or cancelled without the delivery of shares of MTI Common Stock, or any Awards are forfeited back to MTI, then the shares of MTI Common Stock subject to such Award may be made available for subsequent Awards under the terms of the Amended and Restated 2021 Plan.

Eligibility

All senior managers, employees, directors, consultants, professionals, and service providers who provide services to MTI are eligible to participate in the Amended and Restated 2021 Plan. The selection of those eligible employees, directors, and consultants who will receive the Awards is within the discretion of the Compensation Committee. As of the date of this Proxy Statement, approximately 32 non-executive employees, three executive officers, and five non-employee directors were eligible to participate in the Amended and Restated 2021 Plan.

Term of Amended and Restated 2021 Plan

The Amended and Restated 2021 Plan shall automatically terminate on February 12, 2031, which is the 10th anniversary of the date on which the Board adopted the current 2021 Stock Incentive Plan. No further Awards may be granted under the Amended and Restated 2021 Plan after such date of termination. The Board may terminate, suspend, or amend the Amended and Restated 2021 Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (i) Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule or regulation or (ii) the rules of any exchange on or through which the shares of MTI Common Stock are then listed or traded.

Adjustments and Changes in Shares

In the event that there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares of MTI Common Stock, or other similar corporate change affecting the shares of MTI Common Stock, the Board shall appropriately adjust the aggregate number of shares of MTI Common Stock (including shares of MTI Common Stock underlying stock options and RSUs) available for Awards under the Amended and Restated 2021 Plan or subject to outstanding Awards, and any other factors, limits, or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

Transferability of Awards

Except as otherwise determined by the Compensation Committee, no Award may be assigned, sold, assigned, transferred, pledged, or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the participant, shall be exercisable only by such participant.

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Types of Awards

Under the Amended and Restated 2021 Plan, the Compensation Committee is authorized to grant shares of restricted MTI Common Stock, RSUs, and stock options.

Restricted Stock Awards and RSUs

Restricted stock is an award of shares of MTI Common Stock that vests in accordance with the terms and conditions set forth in the applicable award agreement entered into by MTI and the applicable participant. Until the applicable restrictions (as the Compensation Committee may specify) lapse, such shares are subject to forfeiture and may not be sold or otherwise disposed of by the participant who holds them. After all conditions and restrictions applicable to such shares of restricted stock have been satisfied or lapse, such shares shall become freely transferable by such participant.

RSUs confer the right of a holder to receive shares of MTI Common Stock at a future date and are denominated in units. No shares of MTI Common Stock are actually issued to the recipient of an RSU on the grant date. Instead, when an RSU award vests, it is settled by a delivery of shares of MTI Common Stock.

Each restricted stock award or RSU is evidenced by an award agreement specifying the number of shares or RSUs, as applicable, the vesting schedule, the vesting conditions, and the other terms of the restricted stock award or RSU. Vesting of restricted stock awards and RSUs may be based on continued employment or service and/or satisfaction of performance goals or other conditions established by the Compensation Committee. Unless set forth in the award agreement, a recipient of restricted stock will have the rights of a stockholder during the restriction period, including the right to receive any dividends, which may be subject to the same restrictions as the restricted stock. A recipient of RSUs will have none of the rights of a stockholder unless and until shares of MTI Common Stock are actually delivered to such participant. Upon termination of employment or a period of service, upon a Change of Control, or upon failure to satisfy other vesting conditions, a participant’s unvested shares of restricted stock and unvested RSUs may be forfeited or accelerated, as applicable, as provided in such participant’s award agreement, as determined in the sole discretion of the Compensation Committee. “Change of Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of MTI’s outstanding securities are transferred to a person or persons who do not own more than 50% of the combined voting power of MTI’s outstanding securities immediately prior to such transaction, or the sale, transfer, or other disposition of all or substantially all of MTI’s assets to a non-affiliate of MTI.

Stock Options

A stock option is the right to purchase a specified number of shares of MTI Common Stock in the future at a specified exercise price and subject to the other terms and conditions specified in the option agreement and the Amended and Restated 2021 Plan. The Compensation Committee sets the exercise price of each stock option, which cannot be less than 100% of the fair market value of the MTI Common Stock at the time of grant. To the extent permitted by law, any stock option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Compensation Committee of some or all of the shares of MTI Common Stock to which such exercise relates. In such case, the Compensation Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Section 409A including as to all stock options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

The Compensation Committee will determine the methods by which the exercise price of a stock option may be paid, the form of payment and the methods by which shares of MTI Common Stock will be delivered or deemed to be delivered to participants. As determined by the Compensation Committee, payment of the exercise price of a stock option may be made, in whole or in part, in the form of: (i) cash or cash equivalents; (i) delivery (by either actual delivery or attestation) of previously-acquired shares of MTI Common Stock based on the “Fair Market Value” (as defined in the Amended and Restated 2021 Plan) of the shares of MTI Common Stock on the date the stock option is exercised; (iii) withholding of shares of MTI Common Stock from the stock option based on the Fair Market Value of

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shares of MTI Common Stock on the date the stock option is exercised; (iv) broker-assisted or bank-assisted market sales; or (v) any other “cashless exercise” arrangement satisfactory to the Compensation Committee.

Stock options are evidenced by an option agreement specifying the exercise price, the vesting schedule, the number of shares of MTI Common Stock granted, and the other terms of the stock option. Stock options expire at the time set forth in a participant’s stock option agreement.

New Plan Benefits

Other than with respect to the four SCI employees who will enter into employment or consulting agreements with EcoChain, the future benefits or amounts that would be received under the Amended and Restated 2021 Plan are not determinable at this time as both participation in the Amended and Restated 2021 Plan and the amounts that Eligible Persons may be awarded are discretionary.

With respect to the four SCI employees who will enter into employment or consulting agreements with EcoChain, the future benefits or amounts they will receive under the Amended and Restated 2021 Plan are not determinable at this time because such agreements will provide that the annual RSU grants will be made as long as their employment by or engagement with EcoChain continues, and the length of such employment or engagement cannot be determined at this time. Therefore, the following table discloses the amounts that each of the four SCI employees would have been eligible to receive under the Amended and Restated 2021 Plan during the fiscal year ended December 31, 2021, had the Amended and Restated 2021 Plan and their anticipated employment or consulting agreements with EcoChain had been in effect as of January 1, 2021.

NEW PLAN BENEFITS

Amended and Restated 2021 Stock Incentive Plan

Name and position	Dollar Value ($)	Number of RSUs
Non-Executive Officer Employee Group	$1,745,167	424,982

Federal Tax Aspects

The following summary is a brief discussion of certain federal income tax consequences to U.S. taxpayers and to MTI of stock options, RSUs, and restricted stock awards granted under the Amended and Restated 2021 Plan. This summary is not intended to be a complete discussion of all the federal income tax consequences of the Amended and Restated 2021 Plan or of all the requirements that must be met in order to qualify for the tax treatment described below. The following summary is based upon the provisions of U.S. federal tax law in effect on the date hereof, which is subject to change (perhaps with retroactive effect) and does not constitute tax advice. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed in this summary may be applicable, depending upon the personal circumstances of individual recipients and each recipient should consider its, his, or her personal situation and consult with its, his, or her own tax advisor with respect to the specific tax consequences applicable to it, him, or her. The following assumes stock options have been granted at an exercise price per share at least equal to 100% of the fair market value of the MTI Common Stock on the date of grant.

Tax consequences of non-qualified stock options.  The Amended and Restated 2021 Plan does not provide for the award of incentive stock options, pursuant to Section 422 of the Internal Revenue Code, but only for the award of non-qualified stock options. In general, an employee, director, or consultant will not recognize income at the time of the grant of non-qualified stock options under the Amended and Restated 2021 Plan. When an optionee exercises a non-qualified stock option, he or she generally will recognize ordinary income equal to the excess, if any, of the fair market value (determined on the day of exercise) of the shares of MTI Common Stock received over the option exercise price. The tax basis of such shares to the optionee will be equal to the exercise price paid plus the amount of ordinary income includible in his or her gross income at the time of the exercise. Upon a subsequent sale or exchange of shares of MTI Common Stock acquired pursuant to the exercise of a non-qualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the sale or exchange and the tax basis of the shares of MTI Common Stock. The capital gain or loss will be short-term or long-term depending on holding period of the shares of MTI Common Stock sold.

Tax consequences of restricted stock awards.  In general, the recipient of a stock award that is not subject to restrictions will recognize ordinary income at the time the shares of MTI Common Stock are received equal to the

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excess, if any, of the fair market value of the shares of MTI Common Stock received over the amount, if any, the recipient paid in exchange for the shares of MTI Common Stock. If, however, the shares of MTI Common Stock are subject to vesting or other restrictions (that is, they are non-transferable and subject to a substantial risk of forfeiture) when the shares of MTI Common Stock are granted (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the shares of MTI Common Stock becomes vested or the restrictions otherwise lapse, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares of MTI Common Stock on the date of vesting (or the date of the lapse of a restriction) less the amount, if any, the recipient paid in exchange for the shares of MTI Common Stock. If the shares of MTI Common Stock are forfeited under the terms of the restricted stock award, the recipient will not recognize income and will not be allowed an income tax deduction with respect to the forfeiture.

A recipient may file an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within 30 days of his or her receipt of a restricted stock award to recognize ordinary income, as of the award date, equal to the excess, if any, of the fair market value of the shares of MTI Common Stock on the award date less the amount, if any, the recipient paid in exchange for the shares of MTI Common Stock. If a recipient makes a Section 83(b) election, then the recipient will not otherwise be taxed in the year the vesting or restriction lapses, and, if the stock award is forfeited, he or she will not be allowed an income tax deduction. If the recipient does not make a Section 83(b) election, dividends paid to the recipient on the shares of MTI Common Stock prior to the date the vesting or restrictions lapse will be treated as compensation income.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares of MTI Common Stock acquired as stock awards will be the amount paid for such shares plus the amount includible in his or her gross income as compensation in respect of such shares.

Withholding and other consequences.  Any compensation includible in the gross income of a recipient will be subject to appropriate federal and state income tax withholding.

Tax effect for MTI.  We are generally entitled to an income tax deduction in connection with a stock option or restricted stock award granted under the Amended and Restated 2021 Plan in an amount equal to the ordinary income realized by a recipient at the time the recipient recognizes such income (for example, the exercise of a non-qualified stock option). Special rules may limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers under Section 162(m) of the Internal Revenue Code to the extent that annual compensation paid to any of the foregoing individuals exceeds $1,000,000.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND MTI WITH RESPECT TO THE GRANT AND EXERCISE OF STOCK OPTIONS, RSUs, AND RESTRICTED STOCK AWARDS UNDER THE AMENDED AND RESTATED 2021 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A RECIPIENT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY STATE OR FOREIGN COUNTRY IN WHICH THE RECIPIENT MAY RESIDE. THE FOREGOING SUMMARY IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY TAXPAYER, TO AVOID PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.

Equity Compensation Plan Information

As of December 31, 2020, we had two equity compensation plans, each of which was originally approved by our stockholders: the 2012 Plan and the 2014 Plan (collectively, the “Plans”). The 2012 Plan was amended and restated and approved by our Board in 2016. See “Executive Compensation - MTI Equity Incentive Plans” for a description of the Plans.

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The following table presents information regarding the Plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	398,750	$0.87	11,125

Total	398,750		11,125

(1) The securities available under the Plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.

Interests of Directors and Executive Officers

Our current directors and executive officers have substantial interests in the matters set forth in this proposal as equity awards may be granted to them under the Amended and Restated 2021 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADOPTION OF THE AMENDED AND RESTATED 2021 PLAN.

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APPROVAL OF AN AMENDMENT TO MTI’S ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE ITS NAME TO SOLUNA HOLDINGS

The Board has adopted a resolution to amend, and to recommend that MTI’s stockholders approve, an amendment to Article One of MTI’s Articles of Incorporation, as amended, for the purpose of changing its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.”

Reasons for Name Change

MTI is looking to change its name from “Mechanical Technology, Incorporated” to “Soluna Holdings, Inc.” upon consummation of the Merger. Combined with MTI’s EcoChain business that is already expanding rapidly, MTI’s Soluna-related business will represent the dominant portion of MTI’s overall business upon consummation of the Merger. The Soluna name has industry brand recognition in place in the market, and MTI believes that the proposed name change will help EcoChain leverage the existing goodwill and relationships that SCI will bring to the combined entity. MTI believes that the proposed name change will benefit all of its stakeholders as the name “Soluna Holdings, Inc.” will allow it to better leverage the benefits of the Merger and will more closely align MTI’s name with its larger, growing core business.

Effects of Name Change

If the stockholders approve the proposed amendment to MTI’s Articles of Incorporation, as amended, the amendment will become effective upon the filing of a certificate of amendment to MTI’s Articles of Incorporation with the Secretary of State of the State of Nevada, which would be filed concurrent with the effective time of the Merger; MTI will not file the certificate of amendment to effect the name change if the Merger will not be consummated. The name change will not have any effect on the rights of our existing stockholders. Changing our name will not affect the validity or transferability of stock certificates representing shares of MTI Common Stock presently outstanding, and MTI’s stockholders will not be required to exchange any certificates presently held by them. Any new certificates representing shares of MTI Common Stock issued subsequent to the effectiveness of the proposed name change will be issued reflecting the new name.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PROPOSAL TO APPROVE AN AMENDMENT TO MTI’S ARTICLES OF INCORPORATION, AS AMENDED, TO CHANGE MTI’S NAME TO SOLUNA HOLDINGS.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation received for services rendered in all capacities to MTI during the period during fiscal years ended December 31, 2020 and December 31, 2019 by our sole named executive officer, Frederick W. Jones, who served as our Chief Executive and Chief Financial Officer during 2019 and through September 11, 2020, and Michael Toporek and Jessica L. Thomas, who currently serve as our Chief Executive Officer and Chief Financial Officer, respectively. We had no other executive officers during the period and these years.

Name and Principal Position	Year	Salary	Option Awards (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation (4)	Total
Frederick W. Jones (1)	2020	$145,141	—	—	$34,992	$180,133
Chief Executive, Chief Financial Officer and Secretary	2019	$192,995	—	$25,000	$7,720	$225,715
Michael Toporek (5) Chief Executive Officer	2020	$20,192	—	—	—	$20,192
Jessica L. Thomas (6) Chief Financial Officer	2020	$73,326	—	—	—	$73,326

(1)	Mr. Jones resigned from MTI effective September 11, 2020.

(2)	The amounts shown in this column represent the grant date fair values of any stock option awards awarded in each of the past two years. The assumptions we used in calculating the amounts for the years ended December 31, 2020 and 2019 are discussed in Note 11 to our consolidated financial statements for the years ended December 31, 2020 and 2019 in the Forms 10-K for the years ended December 31, 2020 and 2019, respectively.

(3)	The amounts shown in this column represent accruals made pursuant to the successful completion of certain performance objectives pursuant to Mr. Jones’s employment agreement.

(4)	The amounts shown in this column represent accruals made pursuant to the successful completion of certain performance objectives pursuant to Mr. Jones’s employment agreement.

(5)	Mr. Toporek became Chief Executive Officer of MTI effective October 28, 2020, and, therefore, he did not receive compensation from MTI in 2019.

(6)	Mrs. Thomas became Chief Financial Officer of MTI effective July 1, 2020, and, therefore, she did not receive compensation from MTI in 2019.

Officer Base Salary and Cash Incentives

On May 5, 2017, MTI entered into an employment agreement with Mr. Jones to serve as its Chief Executive Officer and Chief Financial Officer. The agreement provided for an initial term ending December 31, 2018, and, unless either party provided written notice that the agreement would not be renewed, was renewed for an additional year on December 31, 2018 and each subsequent December 31; such non-renewal could be for any or for no stated reason. Mr. Jones resigned from MTI and provided notice of non-renewal on August 24, 2020.

The agreement provided that Mr. Jones would receive an annual base salary of $182,310 or such higher figure as may be agreed upon from time to time by the Board. Mr. Jones was also eligible to receive an annual bonus in accordance with our executive bonus program, which is established annually by the Board at its sole discretion, and also could have received, at our sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board. Mr. Jones was also eligible to receive options to purchase MTI Common Stock or other equity awards under our equity incentive plans in such amounts as determined by the Board, and was entitled to such employee benefits, if any, as are generally provided to our full-time employees.

In January 2018, the Compensation Committee increased Mr. Jones’ annual base salary to $187,500. The Compensation Committee approved a $100,000 payment for Mr. Jones under our executive bonus program based on the criteria the Board established under this program for 2018. As such, we accrued for Mr. Jones, as of December 31, 2018, a $100,000 payment. This accrual was paid in full during February 2019.

In January 2019, the Compensation Committee increased Mr. Jones’ annual base salary to $193,125. The Compensation Committee approved a $25,000 payment for Mr. Jones for his additional responsibilities and duties

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relative to MTI’s initiative to establish EcoChain and associated investment in the field of vertically integrated energy production and cryptocurrency mining. As such, we accrued for Mr. Jones, as of December 31, 2019, a $25,000 payment. This accrual was paid in full during January 2020.

Mr. Jones resigned as MTI’s Chief Executive Officer and Chief Financial Officer, effective September 11, 2020. Upon his resignation, all options held by Mr. Jones were exercisable within 90 days, and were exercised by him within that time frame. Due to the voluntary nature of his resignation, Mr. Jones did not receive any termination payments or other payments in connection with his resignation.

In May 2021, the Board approved certain modifications to the compensation arrangement with Mr. Toporek. Mr. Toporek’s annual base cash compensation was increased from $160,000 to $300,000. In addition, the Board approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee. Further, the Board approved a one-time grant of stock options to purchase 500,000 shares MTI Common Stock. The stock options are scheduled to vest in equal installments on the first, second and third anniversaries of May 13, 2021, so long as Mr. Toporek remains in the service of MTI on each anniversary. The stock options will expire five years after each applicable vesting date.

In addition, the Board approved a cash bonus in an aggregate amount of up to $100,000 based on the satisfaction of certain financial goals to be proposed by Mr. Toporek and approved by the Compensation Committee of the Board.

On June 9, 2021, the Board approved an increase in the base compensation payable to Ms. Thomas from $159,650 to $200,000 per year.

Outstanding Equity Awards at Fiscal Year End

The following table provides information as to equity awards granted by MTI and held by Michael Toporek and Jessica Thomas, our sole named executive officers as of December 31, 2020.

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)
Michael Toporek	12/12/2018	3,750	(1)	3,750	0.90	12/12/2028	—	—
Jessica L. Thomas	07/01/2020	—		25,000	0.70	07/01/2030	7,500	$27,225

(1)	The options vest at the rate of 25% on each of the first four anniversaries of the date of the award, with first vest occurring on one year after grant date, becoming fully exercisable four years after the grant date.

As of December 31, 2020, there were no outstanding options or unvested stock awards held by Mr. Jones.

Director Compensation for the Fiscal Year Ended 2020

Directors who are also our employees, if any, are not compensated for serving on the Board.

On January 14, 2020, the Board’s Compensation Committee authorized non-employee directors to continue to receive cash compensation of $10,000 per year, with additional consideration for the lead independent director of $5,000 per year. The Committee also authorized special one-time restricted stock awards to the CEO and members of MTI’s Investment Committee as shown in the table below. The Board’s Compensation Committee reviewed and reaffirmed the Board’s prior approval of stock option compensation for Board members, our Chief Executive Officer and Chief Financial Officer, and select professional staff. Future director compensation will be determined by the Compensation Committee.

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Name	Fees Earned or Paid in Cash	Total	Restricted Stock Award (shares)
Edward R. Hirshfield (1)	$10,000	$10,000	—
Matthew E. Lipman (2)	$10,000	$10,000	—
Thomas J. Marusak (3)	$10,000	$10,000	15,465
David C. Michaels (4)	$15,000	$15,000	15,465
William P. Phelan (5)	$10,000	$10,000	35,000

(1)	As of December 31, 2020, Mr. Hirshfield had 7,500 options outstanding, 3,750 of which were exercisable.

(2)	As of December 31, 2020, Mr. Lipman had 7,500 options outstanding, 3,750 of which were exercisable.

(3)	As of December 31, 2020, Mr. Marusak had 44,500 options outstanding, 38,250 of which were exercisable.

(4)	As of December 31, 2020, Mr. Michaels had 43,000 options outstanding, 35,500 of which were exercisable.

(5)	As of December 31, 2020, Mr. Phelan had 83,500 options outstanding, 77,250 of which were exercisable.

Summary of MTI’s Equity Incentive Plans

General Plan Information

As of December 31, 2020, MTI had three equity compensation plans: (i) the 2006 Plan, (ii) the 2012 Plan and (iii) the 2014 Plan.

Additionally, MTI’s stockholders approved MTI’s 2021 Stock Incentive Plan at a special meeting of shareholders on March 25, 2021.

2006 Plan

The 2006 Plan was adopted by the Board on March 16, 2006 and approved by our shareholders on May 18, 2006. The 2006 Plan was amended and restated by the Board in 2009 to increase the number of shares of MTI Common Stock issuable to all employees of MTI and its eligible affiliates under the 2006 Plan from 250,000 shares to 600,000 shares, in 2011 to increase such number of shares issuable under thereunder to 1,200,000, and in 2016 to allow for the award agreement or another agreement entered into between MTI and the award grantee to vary the method of exercise of options issued under the 2006 Plan. The number of shares that could be awarded under the 2006 Plan and any outstanding awards has been adjusted for stock splits and other similar events. In connection with seeking shareholder approval of the 2012 Plan, MTI agreed not to make further awards under the 2006 Plan. As of December 31, 2020, there were no options to purchase shares of MTI common stock under the 2006 Plan, with no shares reserved for future grants under the 2006 Plan.

2012 Plan

The 2012 Plan was adopted by the Board on April 14, 2012 and approved by our shareholders on June 14, 2012. The 2012 Plan was amended and restated by the Board effective October 20, 2016 to (i) permit the award agreement or another agreement entered into between MTI and the award grantee to vary the method of exercise of options issued under the 2012 Plan and (ii) permit another agreement entered into between MTI and the award grantee, in addition to the award agreement, to vary the provisions governing expiration of options or other awards under the 2012 Plan following termination of the award recipient’s service with MTI. The 2012 Plan provides that an aggregate of 600,000 shares of MTI Common Stock may be awarded or issued to all employees of MTI and its eligible affiliates pursuant to the 2012 Plan. The number of shares of MTI Common Stock that may be awarded under the 2012 Plan and awards outstanding may be subject to adjustment on account of any recapitalization, reclassification, stock split, reverse stock split and other dilutive changes in MTI Common Stock. Under the 2012 Plan, the Board is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to employees, officers, directors, consultants and advisors of MTI and its subsidiaries. Incentive stock options may only be granted to employees of MTI and its subsidiaries. As of December 31, 2020, options to purchase 240,680 shares of MTI Common Stock were outstanding under the 2012 Plan, of which 118,500 were exercisable, with 1,750 shares reserved for future grants of equity awards under the 2012 Plan.

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2014 Plan

The 2014 Plan was adopted by the Board on March 12, 2014 and approved by our shareholders on June 11, 2014. The 2014 Plan provides an aggregate number of 500,000 shares of MTI Common Stock that may be awarded or issued to directors and selected employees of MTI and its affiliates under the 2014 Plan. The number of shares that may be awarded under the 2014 Plan and awards outstanding may be subject to adjustment on account of any stock dividend, spin-off, stock split, reverse stock split, split-up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like. Under the 2014 Plan, the Board-appointed administrator of the 2014 Plan is authorized to issue stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, phantom stock, performance awards and other stock-based awards to employees, officers and directors of, and other individuals providing bona fide services to or for, MTI or any affiliate of MTI. Incentive stock options may only be granted to employees of MTI and its subsidiaries. As of December 31, 2020, options to purchase 239,000 shares of MTI Common Stock were outstanding under the 2014 Plan, of which 157,500 were exercisable, with 9,375 shares reserved for future grants of equity awards under the 2014 Plan.

2021 Plan

The 2021 Plan was adopted by the Board on February 12, 2021, and approved by the shareholders on March 25, 2021. The 2021 Plan authorizes MTI to issue such shares of MTI Common Stock upon the exercise of stock options, the grant of restricted stock awards and the conversion of restricted stock units (collectively, the “Awards”). The 2021 Plan is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee has full authority, subject to the terms of the 2021 Plan, to interpret the 2021 Plan and establish rules and regulations for the proper administration of the 2021 Plan. Subject to certain adjustments as provided in the 2021 Plan, the maximum aggregate number of shares of MTI Common Stock that may be issued under the 2021 Plan (i) pursuant to the exercise of stock options, (ii) as restricted stock and (iii) as available pursuant to restricted stock units shall be limited to (A) during MTI’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”), 1,460,191 shares of MTI Common Stock, and (B) beginning with MTI’s fiscal year ending December 31, 2022 (the “2022 Fiscal Year”), fifteen percent (15%) of the number of shares of MTI Common Stock outstanding. Subject to certain adjustments as provided in the 2021 Plan, (i) shares of MTI Common Stock subject to the 2021 Plan shall include shares of MTI Common Stock forfeited in a prior year and (ii) the number of shares of MTI Common Stock that may be issued under the 2021 Plan may never be less than the number of shares of MTI Common Stock that are then outstanding under Award grants.

Securities Authorized for Issuance Under Equity Compensation Plans

MTI has four share-based equity compensation plans, the 2006 Plan, the 2012 Plan, the 2014 Plan and the 2021 Plan. Descriptions of these plans are presented above.

As of December 31, 2020, we had the following securities authorized for issuance under our equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2) (c)
Equity compensation plans approved by security holders	398,750	$0.87	11,125
Total	398,750		11,125

(1)	The securities available under the plans for issuance and issuable pursuant to exercises of outstanding options may be adjusted in the event of a change in outstanding stock by reason of stock dividend, stock splits, reverse stock splits, etc.
(2)	No awards can currently be made out of the 2006 Plan.

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Prerequisites and Other Benefits

Our executive officers are eligible to participate in similar benefit plans available to all our other employees including medical, dental, vision, group life, disability, accidental death and dismemberment, paid time off, and 401(k) plan benefits.

We also maintain a standard directors and officers liability insurance policy with coverage similar to the coverage typically provided by other small publicly held technology companies.

The following table sets forth the total compensation received for services rendered in all capacities to MTI during the period during fiscal years ended December 31, 2020 and December 31, 2019 by our sole named executive officer, Frederick W. Jones, who served as our Chief Executive and Chief Financial Officer during 2019 and through September 11, 2020, and Michael Toporek and Jessica L. Thomas, who currently serve as our Chief Executive Officer and Chief Financial Officer, respectively. We had no other executive officers during the period and these years.

MTI’S 2022 ANNUAL MEETING

In order to be included in the proxy materials for MTI’s annual meeting of stockholders to be held in 2022, stockholder proposals submitted to MTI in compliance with SEC Rule 14a-8 (which concerns stockholder proposals that are requested to be included in a company’s proxy statement) must be received by us at our offices, 325 Washington Avenue Extension, Albany, New York 12205 on or before January 18, 2022. We suggest that proponents submit their proposals by certified mail, return receipt requested, addressed to our Secretary.

With respect to stockholder proposals to be submitted outside the Rule 14a-8 process for consideration at the 2022 annual meeting of stockholders, if MTI does not receive notice of any such proposal to be presented at the 2022 annual meeting of stockholders on or before April 3, 2022, the proxies designated by the Board will have discretionary authority to vote on any such proposal.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain forward-looking statements concerning, among other things, our anticipated results, and future plans and objectives that are or may be considered to be “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “should,” “could” and other expressions that indicate future events and trends identify forward-looking statements. These expectations are based upon many assumptions that we believe to be reasonable, but such assumptions ultimately may prove to be materially inaccurate or incomplete, in whole or in part and, therefore, undue reliance should not be placed on them. Several factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: the reactions of our customers, suppliers, and other persons with whom we do business with respect to the proposed transaction; the effects of the proposed transaction on the market for the MTI Common Stock; general global and economic conditions; and other factors recited from time to time in our filings with the SEC. In light of the uncertainty inherent in our forward-looking statements, you should not consider their inclusion to be a representation that the forward-looking statements will be achieved. In evaluating forward-looking statements, you should consider all these risks and uncertainties, together with any other risks described in our other reports and documents furnished or filed with the SEC, and you should not place undue reliance on those statements. We assume no obligation for updating any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent that there are any material changes in the information contained in this Proxy Statement, however, MTI will promptly disclose the changes as and to the extent required by applicable law and the rules and regulations of the SEC.

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OTHER BUSINESS

The Board does not intend to bring any other business before the Special Meeting and, so far as is known to the Board, no matters are to be brought before the Special Meeting except as specified in the Notice of Special Meeting of Stockholders. As to any business that may properly come before the Special Meeting, however, it is intended that proxy, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the person voting such proxies.

By Order of the Board of Directors,

/s/ Jessica L. Thomas
Jessica L. Thomas
Chief Financial Officer and Secretary
Albany, New York
October 7, 2021

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Annex A

EXECUTION VERSION

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is dated as of August 11, 2021 by and among Mechanical Technology, Incorporated (“MTI”), EcoChain, Inc. (“EcoChain”), and Harmattan Energy Ltd., formerly known as Soluna Technologies, Ltd. (“HEL”).

Recitals

A.       MTI, through its subsidiaries, is engaged in (i) the design, manufacture, and sale of vibration measurement and system balancing solutions, precision linear displacement sensors, instruments and system solutions, and wafer inspection tools, and (ii) cryptocurrency mining powered by renewable energy. The MTI Common Stock is currently listed on the “Nasdaq Capital Market.”

B.       EcoChain is a wholly owned subsidiary of MTI and is engaged in the business of cryptocurrency mining powered by renewable energy. EcoChain and HEL previously entered into the O&M Agreements.

C.       MTI, EcoChain, and HEL desire to terminate the O&M Agreements upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Recitals; Defined Terms.

(a)          The Recitals set forth above are true and correct in all material respects and are hereby incorporated into this Agreement by reference.

(b)          As used in this Agreement (including, but not limited to, the Recitals set forth above), the following terms have the respective meanings specified below:

“Effective Time” means 10:00 a.m. (Eastern Time) on the fifth (5th) business day following approval by MTI’s stockholders of the issuance of the Termination Shares at a special meeting of MTI’s stockholders.

“MTI Common Stock” means MTI’s common stock, par value $0.001 per share.

“O&M Agreements” means, collectively, (i) the Operating and Management Agreement dated January 13, 2020 between HEL and EcoChain, as amended or supplemented from time to time, (ii) the Operating and Management Agreement effective as of October 26, 2020 between HEL and EcoChain, as amended or supplemented from time to time, and (iii) the Project Marie O&M Agreement.

“Party” means each of MTI, EcoChain, and HEL, individually.

“Project Marie O&M Agreement” means the Operating and Management Agreement effective as of February 8, 2021 between HEL and EcoChain, as amended or supplemented from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

2.           Termination; Termination Payments; Contingent Rights Agreement.

(a)       Each of HEL and EcoChain hereby agrees that, from and after the Effective Time, each of the O&M Agreements is terminated in all respects, and neither EcoChain nor HEL shall have any further rights or obligations thereunder; provided, however, that the respective rights and obligations of the Parties under Section 3.4(c) of the Project Marie O&M Agreement shall survive such termination (subject to the terms and conditions thereof).

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(b)       In consideration of the transactions contemplated by this Agreement, at the Effective Time (i) EcoChain shall tender to HEL, by wire transfer of immediately available funds, a payment in the amount of USD $725,000, (ii) MTI shall issue and deliver to HEL 150,000 shares of MTI Common Stock (collectively, the “Termination Shares”), (iii) EcoChain shall reimburse HEL for, or pay upon the direction of HEL, USD $75,000 of costs, expenses, and fees incurred by HEL in connection with the transactions contemplated by this Agreement, by wire transfer of immediately available funds, and (iv) HEL and MTI will execute and deliver an Amended and Restated Contingent Rights Agreement substantially in the form of Exhibit A attached hereto.

3.           Investment Representations; Indemnity.

(a)       HEL represents and warrants to MTI and EcoChain that the investment acknowledgements, representations, and warranties set forth on Exhibit B hereto are true and correct as of the date hereof and as of the Effective Time.

(b)       HEL shall indemnify and hold harmless MTI, EcoChain, and their respective directors, officers, stockholders, employees, affiliates, successors and assigns from and against any and all liabilities, claims, losses, demands, actions, causes of action and expenses (including reasonable attorneys’ fees, which fees and other costs shall be paid as incurred and regardless of the outcome of any proceeding) arising out of or relating to any breach (or alleged breach) by HEL of the representations and warranties set forth in Section 3(a) above.

3A.        Registration for Resale.

(a)       MTI hereby agrees to prepare and file with the SEC, as soon as practicable but in any event not later than twenty (20) days following the Effective Time, a registration statement (the “Registration Statement”), in compliance with the Securities Act of 1933, as amended (the “Securities Act”), with respect to the resale of the Termination Shares.

(b)       MTI shall (i) use commercially reasonable efforts to cause the Registration Statement to become effective, and (ii) maintain the effectiveness of the Registration Statement until the close of business on the second anniversary of the Effective Time; provided, however, that MTI’s obligations under this Section 3A shall be suspended during any period (A) when MTI shall in good faith conclude in its sole discretion, after consultation with its legal counsel, that it is advisable to suspend use of any prospectus as a result of pending corporate developments, the disclosure requirements of the securities laws, or other events deemed material by MTI, (B) when the filing or effectiveness of the Registration Statement could, in the opinion of MTI, after consultation with its financial advisors, impair MTI’s ability to pursue a financing, acquisition, or other transaction, or (C) to the extent necessary in connection with transitioning the Registration Statement from a Form S-1 to a Form S-3 or when filing a new registration statement to register the resale of the Termination Shares on Form S-3 to replace the registration of the resale of the Termination Shares on a Form S-1 (from and after the time that any such registration statement on Form S-3 has been declared effective by the SEC, the term “Registration Statement” as defined and used herein shall refer to such registration statement on Form S-3); and provided further, that no period during which the use of any prospectus or the Registration Statement shall be suspended pursuant to clause (A), (B), or (C) hereof shall continue for more than 120 days. MTI shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary in its opinion to comply with its obligations under this Section 3A.

(c)       If MTI’s obligations under this Section 3A are suspended for any reason, MTI shall promptly provide HEL with written or oral notice of both the commencement and termination of the period of suspension. After receipt of such notice, HEL hereby agrees that it shall not offer, sell, pledge, hypothecate, transfer, distribute, or otherwise dispose of, in reliance on the Registration Statement, any Termination Shares during any period in which MTI’s obligations under this Section 3A are suspended. In addition, HEL hereby acknowledges that, in order to ensure compliance with insider trading and other securities laws, MTI from time to time imposes restrictions on the trading of its securities by its directors, officers, employees, and others, and HEL hereby agrees to comply with those restrictions as long as they apply to HEL.

(d)       It shall be a condition to MTI’s obligations under this Section 3A that HEL (i) shall have promptly taken all such actions as MTI shall reasonably request in connection with the Registration Statement, and (ii) shall have provided promptly (and in any event within seven business days) such information and other materials as MTI or its counsel shall request in connection with the Registration Statement. HEL hereby represents, warrants, and agrees that all such information provided by HEL or on its behalf shall be true, complete, and correct. HEL shall comply with the Securities Act and any other law, rule, regulation, or other legal requirement applicable to any disposition of any Termination Shares pursuant to the Registration

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Statement. In addition, all sales of Termination Shares shall be subject to MTI’s insider trading policy as in effect from time to time.

(e)       MTI shall pay all expenses incurred by it in complying with its obligations under this Section 3A, including registration and filing fees, listing fees, printing expenses, messenger and delivery expenses, fees and expenses of MTI’s counsel, fees and expenses of MTI’s accountants, and MTI’s internal expenses. HEL shall pay all expenses incurred by it in connection with the disposition of the Termination Shares, including any broker’s fees or commissions, selling expenses, messenger and delivery expenses, and fees and expenses of any counsel retained by HEL.

(f)       MTI’s obligations under this Section 3A shall terminate on the date on which HEL may sell all Termination Shares then owned by it pursuant to Rule 144 promulgated under the Securities Act (or another similar exemption) without compliance with the volume, manner of sale, or current public information requirements thereof. HEL’s rights under this Section 3A are non-transferable except by operation of law pursuant to the acquisition or dissolution of HEL.

4.           Mutual Release.

(a)       In consideration of the transactions contemplated by this Agreement, HEL for itself and its successors and assigns does hereby fully, finally and forever release, acquit, exonerate, and discharge MTI, EcoChain. and their respective directors, officers, stockholders, managers, members, employees, agents, representatives, affiliates, successors, and assigns, of and from any and all claims, rights, duties, charges, demands, actions, causes of action, suits, controversies, damages, losses, liabilities, costs, debts, expenses, and attorneys’ fees of any and every nature whatsoever, whether matured or unmatured, fixed or contingent, known or unknown, suspected or unsuspected, which HEL ever had, now has, or may claim to have against MTI and/or EcoChain, from the beginning of time until the date of this Agreement, solely to the extent arising out of or relating to the O&M Agreements (or any of them); provided, however, that HEL does not waive any rights to enforce this Agreement.

(b)       In consideration of the transactions contemplated by this Agreement, EcoChain for itself and its successors and assigns does hereby fully, finally and forever release, acquit, exonerate, and discharge HEL and its directors, officers, stockholders, employees, agents, representatives, affiliates, successors, and assigns, of and from any and all claims, rights, duties, charges, demands, actions, causes of action, suits, controversies, damages, losses, liabilities, costs, debts, expenses, and attorneys’ fees of any and every nature whatsoever, whether matured or unmatured, fixed or contingent, known or unknown, suspected or unsuspected, which EcoChain ever had, now has, or may claim to have against HEL from the beginning of time until the date of this Agreement, solely to the extent arising out of or relating to the O&M Agreements (or any of them); provided, however, that EcoChain does not waive any rights to enforce this Agreement.

5.            Indemnity; Covenant not to Sue.

(a)       If any Party releasing (or purporting to release) claims under Section 4 above (each a “Releasing Party”) takes any action in violation of the release and discharge provided therein, the Releasing Party shall indemnify and hold harmless the Party released (or purported to be released) thereunder (each a “Released Party”) from and against any and all liabilities, claims, losses, demands, actions, causes of action and expenses (including reasonable attorneys’ fees, which fees and other costs shall be paid as incurred and regardless of the outcome of any proceeding) arising out of or in connection with any asserted, alleged, threatened or litigated claim, lawsuit, arbitration or other proceeding asserted or brought by any Releasing Party with respect to the matters released (or purported to be released) pursuant to Section 4 hereof.

(b)       Each Releasing Party covenants and agrees that it will not file, initiate, commence, institute, maintain, prosecute, aid, assist or voluntarily participate in any way in any action at law, suit in equity or other proceeding, whether administrative, judicial or otherwise, or voluntarily appear, testify or produce documents in any such action, suit or proceeding against one or more Released Parties which is based on, in whole, or in part, or which arises out of, or is connected with, the matters released (or purported to be released) pursuant to Section 4 hereof.

6.           No Subrogation.

(a)       HEL represents and warrants to MTI and EcoChain that HEL has not made or suffered any assignment, subrogation, hypothecation or other disposition by operation of law or otherwise, of any claim, right, interest, demand, obligation or cause of action stated to have been released pursuant to Section 4(a) hereof. HEL shall indemnify and hold harmless MTI and EcoChain (and all related Released Parties) from any such claim asserted by any person or entity

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claiming to be an assignee or subrogee of any claim, right, interest, obligation, demand or cause of action that has been released (or that is purported to be released) pursuant to Section 4(a) hereof.

(b)       EcoChain represents and warrants to HEL that EcoChain has not made or suffered any assignment, subrogation, hypothecation or other disposition by operation of law or otherwise, of any claim, right, interest, demand, obligation or cause of action stated to have been released pursuant to Section 4(b) hereof. EcoChain shall indemnify and hold harmless HEL (and all related Released Parties) from any such claim asserted by any person or entity claiming to be an assignee or subrogee of any claim, right, interest, obligation, demand or cause of action that has been released (or that is purported to be released) pursuant to Section 4(b) hereof.

7.           No Admission of Liability. The Parties acknowledge that this Agreement is being executed in order to settle and forever set at rest any and all claims and controversies of whatever nature which may exist among the Parties under the O&M Agreements, and that neither this Agreement nor the releases contained herein constitute an acknowledgment or admission of liability in any way on the part of any Party or its successors, assigns, agents, officers, directors or employees, all of whom expressly deny any liability for any and all claims of whatever nature.

8.           Notices. Any notice required or permitted by this Agreement shall be in writing and shall be made by hand delivery (with written confirmation of receipt), by nationally recognized overnight delivery service (charges prepaid), or by certified mail (return receipt requested, postage prepaid), addressed to the applicable party at such party’s address on the signature page hereto (or at such different address as may be designated by such party by written notice to the other party as provided herein). Notice shall be considered given as of the earliest of the date of actual receipt, the date of hand delivery, one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing.

9.           Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflicts of laws provisions. Any action, suit, or proceeding arising out of or relating to this Agreement shall be brought only in the courts of the State of New York or of the United States District Court for the Northern District of New York (if a basis for federal jurisdiction exists), and each Party hereto irrevocably consents to the non-exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Northern District of New York (if a basis for federal jurisdiction exists).

10.         Entire Agreement; Amendment; Waiver. This Agreement contains the entire understanding and agreement among the Parties with respect to the subject matter hereof, and supersedes all prior discussions and understandings (whether oral or written) between them with respect thereto. No amendment to, or modification or waiver of, any of the terms of this Agreement shall be valid unless in writing signed by the Party against whom enforcement of such amendment, modification, or waiver is sought. All schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

11.        Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

12.        Severability. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

13.        Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. EACH OF THE PARTIES HERETO AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

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14.        Termination. This Agreement, and the respective rights and obligations of the Parties hereunder, immediately and automatically shall terminate if the Effective Time does not occur prior to 5:00 p.m. (Eastern Time) on October 31, 2021.

15.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and may be delivered via facsimile or electronic transmission.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

MTI:

Mechanical Technology, Incorporated

By:
Name: Michael Toporek
Title: Chief Executive Officer

Address:

325 Washington Avenue Extension
Albany, New York 12205

EcoChain:

EcoChain, Inc.

By:
Name: Michael Toporek
Title: Chief Executive Officer

Address:

325 Washington Avenue Extension
Albany, New York 12205

HEL:

Harmattan Energy Ltd.

By:
Name:____________________________________
Title:_____________________________________

Address:

232 Madison Avenue, Suite 600
New York, New York 10016

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Exhibit A

(Amended and Restated Contingent Rights Agreement)

This AMENDED AND RESTATED CONTINGENT RIGHTS AGREEMENT (this “Agreement”), dated June [__], 2021 (the “Effective Date”), is entered into by and between Soluna Technologies, Ltd, a corporation governed by the Business Corporations Act (British Columbia) (“Soluna BC”), and Mechanical Technology, Incorporated, a New York corporation (the “MKTY”). Soluna BC and MKTY are sometimes referred to herein, individually, as a “party” and, collectively, as the “parties”.

RECITALS:

WHEREAS, prior to the execution of this Agreement, Soluna BC and MKTY entered into a certain Contingent Rights Agreement dated January 13, 2020 that granted MKTY specific investment and subscription rights in both Soluna and certain wind power generation and data processing projects that were contemplated to be developed by Soluna BC and its Affiliates (the “Original Contingent Rights Agreement”);

WHEREAS, around or about the execution of this Agreement, Soluna BC and its shareholders consummated a reorganization pursuant to which a new, distinct legal entity incorporated in Delaware was created and empowered to carry on a business previously being established by Soluna BC of developing modular datacenter operations based in the United States connected with electric power generation sources, and Soluna BC continues to develop windfarm generation project(s) globally, and notably including a project in Morocco (the “Soluna Reorganization”); and

WHEREAS, in connection with the Soluna Reorganization, MKTY and Soluna BC agreed to terminate the Original Contingent Rights Agreement and to replace it with this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, including Ten and 00/100 United States Dollars ($10.00), cash-in-hand paid, and intending hereby to be legally bound, Soluna BC and MKTY hereby agree and stipulate as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1         Definitions. As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For the purposes of this Agreement, “control,” when used with respect to any specified Person, means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means, as to any Person, any federal, state, municipal and local law, statute, ordinance, regulation, order, directive, policy and decision rendered by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein, including, in the case of MKTY, any requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder which shall be in effect from time to time.

“Business Day” means a day other than a Saturday, a Sunday or a day that is a nationally recognized holiday in the United States.

“Development Equity Preemptive Notice” has the meaning set forth in Section 2.2(a).

“Development Equity Purchase Price” has the meaning set forth in Section 2.2(a).

“Effective Date” means the date set forth in the Preamble.

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“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“MKTY” has the meaning set forth in the Preamble.

“Original Contingent Rights Agreement” has the meaning set forth in the Recitals.

“party” or “parties” has the meaning set forth in the Preamble.

“Person” means any individual, joint venture, general partnership, limited partnership, limited liability company, corporation, trust, business trust, cooperative, association or other incorporated or unincorporated entity, and the heirs, executors, administrators, legal representatives, successors and assigns of that person where the context so admits.

“Phase I of the Project” means the development of the initial 100 MW of energy capacity and accompanying data center(s) associated with the Project (i.e., 0 MW – 100 MW of the Project).

“Phase I Project Financing” means a bona fide project financing supporting Phase I of the Project.

“Phase I–III Project Financing” means a bona fide project financing supporting Phase I of the Project, Phase II of the Project or Phase III of the Project.

“Phase I–III Project Financing Equity” means any capital stock, membership interest, units or other similar securities of any type whatsoever (other than debt securities not convertible into equity securities) of a Project SPV, whether authorized now or in the future, and any rights, options or warrants to purchase any such capital stock, membership interest, units or other securities of a Project SPV, including Stock Equivalents and any such rights that may become convertible into or exchangeable or exercisable for any such capital stock, membership interest, units or other securities of a Project SPV, to the extent the foregoing are issued to fund the equity portion of a Phase I–III Project Financing that is not allocated to the single lead investor or debt financing providers in respect of the applicable Phase I–III Project Financing, including, without limitation, any equity co-investment or similar right that accompanies the debt financing associated with a project financing of a Project SPV.

“Phase II of the Project” means the development of the next successive 200 MW of energy capacity and accompanying data center(s) associated with the Project, following Phase I of the Project (i.e., 100 MW – 300 MW of the Project).

“Phase II Project Financing” means a bona fide project financing supporting Phase II of the Project.

“Phase II–III Development Equity” means any capital stock, membership interest, units or other similar securities of any type whatsoever (other than debt securities not convertible into equity securities) of a Project SPV, whether authorized now or in the future, and any rights, options or warrants to purchase any such capital stock, membership interest, units or other securities of a Project SPV, including Stock Equivalents and any such rights that may become convertible into or exchangeable or exercisable for any such capital stock, membership interest, units or other securities of a Project SPV, to the extent the foregoing are issued for the purposes of raising pre-construction capital associated with development and planning activities (e.g., feasibility studies, due diligence, permitting) with respect to Phase II of the Project or Phase III of the Project prior to the Phase II Project Financing or Phase III Project Financing, as applicable.

“Phase III of the Project” means the development of the next successive 300 MW of energy capacity and accompanying data center(s) associated with the Project following Phase II of the Project (i.e., 300 MW – 600 MW of the Project).

“Phase III Project Financing” means a bona fide project financing supporting Phase III of the Project.

“Project” means a wind power generation project and the related data processing center(s), each as sponsored by Soluna BC or its Affiliates, including all equipment, improvements and assets associated therewith, currently contemplated to be sited on land with respect to which Soluna BC has acquired development rights located in the city of Dakhla, region of Oued-Ed-Dahab, Kingdom of Morocco.

“Project Finance Equity Purchase Price” has the meaning set forth in Section 2.1(a).

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“Project Financing Preemptive Notice” has the meaning set forth in Section 2.1(a).

“Project SPV” means a Subsidiary of Soluna BC formed or acquired for the purpose of owning and constructing any portion of the Project.

“Public Offering” means any underwritten public offering pursuant to a registration statement filed in accordance with the Securities Act.

“Qualified Public Offering” means the sale, in a firm commitment underwritten Public Offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of common stock of Soluna BC having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least Fifty Million and 00/100 United States Dollars ($50,000,000.00).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Soluna BC” has the meaning set forth in the Preamble.

“Soluna Reorganization” has the meaning set forth in the Recitals.

“Stock Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for or with a value derived in whole or part from applicable capital stock, membership interest, units or other securities, and any option, warrant or other right to subscribe for, purchase or acquire the foregoing.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

1.2         Interpretation. Unless the context requires otherwise: (a) the gender (or lack of gender) of all words used in this Agreement includes the masculine, feminine and neuter; (b) references to “Articles” and “Sections” refer to articles and sections of this Agreement; (c) unless expressly set forth to the contrary, references to “Exhibits” refer to the exhibits attached to this Agreement, each of which is made a part hereof for all purposes; (d) references to laws or agreements refer to such laws or agreements as they may be amended from time to time, and references to particular provisions of a law include any corresponding provisions of any succeeding law; (e) the terms defined herein include the plural as well as the singular and vice versa; and (f) references to money refer to legal currency of the United States of America.

ARTICLE II

PRE-EMPTIVE RIGHT ON EQUITY ISSUANCES

2.1         Pre-emptive Right of Subscription for Phase I–III Project Financing Equity.

(a)          In the event that, at any time, a Project SPV shall decide to undertake an issuance of Phase I–III Project Financing Equity, Soluna BC shall, or shall cause such Project SPV to, confer in good faith with MKTY to discuss (x) the nature and structure of the applicable project financing to which the Phase I–III Project Financing Equity relates and (y) the division of relative value, asset break-out and project financing pricing in such Phase I–III Project Financing Equity as between wind power generation and data processing components. Soluna BC shall, absent MKTY written consent to the contrary, establish two (2) separate Project SPVs to conduct the financing of the wind power generation and data processing components, respectively, of the phase of the Project to which the financing relates. Promptly following the conclusion of such discussions, Soluna BC shall deliver to MKTY written notice of the applicable Project SPVs’ decision to undertake an issuance of Phase I–III Project Financing Equity. Such written notice shall describe (i) the amount, type and terms of such Phase I–III Project Financing Equity, (ii) the purchase price per security for such Phase I–III Project Financing Equity (the “Project Finance Equity Purchase Price”) to be paid by the purchasers of such Phase I–III Project Financing Equity, (iii) the identity of any single lead investor in the applicable Phase I–III Project Financing, and (iv) all other material terms upon which the Project SPVs’ have decided to issue the Phase I–III Project Financing Equity including the expected timing of such issuance, which shall in no event be less than thirty (30) days after the date upon which such notice is given (the “Project Financing Preemptive Notice”). MKTY shall have ten (10) Business Days from the date on which the Project Financing Preemptive Notice is given to agree (in MKTY’s sole and absolute discretion), by written notice to Soluna BC, to have MKTY and/or its Affiliates purchase (A) up to

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fifty percent (50%) of such Phase I–III Project Financing Equity related to the wind power generation components of the Project and/or (B) between fifty percent (50%) and one hundred percent (100%) of such Phase I–III Project Financing Equity related to data processing components of the Project, all upon the general terms specified in the Project Financing Preemptive Notice and stating therein the applicable quantities of Phase I–III Project Financing Equity to be purchased by MKTY and/or its Affiliates. For the avoidance of doubt, neither MKTY nor its Affiliates shall have an obligation to purchase the foregoing Phase I–III Project Financing Equity. In the event that in connection with such a proposed issuance of Phase I–III Project Financing Equity, MKTY shall not give such written notice to Soluna BC within such ten (10) Business Day period, MKTY and its Affiliates shall, for all purposes of this Section 2.1(a), be deemed to have refused (in that particular instance only) to purchase any of such Phase I–III Project Financing Equity and to have waived (in that particular instance only) all of its rights under this Section 2.1(a) to purchase any of such Phase I–III Project Financing Equity. Any Phase I–III Project Financing Equity issued pursuant to this Section 2.1 shall be acquired by MKTY and/or its Affiliates (as applicable) making payment to the appropriate Project SPV(s), as applicable, therefor at the closing with respect to the project financing to which the Phase I–III Project Financing Equity relates.

(b)          In the event and to the extent that such Phase I–III Project Financing Equity contemplated by this Section 2.1 is not acquired by MKTY or its Affiliates, the applicable Project SPVs shall be free to issue such Phase I–III Project Financing Equity to any Person; provided, that (x) the price per security of Phase I–III Project Financing Equity at which such Phase I–III Project Financing Equity is being issued to and purchased by such Person is equal to or greater than the Project Finance Equity Purchase Price and (y) the other terms and conditions pursuant to which such Person purchases such Phase I–III Project Financing Equity are not more favorable to the investor, in the aggregate, than the terms set forth in the Project Financing Preemptive Notice.

(c)          Notwithstanding anything in this Section 2.1 to the contrary, the following shall apply with respect to any purchase or contemplated purchase of Phase I–III Project Financing Equity by MKTY or its Affiliates pursuant to this Section 2.1: In the event MKTY and/or its Affiliates agree to purchase Phase I–III Project Financing Equity pursuant to Section 2.1(a) and the closing with respect to MKTY’s or the Affiliate’s purchase thereof is not consummated within one hundred eighty (180) days after the date of the Project Financing Preemptive Notice, then following such one hundred eighty (180) day period MKTY and/or its Affiliate(s) (as applicable) may, by written notice to Soluna BC, unilaterally terminate the applicable election to purchase the relevant Phase I–III Project Financing Equity. Following any such termination, MKTY and/or its Affiliates (as applicable) shall have no obligation or liability to Soluna BC or any Project SPV with respect to the applicable Phase I–III Project Financing Equity previously elected to be purchased by MKTY and/or its Affiliates.

2.2         Pre-emptive Right of Subscription for Phase II–III Development Equity.

(a)          In the event that, at any time, a Project SPV shall decide to undertake an issuance of Phase II–III Development Equity, Soluna BC shall, or shall cause such Project SPV to, confer in good faith with MKTY to discuss the nature and structure of the applicable financing to which the Phase II–III Development Equity relates. Promptly following the conclusion of such discussions, Soluna BC shall deliver to MKTY written notice of the applicable Project SPVs’ decision to undertake an issuance of Phase II–III Development Equity. Such written notice shall describe (i) the amount, type and terms of such Phase II–III Development Equity, (ii) the purchase price per security for such Phase II–III Development Equity (the “Development Equity Purchase Price”) to be paid by the purchasers of such Phase II–III Development Equity, (iii) the identity of any prospective or desired lead investor in the applicable Phase II–III Development Equity, and (iv) all other material terms upon which the Project SPVs have decided to issue the Phase II–III Development Equity including the expected timing of such issuance, which shall in no event be less than thirty (30) days after the date upon which such notice is given (the “Development Equity Preemptive Notice”). MKTY shall have ten (10) Business Days from the date on which the Development Equity Preemptive Notice is given to agree (in MKTY’s sole and absolute discretion) by written notice to Soluna BC to have MKTY and/or its Affiliates purchase between fifty percent (50%) and one hundred percent (100%) of such Phase II–III Development Equity upon the general terms specified in the Development Equity Preemptive Notice, stating therein the applicable quantities of Phase II–III Development Equity to be purchased by MKTY and/or its Affiliates. For the avoidance of doubt, neither MKTY nor its Affiliates shall have an obligation to purchase the foregoing Phase II–III Development Equity. In the event that in connection with such a proposed issuance of Phase II–III Development Equity, MKTY shall not give such written notice to Soluna BC within such ten (10) Business Day period, MKTY and its Affiliates shall, for all purposes of this Section 2.2(a), be deemed to have refused (in that particular instance only) to purchase any of such Phase II–III Development Equity and to have waived (in that particular instance only) all of its rights under this Section 2.2(a) to purchase any of such Phase II–III Development Equity. Any Phase II–III Development Equity issued pursuant to this Section 2.2 shall be acquired

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by MKTY and/or its Affiliates (as applicable) making payment to the appropriate Project SPV(s), as applicable, therefor at the closing with respect to the financing to which the Phase II–III Development Equity relates.

(b)          In the event and to the extent that such Phase II–III Development Equity contemplated by this Section 2.2 is not acquired by MKTY or its Affiliates, the applicable Project SPVs shall be free to issue such Phase II–III Development Equity to any Person; provided, that (x) the price per security of Phase II–III Development Equity at which such Phase II–III Development Equity is being issued to and purchased by such Person is equal to or greater than the Development Equity Purchase Price and (y) the other terms and conditions pursuant to which such Person purchases such Phase II–III Development Equity are not more favorable to the investor, in the aggregate, than the terms set forth in the Development Equity Preemptive Notice.

(c)          Notwithstanding anything in this Section 2.2 to the contrary, the following shall apply with respect to any purchase or contemplated purchase of Phase II–III Development Equity by MKTY and/or its Affiliates pursuant to this Section 2.2: In the event MKTY and/or its Affiliates agree to purchase Phase II–III Development Equity pursuant to Section 2.2(a) and the closing with respect to MKTY’s or the Affiliate’s purchase thereof is not consummated within one hundred eighty (180) days after the date of the Development Equity Preemptive Notice, then following such one hundred eighty (180) day period MKTY and/or its Affiliates (as applicable) may, by written notice to Soluna BC, unilaterally terminate the applicable election to purchase the relevant Phase II–III Development Equity. Following any such termination, MKTY and/or its Affiliates (as applicable) shall have no obligation or liability to Soluna BC or any Project SPV with respect to the applicable Phase II–III Development Equity previously elected to be purchased by MKTY and/or its Affiliates.

ARTICLE III

TERMINATION OF PRIOR AGREEMENT

3.1         Termination of Original Contingent Rights Agreement. The Original Contingent Rights Agreement is hereby terminated and replaced with this Agreement.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.1         Project SPVs. Notwithstanding anything else herein to the contrary, Soluna BC shall and shall cause its Affiliates to, absent MKTY consent to the contrary, conduct all debt and equity financings and issuances with respect to Phase I of the Project, Phase II of the Project and Phase III of the Project through Project SPVs so as to properly effectuate the purpose and intent of this Agreement. The foregoing shall include all issuances of Phase I–III Project Financing Equity and Phase II–III Development Equity.

4.2         Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. If any provision of this Agreement or the application thereof to either party or any circumstance is held invalid or unenforceable to any extent, (a) the remainder of this Agreement and the application of that provision to the other party or other circumstances is not affected thereby, and (b) the parties shall negotiate in good faith to replace that provision with a new provision that is valid and enforceable and that puts the parties in substantially the same economic, business and legal position as they would have been in if the original provision had been valid and enforceable.

4.3         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, permitted successors and assigns.

4.4         Waiver. No waiver by either party of any default by the other party in the performance of any provision, condition or requirement herein shall be deemed to be a waiver of, or in any manner a release of the other party from, performance of any other provision, condition or requirement herein, nor deemed to be a waiver of, or in any manner a release of the other party from, future performance of the same provision, condition or requirement; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right or any like right accruing to it thereafter.

4.5         Amendment. This Agreement may not be modified or amended except by written agreement of the parties.

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4.6         Headings. The headings contained in this Agreement are for convenience of reference only and do not constitute part of this Agreement.

4.7         Further Assurances. Each of the parties agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement.

4.8         Assignment. Either party may transfer its rights and obligations hereunder to another entity only with the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, that MKTY may transfer its rights and obligations hereunder to an Affiliate upon written notice to Soluna BC, without the prior written consent of Soluna BC.

4.9         Entire Agreement. This Agreement constitutes the entire agreement of the parties relating to the relationship hereunder and supersede all provisions and concepts contained in all prior contracts or agreements between the parties with respect to such relationship, whether oral or written.

4.10       Counterparts. This Agreement may be executed by electronic signature in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

4.11       Remedies. Except as expressly provided herein, the remedies created by this Agreement are cumulative and in addition to any other remedies otherwise available at law or in equity. The parties agree that irreparable damage would occur if any provision of this Agreement (including, without limitation, Section 4.1) were not performed in accordance with the terms hereof and that the parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

4.12       Survival. This Agreement, and the terms and provisions hereof, shall survive until the consummation of a Qualified Public Offering by Soluna BC.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth in this Agreement.

Soluna BC:

SOLUNA TECHNOLGIES LTD.

By:
Name: John Belizaire
Title: CEO

MKTY:

MECHANICAL TECHNOLOGY, INCORPORATED

By:
Name: Michael Toporek
Title: Chief Executive Officer

[Signature Page to Amended and Restated Contingent Rights Agreement]

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Exhibit B

(Investment Representations)

Capitalized terms used in this Exhibit B but not defined herein have the respective meanings specified in the foregoing Termination Agreement.

HEL represents, warrants, and acknowledges to MTI and EcoChain that:

1.       HEL acknowledges that the offer and sale of the Termination Shares by MTI and EcoChain have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws (the “State Acts”), MTI has not agreed to register the offer and sale of the Termination Shares in accordance with the provisions of the Securities Act or any State Acts, and MTI has not agreed to comply with any exemption under the Securities Act or the State Acts for the resale of the Termination Shares. HEL understands that MTI is under no obligation to register the resale of the Termination Shares on behalf of HEL or to assist HEL in complying with any exemption from registration, except as otherwise expressly agreed.

2.       HEL acknowledges that the offer and sale of the Termination Shares by MTI and EcoChain have not been registered under the Securities Act or under the State Acts pursuant to exemptions therefrom for nonpublic offerings in reliance upon, among other things, the representations and warranties made by HEL herein, and that a breach of such representations and warranties could cause MTI to not qualify for such exemptions.

3.       HEL acknowledges that any assignment, sale, transfer, exchange, or other disposition of the Termination Shares may be made only in compliance with the Securities Act and the State Acts, and that MTI may, from time to time, make stop transfer notations in MTI’s records to ensure compliance with the Securities Act and any applicable State Acts.

4.       HEL has satisfied itself as to the full observance of the laws of Canada (and any political subdivision thereof) in connection with any offer or sale of the Termination Shares, including (i) the legal requirements within Canada (or any political subdivision thereof) for the acquisition of the Shares, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, sale, or transfer of the Termination Shares. HEL’s acquisition and continued beneficial ownership of the Termination Shares will not violate any applicable securities or other laws of Canada (or any political subdivision thereof).

5.       HEL acknowledges that the Termination Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act because they are being acquired from MTI in a transaction not involving a public offering, and under the federal securities laws and applicable regulations the Termination Shares may be resold, assigned, pledged, exchanged, hypothecated, or otherwise transferred without registration under the Securities Act only in certain limited circumstances. In this regard, HEL understands the provisions of Rule 144 promulgated under the Securities Act and the requirements it must comply with in order to resell any Termination Shares thereunder.

6.       HEL acknowledges that all certificates representing the Termination Shares issued to or to the order of HEL will bear a legend in substantially the following form (as well as any legend required by applicable State Acts):

HEL acknowledges that THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), NOR IS SUCH REGISTRATION CONTEMPLATED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED, TRANSFERRED, OR OTHERWISE DISPOSED OF (WHETHER OR NOT FOR CONSIDERATION), IN WHOLE OR IN PART, UNLESS REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE ACTS OR UNLESS, IN THE OPINION OF COUNSEL FOR (OR REASONABLY SATISFACTORY TO) THE ISSUER, REGISTRATION UNDER THE SECURITIES ACT AND/OR THE STATE ACTS IS NOT REQUIRED.

7.       Neither HEL nor any of its equity owners is subject to a “Bad Actor” disqualification as set forth in Rule 506(d)(1) of Regulation D promulgated under the Securities Act.

8.       HEL is acquiring the Termination Shares as principal for its own account, not for the account of any other person or entity, solely for investment, and not with any view to resale or distribution thereof. No one other than HEL will have

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any interest in, or any right to acquire, the Termination Shares or any part thereof, nor does anyone other than HEL have any interest in this subscription, and HEL does not presently have any agreement, plan, or understanding, directly or indirectly, with any person or entity to distribute or effect any distribution of any of the Shares (or any securities that are derivatives thereof) to or through any person or entity.

9.       HEL: (i) is willing and able to bear the economic and other risks associated with its investment in the Termination Shares, including, but not limited to, the risk of losing its entire investment in MTI; (ii) is able to hold the Termination Shares for an indefinite period of time; (iii) is able to bear the economic risk of an investment in, and is able to afford a complete loss of its investment in, the Termination Shares; (iv) has adequate net worth and means of providing for its current needs and possible contingencies; and (v) has no need for liquidity in the Termination Shares. Further, HEL understands that no representation is being made as to the future trading value or trading volume of the MTI Common Stock.

10.       HEL has such knowledge, sophistication, and experience in financial and business matters such that HEL is capable of evaluating the merits and risks of an investment in MTI, and its decision with respect to its investment in the Termination Shares is being directed by a person who similarly has such knowledge, sophistication, and experience in financial and business matters such that he or she is capable of evaluating the merits and risks of an investment in MTI. Such knowledge, sophistication, and experience and the manner in which they were gained are detailed in a purchaser representative questionnaire delivered to MTI on the date hereof. HEL is capable of protecting its own interests in connection with its investment and has experience as an investor in securities of companies like MTI.

11.       The address furnished by HEL on the signature page to the foregoing Termination Agreement is HEL’s principal place of business.

12.       HEL acknowledges that in the future, MTI may issue additional shares of capital stock and/or securities convertible into or exchangeable for shares of MTI’s capital stock. The issuance by MTI of additional shares of capital stock, or securities convertible into or exchangeable for MTI’s capital stock, will have the effect of diluting HEL’s interest in MTI.

13.       HEL acknowledges that no governmental agency has passed on or made any recommendation or endorsement of the Termination Shares or made any finding or determination as to the fairness of HEL’s investment therein. Any representation to the contrary is a criminal offense.

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Annex B

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of August 11, 2021 by and among Mechanical Technology, Incorporated, a Nevada corporation (“MTI”), SCI Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of MTI (“Merger Sub”), and Soluna Computing, Inc., a Delaware corporation (“SCI”).

Recitals

A.           Pursuant to the provisions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), MTI and SCI will enter into a business combination transaction under which Merger Sub will merge with and into SCI (the “Merger”), with SCI as the surviving corporation in the Merger.

B.           The Board of Directors of MTI has (i) determined that the Merger is consistent with and in furtherance of the long-term business strategy of MTI and fair to, and in the best interests of, MTI and its stockholders, (ii) unanimously adopted and approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and (iii) unanimously recommended that the stockholders of MTI approve this Agreement.

C.           The Board of Directors of Merger Sub has (i) determined that the Merger is fair to and in the best interests of Merger Sub and its stockholders, (ii) unanimously approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and declared this Agreement advisable, and (iii) unanimously recommended that the stockholders of Merger Sub adopt and approve this Agreement.

D.           The Board of Directors of SCI has (i) determined that the Merger is fair to, and in the best interests of, SCI and its stockholders, (ii) unanimously approved this Agreement, the Merger, and the other transactions contemplated by this Agreement, and declared this Agreement advisable, and (iii) unanimously recommended that the stockholders of SCI adopt and approve this Agreement and the Merger.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1         Certain Defined Terms. As used in this Agreement (including, but not limited to, the Recitals set forth above), the following terms have the respective meanings specified below:

“Active MW” means active electric power generating capacity and/or electric supply (i) at a Qualified Facility and (ii) that arises from Projects for which all infrastructure needed to permit the installation of data miners has been completed (e.g., racking and testing), all as determined pursuant to Section 2.8 below.  For the avoidance of doubt, Active MW does not include any requirement that data miners be installed or that such energy be drawn by data miners by that date.

“Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York City, New York are required or authorized by law, executive order or governmental decree to be closed.

“Change of Control” means (i) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of MTI (excluding the sale of MTI’s instruments business) or EcoChain, (ii) the failure of MTI to own (directly or indirectly) 100% of the outstanding equity securities of EcoChain and/or the Surviving Corporation, or (iii) a merger, consolidation, or other transaction in which the holders of MTI’s, EcoChain’s or the Surviving Corporation’s outstanding voting securities immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction (excluding any such transaction principally for bona fide equity financing purposes, so long as, in the case of MTI or EcoChain (but not the Surviving Corporation) such transactions, individually and in the aggregate, do not result in a change in membership of such entity’s board of directors so that the persons who were members of the board of directors immediately prior to the first

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such transaction constitute less than 50% of the board membership at any time after such transaction(s) are consummated). Notwithstanding the foregoing, a transaction shall not constitute a Change of Control if its sole purpose is to change the state of MTI’s or EcoChain’s incorporation or to create a holding company that will be owned in the same proportions by the persons who held MTI’s or EcoChain’s securities immediately prior to such transaction.

“Code” means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

“Confidentiality Agreement” means the Mutual Non-Disclosure Agreement dated as of October 22, 2019 by and between MTI and HEL, as amended.

“Cost Requirement” means, with respect to any Active MW, that the Weighted Average Cost of Power for such Active MW is, at the time all requirements for such Active MW are met, less than or equal to $30/MWh, subject to adjustment on January 1, 2023 and on each January 1 thereafter based on the PPI Index as of the applicable adjustment date.

“EcoChain” means EcoChain, Inc., a Delaware corporation and a wholly owned subsidiary of MTI.

“Effective Time Holders” means the holders of SCI Common Stock as of immediately prior to the Effective Time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“HEL” means Harmattan Energy Ltd., a British Columbia corporation, formerly known as Soluna Technologies, Ltd.

“Letter of Transmittal” means a letter of transmittal in form and substance reasonably acceptable to MTI, EcoChain, and Soluna US Parent.

“Measurement Period” means the 18-month period immediately following the date on which a Qualified Facility first begins producing Active MW.

“Milestone Consultant” means (i) with respect to any determination regarding a Qualified Facility or Active MW, DNVGL, Black and Veatch, or another independent engineer mutually acceptable to MTI and Soluna US Parent, and (ii) with respect to any determination regarding the Weighted Average Cost of Power, CohnReznick, PriceWaterhouseCoopers, or another independent accountant mutually acceptable to MTI and Soluna US Parent.

“MTI Common Stock” means MTI’s common stock, par value $0.001 per share.

“Permitted Lien” means (i) Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of SCI; (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s or other like Liens for amounts that are not delinquent; and (iii) the original purchase price under conditional sales contracts and equipment leases with third parties.

“Portfolio Acquisition” means the acquisition by MTI (directly or indirectly) of one or more facilities (or rights therein) that have obtained all required permits, approvals, licenses, authorizations, and agreements necessary to deliver electricity to a data mining facility and for which construction of such data mining facility is ready to proceed, has commenced, or has been completed, whether through acquisition of assets, equity interests, or via joint venture or strategic arrangement, in each case for cash, securities, and/or other consideration.

“PPI Index” means the Producer Price Index for Electric Power Generation, not seasonally adjusted, or a successor index as calculated by the U.S. Department of Labor, determined on a rolling five year average basis as of the applicable measurement date.

“Pre-Closing Tax Period” means, with respect to SCI, any period (including the portion of any Straddle Period) ending on or prior to the Closing Date.

“Pre-Closing Taxes” means (a) all liability for Taxes of SCI for Pre-Closing Tax Periods; (b) all liability resulting by reason of the several liability of SCI pursuant to Treasury Regulation Section 1.1502-6 or any analogous state, local or foreign law or regulation, or by reason of SCI having been a member of any consolidated, combined or unitary group on or

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prior to the Closing Date; (c) all liability for Taxes arising in the Pre-Closing Tax Period attributable to any misrepresentation or breach of warranty made in Section 3.12; (d) all liability for Taxes arising in the Pre-Closing Tax Period attributable to any failure to comply with any of the covenants or agreements of SCI under this Agreement; (e) all liability for Taxes of any other person pursuant to any contractual agreement entered into on or before the Closing Date; and (f) all liability for Taxes attributable to Soluna US Parent or any affiliate or predecessor in interest thereto (whether or not relating to a Pre-Closing Tax Period or Straddle Period). In the case of the Straddle Period, the real, personal and intangible property Taxes (“Property Taxes”) imposed upon SCI allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and the Taxes (other than Property Taxes) imposed upon SCI allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated between the Pre-Closing Tax Period and the period after the Closing Date in proportion to the number of days in each such period.

“Project Dorothy” means a 50 MW data center project tied into a 150 MW wind farm located in Lubbock, Texas.

“Project Kati” means Two 60 MW data center projects each tied into two 150 MW wind farms (with the same ownership) located in Seymour, Texas.

“Project Marie” means a 14.2 MW operating facility with a 10 MW expansion option located in Calbert City, Kentucky.

“Project Rosa” means A 75 MW data center project tied into a 160 MW solar plant located in Odessa, Texas.

“Project Sophie” means 25 MW greenfield facility located in Murray, Kentucky.

“Qualified Facility” means an electric power generating facility that (i) has obtained all permits, approvals, licenses, authorizations, and agreements necessary to deliver electricity to the relevant transmission system, (ii) has completed commissioning in accordance with good utility practice, and (iii) has been energized, all as determined pursuant to Section 2.8 below.

“Qualified Project” means (i) Project Dorothy, Project Kati, Project Rosa, and the remaining current SCI pipeline listed on Schedule 1.1(a) hereto, and (ii) other projects which may be identified and developed from time to time by EcoChain and/or the Surviving Corporation, but specifically excluding Project Marie, Project Sophie, and any Portfolio Acquisition.

“Restructuring Agreement” means the Master Restructuring Agreement dated as of July 27, 2021 by and among HEL, SCI, and the other parties thereto.

“SCI Capital Stock” means the capital stock of SCI, including, but not limited to, the SCI Common Stock.

“SCI Common Stock” means SCI’s common stock, no par value per share.

“SCI Disclosure Schedule” means the disclosure schedule delivered by SCI to MTI and Merger Sub on the date hereof.

“SCI Options” means all issued and outstanding warrants, options, units, or other rights (including commitments to grant warrants, options, units, or other rights) to purchase or otherwise acquire SCI Capital Stock (whether or not vested).

“SCI’s Knowledge” means the actual knowledge of John Belizaire, Mohammed Larbi Loudiyi, Phillip Ng, and Dipul Patel.

“Soluna US Parent” means Soluna Holdings US, LLC, a Delaware limited liability company.

“SEC” means the United States Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Straddle Period” means a Tax period that begins before and ends after the Closing Date.

“Tax” or, collectively, “Taxes” means (i) any and all national, provincial, municipal, local or foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes, without limitation, based upon or measured by gross receipts, net income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Return” means any return, report, information return or other document (including any related or supporting information, any schedule or attachment thereto, and any amendment thereof) filed or required to be filed with any federal, foreign, state or local taxing authority in connection with the determination, assessment, collection, administration or imposition of any Taxes.

“Taxing Authority” means any federal, state, local, or foreign governmental authority exercising any Taxing authority or Tax regulatory authority or indirect reporting authority to any governmental authority exercising any Taxing authority or Tax regulatory authority.

“Weighted Average Cost of Power” means, with respect to the Measurement Period, the quotient obtained by dividing (i) the sum of all costs to procure power, including demand charges, grid fees and adders, fuel costs, administrative costs, recurring connection costs and all other associated costs and charges (but specifically excluding taxes, carbon offsets, and amortization of interconnection or substation costs or any other one-time costs) for the Measurement Period, by (ii) the volume of energy to be delivered prospectively during the Measurement Period (denominated in megawatt hours), all as determined pursuant to Section 2.8 below.

1.2         Additional Defined Terms. Capitalized terms used in this Agreement (including, but not limited to, the Recitals set forth above) but not defined in Section 1.1 above have the respective meanings set forth herein.

ARTICLE II

THE MERGER

2.1         The Merger. At the Effective Time (as defined below) and subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into SCI, the separate corporate existence of Merger Sub shall cease, and SCI shall continue as the surviving corporation in the Merger. SCI, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

2.2         Effective Time; Closing. Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Delaware Secretary of State in accordance with the DGCL (the time of such filing being the “Effective Time”) as soon as practicable after the Closing. Unless the context otherwise requires, the term “Agreement” as used herein refers collectively to this Agreement and Plan of Merger (as the same may be amended from time to time in accordance with the terms hereof) and the Certificate of Merger. The closing of the Merger (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures at 10:00 a.m. (Eastern Time) on the tenth Business Day following the satisfaction or waiver of the conditions set forth in Article VIII below (other than those that by their nature will be satisfied at the Closing), or at such other time, date, and location as the parties hereto agree in writing (the “Closing Date”).

2.3         Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, powers, and franchises of SCI and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions, and duties of SCI and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

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2.4         Certificate of Incorporation and Bylaws of Surviving Corporation.

(a)          Certificate of Incorporation. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or SCI, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read the same as the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and such certificate of incorporation; provided, however, that as of the Effective Time such certificate of incorporation shall provide that the name of the Surviving Corporation is as specified by MTI.

(b)          Bylaws. As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or SCI, the bylaws of the Surviving Corporation shall be amended and restated to read the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with DGCL, the certificate of incorporation of the Surviving Corporation, and such bylaws; provided, however, that all references in such bylaws to Merger Sub shall be amended to refer to the name specified by MTI.

2.5         Directors and Officers of Surviving Corporation.

(a)          Directors. The initial directors of the Surviving Corporation shall be the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

(b)          Officers. The initial officers of the Surviving Corporation shall be the officers of SCI as of immediately prior to the Effective Time, until their respective successors are duly appointed.

2.6         Effect of Merger on the Capital Stock of the Constituent Corporations.

(a)          Effect on SCI Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, SCI, or any stockholder of SCI:

(i)           each share of SCI Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of SCI Common Stock to be canceled pursuant to Section 2.6(b) below, will be canceled and extinguished and automatically converted into the right to receive the applicable Merger Consideration (if, as, and when due and payable) upon surrender by the holder thereof of the certificate representing such share of SCI Common Stock in the manner provided in Section 2.9 below.

(ii)          all other shares of SCI Capital Stock (if any) and SCI Options (if any) shall be cancelled and extinguished without consideration.

(b)          Cancellation of Treasury and MTI-Owned Shares. Each share of SCI Capital Stock held by SCI or owned by Merger Sub, MTI, or any direct or indirect wholly-owned subsidiary of SCI or MTI immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(c)          Capital Stock of Merger Sub. Each share of common stock, par value $0.0001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation.

2.7         Merger Consideration.

(a)          The consideration payable to the Effective Time Holders in connection with the Merger (the “Merger Consideration”) shall be an aggregate of up to 2,970,000 shares of MTI Common Stock (collectively, the “Merger Shares”), subject to adjustment as provided in Section 2.7(b) below and payable as follows:

(i)           Subject to the provisions of Section 2.7(a)(ii) below, if, within five (5) years after the Effective Time, EcoChain or SCI directly or indirectly (other than pursuant to a Portfolio Acquisition) achieves one (1) or more Active MW from Qualified Projects in which the Cost Requirement is satisfied, then MTI will issue to the Effective Time Holders 19,800 Merger Shares for each such one (1) Active MW, up to a maximum of one hundred fifty (150) Active MW.

(ii)          Section 2.7(a)(i) above is subject to the following qualifications and limitations:

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(A)         if, on or before June 30, 2022, EcoChain or SCI directly or indirectly achieves at least fifty (50) Active MW from Project Dorothy, Project Kati, and/or Project Rosa that satisfy the Cost Requirement, then the Merger Shares will be issued to the Effective Time Holders at an accelerated rate of 29,700 Shares for each of such first fifty (50) Active MW, such that the Merger Shares in respect of the remaining one hundred (100) Active MW (if any) shall be issued at a reduced rate of 14,850 Merger Shares per Active MW.

(B)         if, by June 30, 2023, EcoChain or SCI fail to achieve directly or indirectly (other than pursuant to a Portfolio Acquisition) at least fifty (50) Active MW from Qualified Projects that satisfy the Cost Requirement, then the maximum aggregate number of Merger Shares shall be reduced from 2,970,000 to 1,485,000.

(C)         no Merger Shares shall actually be issued to the Effective Time Holders without the prior written consent of Soluna US Parent.

(D)         issuance of the Merger Shares also will be subject to continued employment with or engagement by EcoChain or the Surviving Corporation of (y) John Belizaire, and (z) at least two of Dipul Patel, Mohammed Larbi Loudiyi (through ML&K Contractor, a Moroccan limited liability company), and Phillip Ng at the time that such Merger Shares are earned. If both (y) and (z) cease to be satisfied on or prior to the date that all Merger Shares are earned (such date, a “Trigger Date”), then “Qualified Projects” for purposes of determining Merger Shares shall only apply to those Qualified Projects in the pipeline as of the Trigger Date. For those purposes, if any such individual’s (or, in the case of Mohammed Larbi Loudiyi, ML&K Contractor’s) employment or service relationship with EcoChain is terminated without “Cause,” as a result of such individual’s death or “Disability,” or with “Good Reason” (as those terms are defined in the applicable employment or service agreement with EcoChain), then such individual shall be deemed to continue to be employed or engaged by EcoChain for purposes of this Section 2.7(a)(ii)(D).

(E)         if MTI or EcoChain consummates a Change of Control before the fifth anniversary of the Closing Date, then MTI shall be obligated to issue all of the unissued Merger Shares (subject to Section 2.7(a)(ii)(B) and Section 2.7(a)(ii)(C) above).

(F)         if on any of the dates set forth in Section 2.7(a)(i), Section 2.7(a)(ii)(A), and/or Section 2.7(a)(ii)(B) above, a facility has not become a Qualified Facility and therefore is not taken into consideration in the calculation of Active MW because any of the elements set forth in the definition of “Qualified Facility” have not been met for reasons beyond the reasonable control of SCI’s management team, but SCI’s management team is then actively engaged in the process of completing and is diligently pursuing the completion of the missing elements, then (1) the target date set forth in the relevant provision of this Section 2.7(a) shall be extended for an additional ninety (90) days, and (2) additional extensions of time may be granted by MTI’s board of directors in its commercially reasonable discretion, in each case for the purpose of enabling SCI’s management team to complete the steps needed to qualify the facility as a Qualified Facility.

(b)          The number of Merger Shares is subject to equitable adjustment in the event of any stock split, stock consolidation, stock dividend or other similar event affecting shares of MTI Common Stock. No interest shall accrue with respect to the Merger Consideration.

(c)          Schedule 2.7(c) attached hereto sets forth the maximum amount of Merger Consideration payable to each Effective Time Holder.

2.8         Verification; Dispute Resolution.

(a)          If, from time to time, SCI’s President determines in good faith that Merger Shares are issuable pursuant to Section 2.7(a) above (each a “Seller Payment Determination”), then SCI’s President shall deliver to MTI a certificate, signed by such President, specifying in detail the factors and calculations underlying such Seller Payment Determination, together with copies of all supporting materials and documentation.

(b)          If MTI objects to a Seller Payment Determination, then, within 45 days after MTI’s receipt of such Seller Payment Determination, MTI shall deliver written notice of such objection to Soluna US Parent, which notice shall specify in reasonable detail MTI’s objections to such Seller Payment Determination. Within fifteen (15) Business Days thereafter, representatives of MTI and Soluna US Parent shall meet at MTI’s offices and attempt in good faith to reasonably resolve any disputes as to such Seller Payment Determination. If MTI and Soluna US Parent are unable to resolve any such disputes during such meeting or within ten (10) Business Days thereafter, then the matter shall be referred to the applicable

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Milestone Consultant for a final determination as to the subject matter of such Seller Payment Determination. In making such determination, such Milestone Consultant shall consider such information as the Milestone Consultant deems relevant. As promptly as practicable, the Milestone Consultant will deliver to MTI and Soluna US Parent a written report setting forth the Milestone Consultant’s determination as to the subject matter of such Seller Payment Determination, which determination shall be final and binding upon MTI and Soluna US Parent. The fees and expenses of the Milestone Consultant shall be shared equally by MTI and Soluna US Parent.

2.9         Surrender and Payment Procedures.

(a)          Surrender of Certificates. At the Effective Time, without further action on the part of MTI, SCI, or the Effective Time Holders, each certificate representing shares of SCI Common Stock (each a “Certificate”) automatically shall be cancelled and converted into the right to receive the applicable Merger Consideration (if, as, and when due and payable). Each Effective Time Holder shall surrender such original Certificate to MTI for cancellation, together with a duly completed and validly executed Letter of Transmittal; provided, however, that each Certificate shall automatically be deemed cancelled and terminated in its entirety whether or not such Effective Time Holder’s original Certificate has been surrendered to MTI for cancellation; provided further, however, that no Effective Time Holder shall be entitled to receive its respective Merger Consideration (if, as, and when due and payable) until the original Certificate held by such Effective Time Holder is surrendered to MTI for cancellation. From and after the Effective Time, the holders of SCI Capital Stock shall cease to have any rights as SCI stockholders, except for the right to surrender Certificates as provided herein in exchange for the applicable Merger Consideration (if, as, and when payable). As of the Closing, SCI’s stock transfer books shall be closed, and after the Closing there shall be no transfers on such stock transfer books.

(b)          Required Withholding. MTI shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld and paid over to the appropriate governmental authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(c)          Adjustments. If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of SCI Capital Stock or securities convertible or exchangeable into or exercisable for shares of SCI Capital Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of SCI Capital Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the consideration payable in respect of such shares in accordance with Section 2.6(a) shall be appropriately adjusted to reflect such change.

(d)          No Further Ownership Rights in Shares. Payment of the applicable Merger Consideration (if, as, and when due and payable) shall constitute full satisfaction of all rights pertaining to the shares of SCI Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of the shares of SCI Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing SCI Capital Stock are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the applicable Merger Consideration (if, as, and when due and payable) as provided in this Article II.

2.10       Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of SCI and Merger Sub, the officers and directors of MTI, Merger Sub, and SCI will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SCI

SCI hereby represents and warrants to MTI and Merger Sub that, except as disclosed in the SCI Disclose Schedule, as of the date hereof:

3.1         Organization; Good Standing. SCI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. SCI is duly qualified to transact business as a foreign corporation in all other jurisdictions in which the nature of SCI’s business or the character of the properties owned or leased by SCI requires such licensing or

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qualification. SCI is not in violation of any provision of its certificate of incorporation or bylaws (each as amended to date). SCI has never conducted business under any other name. All of the transactions contemplated by the Restructuring Agreement have been consummated.

3.2         Power; Authority. SCI has the full power and authority to (a) own and/or hold under lease its assets and properties, (b) carry on its business as currently conducted, and (c) execute and deliver this Agreement and the other agreements, documents, instruments, and certificates contemplated hereby (together with this Agreement, collectively, the “Acquisition Documents”), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

3.3         Due Authorization. Each of (a) the execution and delivery by SCI of this Agreement and the other Acquisition Documents, (b) the performance by SCI of its obligations hereunder and thereunder, and (c) the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all necessary action by SCI, its directors and stockholders. This Agreement and the Merger have been unanimously approved by SCI’s board of directors. SCI’s board of directors has unanimously recommended to SCI’s stockholders the adoption and approval of this Agreement and the Merger. SCI’s stockholders have unanimously adopted and approved this Agreement and the Merger.

3.4         Non-Contravention. The execution and delivery by SCI of this Agreement and the other Acquisition Documents, and the performance by SCI of its obligations hereunder and thereunder do not and will not (i) conflict with, (ii) result in any violation of or default (with or without notice or lapse of time or both) under, (iii) give rise to a right of termination, cancellation, or acceleration under, (iv) result in the creation or imposition of any liabilities, pledges, liens, obligations, claims, charges, tenancies, security interests, exceptions or encumbrances whatsoever (collectively, the “Liens”) under, or (v) result in the loss of a material benefit under or with respect to (A) SCI’s certificate of incorporation or bylaws (each as amended to date), (B) any provision of applicable law, (C) any judgment, order, decree, ruling, charge, or other restriction of any court or other agency of government, (D) any agreement, contract, indenture, loan agreement, note, lease or other agreement or instrument to which SCI is a party or by which SCI is bound, or to which any of SCI’s assets or properties is subject, or (E) any permit, approval, or license of SCI.

3.5         Binding Obligations. This Agreement and the other Acquisition Documents have been duly executed and delivered by SCI, and constitute legal, valid and binding obligations of SCI, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.6         No Consents. SCI is not required to give any notice to, make any filing with, or obtain any authorization, consent, permit, certificate, or approval of, any governmental authority (other than the filing of the Certificate of Merger with the Delaware Secretary of State as provided in Section 2.2 above) or third party in order to consummate the transactions contemplated by this Agreement and the other Acquisition Documents.

3.7         No Subsidiaries. SCI does not own or control any equity security or other interest of any other corporation, partnership, limited liability company, or other business entity. SCI is not a participant in any joint venture or similar arrangement.

3.8         Capitalization. The authorized SCI Capital Stock consists of (i) 18,000 shares of SCI Common Stock, of which 10,338.756 shares have been issued, contingent grants for 4,829.99 shares have been made, and options for 327.690 shares have been granted, (ii) 2,300 shares of Series Seed Preferred Stock, of which 1,794.998 shares have been issued, and warrants for 406.780 shares have been granted, and (iii) 450 shares of Series A Preferred Stock, of which 446.385 shares have been issued. SCI’s fully diluted capitalization is as set forth on Schedule 3.8 attached hereto. Schedule 2.7(c) lists each Effective Time Holder and the maximum amount of Merger Consideration payable to such Effective Time Holder. Except as set forth in clauses (i) and (ii) above, there are no SCI Options outstanding. The allocation of the Merger Consideration on Schedule 2.7(c) is in accordance with SCI’s certificate of incorporation, the Certificates, and applicable law. All of the issued and outstanding SCI Capital Stock is duly authorized, validly issued, fully paid and nonassessable, free and clear of any liens or other encumbrances, and were issued in compliance with applicable law. There are no declared or accrued but unpaid distributions with respect to any SCI Capital Stock. There are no (a) outstanding securities convertible into or exchangeable for SCI Capital Stock or other equity interests in SCI; (b) options, warrants, calls, subscriptions, conversion rights, exchange rights, purchase rights or other rights, agreements or commitments obligating SCI to issue, sell, or transfer any SCI Capital Stock or other equity interests in SCI; or (c) voting agreements, voting trusts, proxies, or other agreements or understandings to which SCI or any stockholder thereof is a party or by which SCI or any stockholder thereof is bound with respect to the voting, registration, transfer, or other disposition

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of the SCI Capital Stock or other equity interests in SCI. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to SCI. SCI is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any SCI Capital Stock or other equity interests in SCI. There are no bonds, debentures, notes or other indebtedness of SCI having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of SCI may vote.

3.9         Financial Condition; No Material Adverse Change. SCI’s books of account and other business records are true, complete and correct and have been maintained in accordance with reasonable business practice. SCI does not have any liabilities, whether absolute, contingent, fixed, matured, unmatured, liquidated, unliquidated, choate, inchoate, secured, unsecured or otherwise and whether due or to become due. Since May 18, 2021, there has been no event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, condition (financial or otherwise), or operations of SCI.

3.10       Litigation; Legal Compliance. There is no (i) action, suit, claim, proceeding or investigation pending or, to SCI’s Knowledge, threatened against SCI, at law or in equity, by or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding relating to SCI pending under collective bargaining agreements or otherwise, or (iii) governmental inquiry pending or, to SCI’s Knowledge, threatened against SCI, and SCI is not aware of any reasonable basis for any of the foregoing. There is no action, suit, claim, or proceeding by SCI pending or threatened against others. SCI is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. SCI has complied in all material respects with all laws, rules, regulations, and judicial orders or decrees that are applicable to SCI and/or its business. SCI has received no notice from any governmental body or other person of any violation of any law, ordinance, code, rule or regulation. No material defaults exist (or, with the giving of notice, the passage of time, or both, would exist) in SCI’s performance or observance of any obligation, agreement, covenant, or condition contained in any contract, indenture, loan agreement, promissory note, lease or other agreement or instrument. Schedule 3.10 attached hereto contains a list of all of SCI’s creditors as of the date hereof.

3.11       Permits. SCI has all licenses, permits, authorizations, registrations, certificates, and other approvals (collectively, the “Permits”) necessary for the conduct and operation of its business as currently conducted. All of the Permits are listed on Schedule 3.11 and SCI has provided MTI with true, correct and complete copies thereof. All of the Permits are unexpired and in full force and effect, SCI is in compliance in all material respects with the provisions thereof, and there are no outstanding material violations, notices of material noncompliance, or judicial or administrative actions, proceedings, or investigations relating to any such Permits. No loss, suspension, impairment, non-renewal, or revocation of any such Permit is pending or, to SCI’s Knowledge, threatened, and no basis for any of the foregoing exists. No Permit is subject to any material restriction or limitation.

3.12       Taxes. SCI has timely filed all tax returns and reports (federal, state and local) required to be filed by it, and all such tax returns and reports are accurate and complete in all material respects. All taxes owed by SCI (whether or not shown on any tax return) have been timely paid. SCI has not been advised (i) that any of its returns, federal, state or other, have been or are being audited, or (ii) of any deficiency in assessment or proposed adjustment to its federal, state or other taxes. SCI has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper taxing authority or authorized depositories. To SCI’s Knowledge, there is no tax to be imposed upon SCI’s properties or assets as of the date of this Agreement that is not adequately provided for. No claim has been made by any governmental authority in a jurisdiction where SCI does not file tax returns that SCI is or may be subject to taxation by that jurisdiction. SCI is not a party to any tax allocation or sharing arrangement. SCI is not and has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (or any similar provision of state, local or foreign law) or any group that has filed a combined, consolidated or unitary tax return. SCI is not currently the beneficiary of any extension of time within which to file any tax return. SCI has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. There are no liens on any of the assets of SCI that arose in connection with any failure (or alleged failure) to pay any tax. Schedule 3.12 lists all the states and localities with respect to which SCI is required to file any corporate, income or franchise tax returns. The taxable year of SCI for any applicable federal, state and foreign income tax purposes is the fiscal year ended December 31st, and SCI uses the accrual method of accounting in keeping its books and in computing its taxable income. SCI is and always has been a subchapter C corporation.

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3.13       ERISA. Schedule 3.13 attached hereto lists each “employee benefit plan” (within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that SCI maintains or to which SCI is required to contribute (each an “Employee Benefit Plan”). Each Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and is in material compliance in form and in operation with the applicable requirements of ERISA and the Code. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made to each such Employee Benefit Plan which is an “employee pension benefit plan” within the meaning of ERISA. All premiums or other payments which are due have been paid with respect to each such Employee Benefit Plan which is an “employee welfare benefit plan” within the meaning of ERISA. Each such Employee Benefit Plan which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that such Employee Benefit Plan meets the requirements of Section 401(a). With respect to each Employee Benefit Plan that SCI maintains or has maintained during the prior six years or to which SCI contributes, or has been required to contribute at any time during the prior six years, no action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of such Employee Benefit Plan (other than routine claims for benefits) is pending or, to SCI’s Knowledge, threatened. Each Employee Benefit Plan complies and has been in administered in all material respects with Section 409A of the Code.

3.14       Assets; Leased Personal Property. SCI has good and marketable title to its properties and assets, free and clear of all Liens other than Permitted Liens. SCI owns, or holds a lease in SCI’s name for, all of the assets necessary for the conduct of SCI’s business as currently conducted. All machinery, equipment, and other assets used in SCI’s business have been maintained in accordance with generally accepted industry practice and are in good operating condition and repair (subject to ordinary wear and tear). All of SCI’s leased personal property is in the condition required under terms of the applicable lease during the lease term and upon expiration thereof. Each of SCI’s personal property leases includes all software and other third-party rights that are necessary to operate and use the applicable leased property for its intended purpose. None of SCI’s assets are registered with the United States Patent and Trademark Office.

3.15       Intellectual Property. SCI owns or possesses sufficient legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, software, technology, and other proprietary rights (“Intellectual Property”) necessary for its business as currently conducted. Without limiting the generality of the foregoing, SCI owns all Intellectual Property necessary to acquire, hold, own, develop, implement, operate, and manage each of Project Dorothy, Project Kati, Project Marie, Project Rosa, and Project Sophie. SCI has not received any communications alleging, and SCI has no knowledge, that SCI has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is SCI aware of any reasonable basis therefor. To SCI’s Knowledge, no person is infringing upon or otherwise violating any of SCI’s Intellectual Property. SCI has not granted any license or other use rights with respect to any of its Intellectual Property, other than those rights granted to SCI’s customers in the ordinary course of business. SCI has paid all registration, maintenance and renewal fees with respect to SCI’s Intellectual Property. There are no royalties, honoraria, fees or other amounts payable by SCI with respect to any of its Intellectual Property. None of SCI’s Intellectual Property was developed using any government funding or university or college facilities. All of SCI’s Intellectual Property was developed by employees of SCI during the scope of their employment and/or developed on behalf of SCI by a third party, and in each case all ownership rights therein have been properly, irrevocably and fully assigned to SCI pursuant to a valid written agreement that is in full force and effect. SCI has not incorporated any “open source” software (as that term is generally understood in the computer software industry) in any of SCI’s products or services. Any portion of SCI’s Intellectual Property which constitutes trade secrets are currently valid and protectable and are not part of the public knowledge or literature, such trade secrets have not been used, divulged or appropriated for the benefit of any past or present employees or other persons or otherwise to the detriment of SCI, SCI has taken all reasonable security measures to protect the secrecy, confidentiality, and value of such trade secrets, and SCI has used reasonable measures to prevent employees and others who have knowledge of or access to information relating to SCI from divulging or misusing any such trade secrets. None of SCI’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to SCI or that would conflict with SCI’s business as currently conducted. Each current and former officer, employee, and consultant of SCI has executed a proprietary information and inventions agreement in customary form. No current or former officer, employee, or consultant of SCI has excluded works or inventions made prior to his or her employment or service arrangement with SCI from his or her assignment of inventions pursuant to such officer’s, employee’s, or consultant’s proprietary information and inventions agreement. SCI’s software products function substantially in accordance with their respective specifications, are free of material defects, and do not contain or make available any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials.

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3.16       Data Privacy. SCI is and has been, to SCI’s Knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations. SCI does not sell, rent or otherwise make available to third parties any personal information submitted by individuals.

3.17       Material Contracts. Except as set forth in Schedule 3.17 attached hereto, SCI is not a party to or bound by any written or oral: (i) agreement or arrangement involving future obligations (contingent or otherwise) of, or payments to, SCI in excess of $5,000, (ii) contract for the sale of goods or the rendering of services continuing for a period of more than thirty (30) days from the date of this Agreement, (iii) contract for the purchase of supplies, materials, or services for delivery over a period of more than thirty (30) days from the date of this Agreement, (iv) contract or agreement of any kind continuing for a period of more than one (1) year from the date of this Agreement, (v) agreement or arrangement purporting to restrict the business activity of SCI or limit the freedom of SCI to engage in any line of business or to compete with any individual or entity, (vi) employment or service agreement, (vii) agreement or arrangement under which SCI has borrowed or loaned any money and/or granted any lien or security interest in SCI’s assets, (viii) agreement or arrangement under which SCI has guaranteed the obligations of any third party or any third party has guaranteed the obligations of SCI, (ix) lease or other agreement under which SCI is lessee of or holds or operates any property, real or personal, owned by any other party, (x) lease or other agreement under which SCI is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by SCI, (xi) agreement or arrangement involving the transfer or license of any patent, trademark, copyright, trade secret, software, or other intellectual property to or from SCI, (xii) agreement or arrangement that grants “most favored nation” or similar status to any individual or entity; or (xiii) agreement or arrangement requiring indemnification by SCI (each, as amended or supplemented to date, a “Material Contract”). Each Material Contract was entered into on an arms-length basis, is valid, binding and enforceable against SCI and, to SCI’s Knowledge, the other parties thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and is in full force and effect. SCI has performed all material obligations required to be performed by it to date under each Material Contract, and neither SCI nor, to SCI’s Knowledge, any other party thereto is in material default under any Material Contract. No event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of noncompliance by SCI or, to SCI’s Knowledge, any other party under any Material Contract. SCI has received no notice of any threatened cancellation of any of the Material Contracts, and there are no outstanding disputes thereunder. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of SCI’s rights under the Material Contracts to the same extent SCI would have been able to had the Merger not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which SCI would otherwise be required to pay. No product or service sold or delivered by SCI is subject to any warranty or guarantee (whether express or implied) given by SCI.

3.18       Employees. Schedule 3.18 attached hereto contains a true and complete list of all of SCI’s current directors, officers, employees, independent contractors, and consultants, along with the date of hire or engagement, current position and duties, and current salary and bonus and/or compensation fee for each such individual or entity. SCI is not delinquent in payments to any of its employees, independent contractors, or consultants for any wages, salaries, commissions, bonuses or other compensation for any services performed by them or material amounts required to be reimbursed to such employees, independent contractors, or consultants. To SCI’s Knowledge, no employee, independent contractor, or consultant is in violation of any employment contract, independent contractor agreement for services, confidentiality agreement or any other agreement to which SCI is a party or which otherwise relates to or affects SCI’s business. As of the date hereof, no employee, independent contractor, or consultant of SCI whose annual compensation exceeds $10,000, or group of such employees, independent contractors, or consultants, has informed SCI of their intention to terminate their employment or service relationship with SCI. There are no actions pending, or to SCI’s Knowledge, threatened, by any former or current employee concerning such person’s employment by SCI. There are no collective bargaining or other labor-related agreements that pertain to any of SCI’s employees, and no employees of SCI are represented by any labor organization with respect to their employment with SCI. No labor union, labor organization, works council, or group of employees or former employees of SCI has made a formal demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to SCI’s Knowledge, threatened. SCI is not involved in or, to SCI’s Knowledge, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters (including, but not limited to, charges of unfair labor practices or discrimination complaints).

3.19       Real Property. Schedule 3.19 attached hereto lists all real property used, leased or subleased to SCI (the “Real Property”) and all leases and subleases for the Real Property (as amended to date) (each a “Real Property Lease”). SCI is the owner and holder of all interests and leasehold estates purported to be granted by each Real Property Lease, each Real Property Lease is valid, subsisting, in full force and effect, binding upon and enforceable against SCI and the other parties thereto in

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accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and the interests and/or leasehold estate created by each Real Property Lease is free and clear of all Liens, except for Permitted Liens. No proceeding is pending or, to SCI’s Knowledge, threatened for the taking or condemnation of all or any portion of the property demised under any Real Property Lease. There are no subleases or rights of occupancy with respect to the Leased Real Property. SCI has furnished to MTI prior to the execution and delivery of this Agreement true and complete copies of all Real Property Leases.

3.20       Insurance. Schedule 3.20 attached hereto contains a true, correct, and complete list and description of all policies or binders of fire, liability, product liability, workers' compensation, health and other forms of insurance policies or binders currently in force insuring against risks of SCI. All such insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination by any issuing insurance company has been made or, to SCI’s Knowledge, threatened. SCI has no claims outstanding under any such insurance policy and, to SCI’s Knowledge, no circumstances are threatened which could give rise to any claims. SCI is not in default with respect to its obligations under any insurance policy maintained by it, and SCI has not been denied insurance coverage. SCI has not received any notice of cancellation or material premium increase with respect to any insurance policy. Such insurance policies are sufficient to comply with all legal requirements and contractual obligations of SCI. In addition, Schedule 3.20 sets forth a true, correct, and complete list of each claim for an insured loss in excess of $5,000 (per occurrence) filed by SCI during the three (3) year period immediately preceding the Closing.

3.21       Interested Party Transactions. No current or former director, officer, stockholder, or affiliate of SCI (i) has any direct interest of any nature in any asset, right, or property, tangible or intangible, used in the conduct of SCI’s business, (ii) is a party to or has any direct financial interest in, any contract or agreement to which SCI is a party, or (iii) is competing, directly or indirectly, with SCI or its business.

3.22       Certain Business Practices. SCI has not paid any commission or made any payment whether to secure business or otherwise to any person which in the hands of such person would in accordance with applicable law be regarded as illegal or improper. No director, officer, member, employee, agent or other person acting on behalf of SCI has been a party to the use of any assets of SCI for unlawful contributions, gifts, entertainment or other unlawful expenses relating to any activity, including any political activity, or to the establishment or maintenance of any unlawful or unrecorded fund of monies or other assets, or to the making of any false or fictitious entries in the books or records of SCI, or to the making of any unlawful payment.

3.23       Books and Records. SCI has delivered or made available to MTI complete and correct copies of (a) SCI’s certificate of incorporation and bylaws, each as currently in effect, (b) SCI’s minute books containing records of all proceedings, consents, actions and meetings of SCI’s board of directors (and committees thereof) and stockholders, (c) SCI’s stock ledger, and (d) all permits, orders and consents issued by any regulatory agency with respect to SCI.

3.24       Bank Accounts. Schedule 3.24 lists (i) the name and address of each bank and other financial institution in which SCI maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of persons having signing authority or other access thereto, (ii) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of SCI, and (iii) all names under which SCI has conducted any business during the last five (5) years.

3.26       Nature of Merger Shares. SCI understands and acknowledges that any Merger Shares issued will be “restricted securities” as defined in Rule 144 promulgated under the Securities Act and may not be sold, assigned, pledged, exchanged, hypothecated, or otherwise transferred unless registered under the Securities Act and/or applicable state securities laws, or unless an exemption from registration under the Securities Act and the applicable state securities laws is available. SCI understands that a notation or legend to that effect, as set forth in Section 6.1, will be placed on the Merger Shares or any certificates representing the Merger Shares. The Company has not made any representations to SCI or to its officers, directors, stockholders, or employees that the Company will register for resale the Merger Shares under the Securities Act or any state securities laws other than pursuant to the registration rights agreement referred to in Section 8.1(d).

3.27       Stop Transfer Notations. MTI may, from time to time, make stop transfer notations in MTI’s records to ensure compliance with the Securities Act and applicable state securities laws.

3.28       Insider Trading Policy. All subsequent sales or other transfers of the Merger Shares will be subject to MTI’s Insider Trading Policy as in effect from time to time.

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3.29       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SCI.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MTI AND MERGER SUB

MTI and Merger Sub hereby represent and warrant to SCI that, as of the date hereof:

4.1         Organization; Good Standing. MTI is a corporation duly formed, validly existing, and in good standing under the laws of the State of Nevada. Merger Sub is a corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware.

4.2         Power; Authority. Each of MTI and Merger Sub has the full power and authority to (a) own or hold under lease its assets and properties, (b) carry on its business as currently conducted, and (c) execute and deliver this Agreement and the other Acquisition Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

4.3         Due Authorization. Each of (a) the execution and delivery by MTI and Merger Sub of this Agreement and the other Acquisition Documents, (b) the performance by MTI and Merger Sub of its obligations hereunder and thereunder, and (c) the consummation of the transactions contemplated hereby and thereby has been duly authorized and approved by all necessary corporate action by MTI and Merger Sub.

4.4         Non-Contravention. The execution and delivery by each of MTI and Merger Sub of this Agreement and the other Acquisition Documents, the performance by each of MTI and Merger Sub of its obligations hereunder and thereunder, and the consummation by MTI and Merger Sub of the transactions contemplated hereby and thereby do not and will not (i) conflict with, (ii) result in any violation of or default (with or without notice or lapse of time or both) under, (iii) give rise to a right of termination, cancellation, or acceleration under, (iv) result in the creation or imposition of any Lien under, or (v) result in the loss of a material benefit under or with respect to (A) any provision of MTI’s or Merger Sub’s certificate of incorporation or bylaws (each as amended to date), (B) any provision of applicable law, (C) any judgment, order, decree, ruling, charge, or other restriction of any court or other agency of government, or (D) any contract or agreement to which MTI or Merger Sub is a party or by which MTI or Merger Sub is bound, or to which any of MTI’s or Merger Sub’s assets or properties is subject.

4.5         Binding Obligations. This Agreement and the other Acquisition Documents to which each of MTI and Merger Sub is a party have been duly executed and delivered by MTI and Merger Sub, and constitute legal, valid and binding obligations of MTI and Merger Sub, enforceable against MTI and Merger Sub in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.6         No Consents. Neither MTI nor Merger Sub is required to give any notice to, make any filing with, or obtain any authorization, consent, permit, certificate, or approval of any governmental authority (other than the filing of the Certificate of Merger with the Delaware Secretary of State as provided in Section 2.2 above) or third party in order to consummate the transactions contemplated by this Agreement and the other Acquisition Documents.

4.7         SEC Filings. MTI has filed all forms, reports, and documents required to be filed by MTI with the SEC, and has made available to SCI such forms, reports, and documents in the form filed with the SEC (if and to the extent such forms, reports and documents are not available on EDGAR). None of MTI’s subsidiaries is required to file any forms, reports, or other documents with the SEC. None of MTI’s filings made with the SEC, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.8         Valid Issuance. The shares of MTI Common Stock comprising the Merger Consideration, if, as, and when issued pursuant to this Agreement and the applicable Letter of Transmittal, will be duly authorized, validly issued, fully paid and non-assessable shares of MTI Common Stock.

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4.9         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of MTI or Merger Sub.

ARTICLE V

CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1         Conduct of Business by SCI.

(a)          Commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, SCI shall, except to the extent that MTI shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations, pay its debts and Taxes in the ordinary course of business, consistent with past practice, subject to good faith disputes over such debts or Taxes, pay or perform other material obligations in the ordinary course of business consistent with past practice, and use its commercially reasonable efforts, consistent with past practice to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, (iii) collect its accounts receivable and any other amounts payable to it when due and otherwise enforce any obligations owed to it by others substantially in accordance with their terms, and (iv) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings. In addition, SCI will promptly notify MTI of any material event involving its business or operations.

(b)          Without limiting the generality of Section 5.1(a) above, commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, SCI shall not, except as specifically permitted by this Agreement or approved in advance by MTI in writing, take any of the following actions:

(i)           waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or repurchase of restricted stock, or reprice options granted to any employee, consultant, director or authorize cash payments in exchange for any options or take any such action with regard to any warrant or other right to acquire SCI Capital Stock;

(ii)          grant any severance or termination pay to any officer or employee except pursuant to written agreements in effect, or policies existing, on the date hereof and as previously disclosed in writing to MTI, or adopt any new severance plan;

(iii)         transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to any of SCI’s intellectual property, other than non-exclusive licenses in the ordinary course of business and consistent with past practice;

(iv)        declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(v)         purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of SCI, except repurchases of shares at cost in connection with the termination of the employment relationship with any employee pursuant to option agreements, restricted stock agreements or purchase agreements in effect on the date hereof;

(vi)        issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities;

(vii)       cause, permit or propose any amendments to SCI’s certificate of incorporation or bylaws;

(vii)       acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; or otherwise acquire or agree to acquire any assets which are material, individually or

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in the aggregate, to the business of SCI or enter into any material joint ventures, strategic relationships or alliances or make any material loan or advance to, or investment in, any person, except for loans or capital contributions to a subsidiary or advances of routine business or travel expenses to employees, officers or directors in the ordinary course of business, consistent with past practice;

(viii)      sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of SCI except in the ordinary course of business consistent with past practice;

(ix)         incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of SCI, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

(x)          adopt or amend any employee benefit plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

(xi)         make any capital expenditures outside of the ordinary course of business in excess of $10,000 in the aggregate;

(xii)        modify, amend or terminate any material contract or agreement to which SCI is a party or waive, release or assign any material rights or claims thereunder other than any such modifications, amendments or terminations in the ordinary course of business;

(xiii)       enter into any agreement or arrangement of a type or character required to be disclosed by Section 3.17 above, other than such agreements or arrangements entered into in the ordinary course of business consistent with past practices, including pricing and contract terms;

(xiv)       materially revalue any of its assets or, except as required by U.S. generally accepted accounting principles, make any change in accounting methods, principles or practices;

(xv)        discharge, settle or satisfy any disputed claim, litigation, arbitration, disputed liability or other controversy (absolute, accrued, asserted or unasserted, contingent or otherwise), including any liability for Taxes, other than the discharge or satisfaction in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which SCI or any of its subsidiaries is a party;

(xvi)       engage in any action with the intent to directly or indirectly adversely affect any of the transactions contemplated by this Agreement, including with respect to any “poison pill” or similar plan, agreement or arrangement, or any anti-takeover, control share acquisition, fair price, moratorium or other similar statute; or

(xvii)      agree (in writing or otherwise) to take any of the actions described in Section 5.1(b)(i)-(xvi) above.

(c)          Between the date of this Agreement and the Closing Date, SCI shall consummate (or cause to be consummated) a restructuring of the equity interests of SCI which results in Soluna US Parent being the sole record and beneficial owner of 100% of SCI’s outstanding equity interests.

5.2         Covenant of MTI. Commencing on the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, MTI agrees (except as expressly contemplated by this Agreement or with SCI’s prior written consent) that MTI will promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain, all consents and approvals, and make all filings, required for MTI and Merger Sub to consummate the Merger.

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ARTICLE VI

ADDITIONAL AGREEMENTS

6.1         Restrictive Legend; Sale Limitation.

(a)          The certificates representing any shares of MTI Common Stock issued pursuant to this Agreement shall bear, in addition to any other legends required under applicable state securities or “blue sky” laws, a legend in substantially the following form:

“These securities have not been registered under the Securities Act of 1933, as amended (the ‘Securities Act’), or under any applicable state securities or ‘blue sky’ laws. These securities may not be sold, offered, pledged, hypothecated or otherwise transferred except (i) pursuant to registration under the Securities Act and applicable state curiosities laws or pursuant to an available exemption from registration, or (ii) with written permission of the issuer of these securities. The issuer of these securities may require an opinion of counsel reasonably satisfactory to the issuer, in form and substance reasonably satisfactory to the issuer, to the effect that any sale or transfer of these securities will be in compliance with the Securities Act and any applicable state securities or ‘blue sky’ laws.”

(b)          In order to prevent any transfer of such shares of MTI Common Stock from taking place in violation of applicable law or the terms of this Agreement, MTI may cause a stop transfer order to be placed with its transfer agent with respect to any such shares of MTI Common Stock. MTI will not be required to transfer on its books any shares of MTI Common Stock that have been sold or transferred in violation of any provision of applicable law or the terms of this Agreement.

6.2         Tax Matters.

(a)          Preparation and Filing of Tax Returns; Payment of Taxes. MTI shall prepare and timely file or cause to be prepared and timely filed (taking into account all applicable extensions) all Tax Returns of SCI and its subsidiaries for any Pre-Closing Tax Period and that portion of any Straddle Period ending on the Closing Date that are filed after the Closing Date. All such Tax Returns shall be prepared and filed in a manner consistent with the past practices of SCI, except as otherwise required by applicable law. MTI shall provide SCI with a draft of each such Tax Return that reports a material amount of Taxes at least ten (10) days prior to the due date for filing thereof for SCI’s review and MTI shall incorporate any such reasonable comments received within fifteen (15) days of delivery of such Tax Return to SCI. SCI shall pay to MTI the amount of Taxes shown as due on such Tax Return (but in the case of a Tax Return for a Straddle Period, only to the extent such Tax relates to the Pre-Closing Tax Period, as determined in accordance with Section 6.2(e)) (together with all reasonable costs and expenses incurred by MTI in preparing and filing such Tax Return) no later than five (5) days prior to the filing of such Tax Return.

(b)          Cooperation on Tax Matters. MTI and SCI shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Agreement and any action, suit, demand or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such action, suit, demand or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. MTI and SCI agree to retain all books and records with respect to Tax matters pertinent to SCI and its subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by MTI, any extensions thereof), and to abide by all record retention agreements entered into with any governmental authority. Notwithstanding the foregoing or any other provision herein to the contrary, in no event shall SCI be entitled to review or otherwise have access to any Tax Return, or information related thereto, of MTI or its affiliates.

(c)          Transfer Taxes. All transfer and other substantially similar Taxes and fees incurred solely in connection with receipt of the Merger Consideration (collectively, “Transfer Taxes”) shall be borne by the Effective Time Holders. All Tax Returns with respect to all such Transfer Taxes shall be prepared and filed by the person(s) required by applicable law to file such Tax Returns.

(d)          Termination of Tax Agreements. SCI shall deliver to MTI evidence of the termination of any Tax sharing agreements or arrangements that provide for the allocation, apportionment, sharing or assignment of Tax liability between SCI and any of its affiliates.

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(e)          Apportionment of Taxes. In the case of any Taxes based on or measured by income, gross or net sales payments or receipts, or payroll that are payable with respect to a Straddle Period, the portion of such Taxes attributable to a Pre-Closing Tax Period will be determined on the basis of a deemed closing of the books and records of SCI as of the close of business on the Closing Date (and for such purpose, the taxable period of the pass-through entities and any non-U.S. entities in which SCI holds a beneficial interest shall be deemed to terminate at such time). In the case of any other Taxes that are payable with respect to a Straddle Period, the portion of such Taxes attributable to the portion of such Straddle Period ending on the Closing Date will be equal to the product of all such Taxes multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period ending on the Closing Date, and the denominator of which is the number of days in the entire Straddle Period.

(f)           Post-Closing Tax Actions. Unless otherwise required by applicable law, without the prior written consent of SCI (not to be unreasonably withheld, conditioned or delayed), MTI and its affiliates shall not take any of the following actions with respect to Taxes or Tax Returns of SCI and its subsidiaries if such action could reasonably be expected to give rise to an increase of Indemnified Taxes: (i) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Tax or deficiency related to a Pre-Closing Tax Period, or (ii) make an election under Section 338 of the Code.

6.3         Access to Information. MTI, on the one hand, and SCI, on the other, will afford the other party and the other party’s accountants, counsel and other representatives reasonable access to its properties, books, records and personnel during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel, as the other party may reasonably request. No information or knowledge obtained by a party in any investigation pursuant to this Section 6.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

6.4         No Solicitation. SCI covenants and agrees that, between the date of this Agreement and the earlier of (a) the Closing or (b) the termination of this Agreement, neither SCI nor any of its directors, officers, stockholders, affiliates, employees, agents, or representatives will (i) solicit, initiate, consider, respond to, encourage or accept, or take any action to facilitate the making of, any inquiries, proposals or offers from any individual or entity (other than MTI and Merger Sub) relating to, or that could reasonably be expected to lead to, any acquisition or purchase of all or any portion of the assets or equity interests of SCI, (ii) enter into any agreement, agreement in principle, letter of intent, or similar instrument, including any exclusivity agreement, with respect to, or approve or resolve to approve any proposal with respect to, or any agreement, agreement in principle, letter of intent, or similar instrument relating to, any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to SCI, or (iii) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other individual or entity any information with respect to, or otherwise cooperate in any way with, assist or participate in, or facilitate or encourage any effort or attempt by any other individual or entity to seek to do any of the foregoing. SCI immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. SCI shall notify MTI promptly if any such proposal or offer, or any inquiry or other contact with any individual or entity with respect thereto, is made and shall, in any such notice to MTI, indicate in reasonable detail the identity of the individual or entity making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. SCI agrees not to, without the prior written consent of MTI, release any individual or entity from, or waive any provision of, any confidentiality or standstill agreement to which SCI is a party.

6.5         Public Disclosure. MTI and SCI shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement regarding the subject matter of this Agreement or the Merger, including, if applicable, the termination of this Agreement and the reasons therefor, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law, rule, regulation, or any listing requirements of a national securities exchange applicable to the party making such public disclosure, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement.

6.6         Reasonable Efforts; Notification.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using all commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article

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VIII to be satisfied, (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental authorities and making of all necessary registrations, declarations and filings (including registrations, declarations and filings with governmental authorities) and taking all steps that may be necessary to avoid any suit, claim, action, investigation or proceeding by any governmental authority, (iii) obtaining all necessary consents, approvals or waivers from third parties, (iv) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other governmental authority vacated or reversed and (v) executing and delivering any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither MTI nor any of its affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of MTI or any of its affiliates or SCI or any of its subsidiaries or the holding separate of the shares of SCI Common Stock (or shares of stock of the Surviving Corporation) or imposing or seeking to impose any limitation on the ability of MTI or any of its subsidiaries or affiliates to conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the shares of SCI Common Stock (or shares of stock of the Surviving Corporation).

(b)          Each of SCI, MTI, and Merger Sub will give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any governmental authority in connection with the Merger, (iii) any litigation relating to, involving or otherwise affecting SCI, MTI or their respective subsidiaries that relates to the consummation of the Merger. SCI shall give prompt notice to MTI of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of SCI to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. MTI shall give prompt notice to SCI of any representation or warranty made by MTI or Merger Sub contained in this Agreement becoming untrue or inaccurate, or any failure of MTI or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.7         Third Party Consents. As soon as practicable following the date hereof, MTI and SCI will each use all commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its subsidiaries’ respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

6.8         Takeover Statutes. If any anti-takeover, control share acquisition, fair price, moratorium or other similar statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of MTI and SCI and their respective Boards of Directors shall grant such approvals and take such lawful actions as are necessary to ensure that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute and any regulations promulgated thereunder on such transactions.

6.9         Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary for effecting completely the consummation of the Merger pursuant to this Agreement.

6.10       Termination of Certain Benefit Plans. Effective no later than the day immediately preceding the Closing Date, SCI shall terminate any and all Employee Benefit Plans intended to include a Code Section 401(k) arrangement (each, a “401(k) Plan”)) unless MTI provides written notice to SCI that such plans shall not be terminated. Unless MTI provides such written notice to SCI, no later than five (5) Business Days prior to the Closing Date, SCI shall provide MTI with evidence that such Employee Benefit Plan(s) have been terminated (effective as of the day immediately preceding the Closing Date) pursuant to resolutions of SCI’s board of directors. The form and substance of such resolutions shall be subject to review and approval of MTI. SCI also shall take such other actions in furtherance of terminating such Employee Benefit Plan(s) as MTI may reasonably require.

6.11       Regulatory Matters. Through the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, SCI shall cooperate with MTI in the preparation of the proxy statement and any other materials, which shall be

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prepared by MTI’s transaction counsel, necessary to be filed with the SEC or any other governmental authority in connection with securing the MTI stockholder approvals set forth in Section 8.3(f) below. In this regard, SCI shall furnish to MTI all information concerning itself as may be necessary or advisable in connection with any such proxy statement or other filing, and in each such case, the information shall be accurate and complete in all material respects. SCI shall have the right to review and approve in advance (such approval not to be unreasonably withheld, conditioned, or delayed) all characterizations of the information relating to it that appear in any filing made in connection with the transactions contemplated hereby with the SEC or any other governmental authority. In addition, MTI shall give SCI reasonable time to review any such proxy statement or other filing to be filed by it prior to the time such filing is made, and shall consult the SCI with respect to the substance and status of such filings.

ARTICLE VII

SURVIVAL; INDEMNIFICATION

7.1         Survival. The representations and warranties contained in Sections 3.1–3.6 (inclusive), 3.8, 3.12, 3.13, 3.15, 3.29, 4.1-4.6 (inclusive), and 4.9 of this Agreement shall survive the Closing for a period of three (3) years. All other representations and warranties contained in this Agreement shall survive the Closing for a period of one (1) year. The covenants and agreements contained in this Agreement shall survive the Closing indefinitely. Any investigation by or on behalf of MTI or Merger Sub and any knowledge gained by MTI or Merger Sub shall not affect the right of MTI or Merger Sub to rely on any representation or warranty made by SCI pursuant to this Agreement or the right of MTI or Merger Sub to indemnification under this Agreement. Provided that written notice of a claim for indemnification hereunder is given prior to the expiration of the applicable survival period, such claim for indemnification shall continue in effect until finally resolved in accordance with this Agreement.

7.2         Indemnification Provisions for Benefit of MTI and Merger Sub. The Effective Time Holders jointly and severally shall indemnify and hold harmless MTI, Merger Sub, and their respective affiliates, subsidiaries, directors, officers, stockholders, partners, managers, members, employees, agents, representatives, successors, and assigns (each an “Indemnified MTI Party”) from and against, and will pay to each Indemnified MTI Party the amount of, any and all losses, liabilities, claims, damages (including, without limitation, incidental and consequential damages), costs (including, without limitation, court costs), and expenses (including, without limitation, expenses of investigation and defense and reasonable attorneys' fees) (collectively, “Damages”) which any such Indemnified MTI Party incurs as a result of or in connection with (i) any inaccuracy in or breach of (or alleged inaccuracy in or breach of) any representation, warranty, covenant or agreement of SCI contained in this Agreement and/or the other Acquisition Documents, (ii) the operation or conduct of SCI’s business (or the business of any affiliate or predecessor in interest to SCI and/or Soluna US Parent) prior to the Effective Time, and/or (iii) any Pre-Closing Taxes.

7.3         Indemnification Provisions for Benefit of the Effective Time Holders. MTI shall indemnify and hold harmless the Effective Time Holders and their respective affiliates, subsidiaries, directors, officers, stockholders, partners, managers, members, employees, agents, representatives, successors, and assigns (each an “Indemnified SCI Party”) from and against, and will pay to each Indemnified SCI Party the amount of, any and all Damages which any such Indemnified SCI Party incurs as a result of or in connection with (i) any inaccuracy in or breach of (or alleged inaccuracy in or breach of) any representation, warranty, covenant or agreement of MTI or Merger Sub contained in this Agreement and/or the other Acquisition Documents, and/or (ii) the operation or conduct of the Surviving Corporation’s business after the Effective Time (excluding any actions or omissions of John Belizaire, Mohammed Larbi Loudiyi, Phillip Ng, and/or Dipul Patel as an employee or independent contractor of the Surviving Corporation).

7.4         Payment. The indemnified party shall be entitled to payment from the indemnifying party immediately upon (but in no event later than fifteen (15) days after) final determination of any claim for Damages for which indemnification is due, whether as a result of a settlement, judgment or other resolution of the claim. Any payment not made within such time period shall bear interest at the rate of twelve percent (12%) per annum, payable on demand, from the due date until the payment date, and the indemnified party shall also be entitled to payment of all collection costs (including reasonable attorneys’ fees and costs). All indemnification payments under this Article VII shall be deemed adjustments to the Merger Consideration. With respect to any Damages as to which MTI or Merger Sub is entitled to indemnification pursuant to this Article VII, MTI shall have the right to offset such Damages against MTI’s obligation to pay the Merger Consideration (with the applicable Merger Shares valued as of the date on which such payment of Damages is due).

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7.5         Limitations on Liability.

(a)          In no event shall the maximum aggregate liability of the Effective Time Holders under this Article VII exceed to the total aggregate value of the Merger Consideration, except for liability for fraud, Pre-Closing Taxes, or SCI’s representations and warranties set forth in Sections 3.3, 3.5, 3.8 or 3.12 hereof.

(b)          In no event shall any party be liable for indirect, incidental, consequential, special or punitive damages, including but not limited to lost profits, cost of capital or loss of business reputation or opportunity, arising from any breach of this Agreement, regardless of any notice of such damages. Nothing set forth in this Section 7.5(b) is intended to limit or restrict the indemnification rights or obligation of either party with respect to Pre-Closing Taxes and/or third party claims.

ARTICLE VIII

CLOSING CONDITIONS

8.1         Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of MTI, Merger Sub, and SCI to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

(a)          No Order. No governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(b)          No Restraints. There shall not be instituted or pending any action or proceeding by any governmental authority (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by MTI or any of its subsidiaries of all or any portion of the business of SCI or of MTI or any of its subsidiaries or to compel MTI or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of SCI or of MTI or any of its subsidiaries, (ii) seeking to impose or confirm limitations on the ability of MTI or any of its subsidiaries effectively to exercise full rights of ownership of the shares of SCI Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by MTI or any of its subsidiaries of any such shares.

(c)          Registration Rights Agreement. MTI and the Effective Time Holders shall have entered into a mutually acceptable registration rights agreement with respect to the Merger Shares.

(d)          MTI Investment Conversion Agreement. MTI and Soluna US Parent shall have entered into a mutually acceptable investment conversion agreement with respect to the shares of Soluna US Parent’s preferred stock held by MTI.

(e)          MTI Voting Agreement. MTI, Brookstone Partners Acquisition XXIV, LLC, and Soluna US Parent shall have entered into a mutually acceptable voting agreement with respect to the designation of certain directors of MTI.

8.2         Additional Conditions to Obligations of SCI. The obligation of SCI to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by SCI:

(a)          Representations and Warranties. Each representation and warranty of MTI and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date.

(b)          Covenants and Agreements. MTI and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)          Compliance Certificate. A duly authorized officer of MTI shall have delivered to SCI a certificate certifying that the conditions specified in Section 8.2(a) and Section 8.2(b) above have been fulfilled.

(d)          Certificate of MTI and Merger Sub Secretary. SCI shall have received a certificate, validly executed by the Secretaries of MTI and Merger Sub, certifying as to the valid adoption of resolutions of MTI’s and Merger Sub’s board of directors and stockholders approving this Agreement and the Merger.

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8.3         Additional Conditions to the Obligations of MTI and Merger Sub. The obligations of MTI and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by MTI:

(a)          Representations and Warranties. Each representation and warranty of SCI contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

(b)          Covenants and Agreements. SCI shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          Compliance Certificate. A duly authorized officer of SCI shall have delivered to MTI and Merger Sub a certificate certifying that the conditions specified in Section 8.3(a), Section 8.3(b), Section 8.3(l), and Section 8.3(m) hereof have been fulfilled.

(d)          Third Party Consents. All required approvals or consents of any governmental authority or third party in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, shall have expired). SCI shall have received all necessary consents, waivers and approvals of parties under any Material Contracts as are required in connection with the Merger, or for any such Material Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

(e)          Employment Documents. Each of John Belizaire, Mohammed Larbi Loudiyi (through ML&K Contractor), Phillip Ng, and Dipul Patel shall have entered into an employment or service agreement and related proprietary rights agreement with EcoChain and equity grant agreements with MTI, all in form and substance acceptable to MTI and such individuals.

(f)           MTI Stockholder Approval. MTI’s stockholders shall have approved this Agreement, the Merger, and/or the issuance of the Merger Shares in accordance with and to the extent required by (i) MTI’s organizational documents, (ii) the rules of the Nasdaq Stock Market LLC, and (iii) applicable law. MTI’s stockholders shall also have approved this Agreement and the Merger by a vote of holders of at least a majority of the outstanding shares of MTI Common Stock that are not “interested stockholders,” as defined in Chapter 78 of Nevada Revised Statutes, of MTI or SCI or an affiliate of such an interested stockholder.

(g)          Resignation of SCI Directors. MTI shall have received a written resignation from each of the directors of SCI effective as of the Effective Time.

(h)          Certificate of SCI Secretary. MTI shall have received a certificate, validly executed by the Secretary of SCI, certifying as to (i) the terms and effectiveness of the certificate of incorporation and the bylaws of SCI and (ii) the valid adoption of resolutions of SCI’s board of directors and stockholders approving this Agreement and the Merger.

(i)           FIRPTA Certificate. MTI shall have received a customary FIRPTA certificate, validly executed by a duly authorized officer of SCI.

(j)           General Release. Each Effective Time Holder and each member of Soluna US Parent shall have executed and delivered to MTI a general release in form and substance acceptable to MTI.

(k)          Confirmatory Assignment. SCI shall have received a confirmatory assignment from each of John Belizaire, Mohammed Larbi Loudiyi, Phillip Ng, and Dipul Patel in form and substance acceptable to MTI.

(l)           Restructuring. As of immediately prior to the Effective Time, Soluna US Parent shall be the sole record and beneficial owner of 100% of SCI’s outstanding equity interests.

(m)         Termination of Agreements. All of SCI’s rights and obligations under the agreements listed on Schedule 8.3(m) hereto shall have been terminated or irrevocably assigned and delegated to Soluna US Parent (with no recourse against SCI).

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(n)          Release of Liens. MTI shall have received from SCI a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to MTI, that are necessary or appropriate to evidence the release of all liens and security interests on SCI’s assets.

8.4         Frustration of Closing Conditions. Neither MTI nor SCI may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party’s failure to use its commercially reasonable efforts to consummate and to make effective the transactions contemplated hereby, as required by and subject to Section 6.6(a).

ARTICLE IX

TERMINATION; AMENDMENT; WAIVER

9.1         Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the any required stockholder vote for the adoption and approval of this Agreement and the Merger has been obtained:

(a)          by mutual written consent of MTI and SCI;

(b)          by either SCI or MTI if the Merger shall not have been consummated by October 31, 2021 for any reason; provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)          by either SCI or MTI if a governmental authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)          by SCI, upon a breach of any representation, warranty, covenant or agreement on the part of MTI set forth in this Agreement, or if any representation or warranty of MTI shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied, provided that if such inaccuracy in MTI’s representations and warranties or breach by MTI is curable by MTI, then SCI may not terminate this Agreement under this Section 9.1(d) for 30 days after delivery of written notice from SCI to MTI of such breach and intent to terminate, provided MTI continues to exercise commercially reasonable efforts to cure such breach (it being understood that SCI may not terminate this Agreement pursuant to this Section 9.1(d) if such breach by MTI is cured during such 30-day period, or if SCI shall have materially breached this Agreement); or

(e)          by MTI, upon a breach of any representation, warranty, covenant or agreement on the part of SCI set forth in this Agreement, or if any representation or warranty of SCI shall have become untrue, in either case such that the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied, provided that if such inaccuracy in SCI’s representations and warranties or breach by SCI is curable by SCI, then MTI may not terminate this Agreement under this Section 9.1(e) for 30 days after delivery of written notice from MTI to SCI of such breach, and intent to terminate, provided SCI continues to exercise commercially reasonable efforts to cure such breach (it being understood that MTI may not terminate this Agreement pursuant to this Section 9.1(e) if such breach by SCI is cured during such 30-day period, or if MTI shall have materially breached this Agreement).

9.2         Notice of Termination; Effect of Termination. Any proper termination of this Agreement under Section 9.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect and all further obligations of the parties shall terminate without further liability of either party, except (i) as set forth in this Section 9.2, Section 9.3 and Article X, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

9.3         Fees and Expenses.

(a)          Subject to the provisions of Section 9.3(b) below, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

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(b)          In the event that this Agreement is terminated by SCI or MTI, as applicable, pursuant to Sections 9.1(d) or 9.1(e), respectively, then the terminating party shall be entitled to reimbursement from the breaching party of its reasonable fees and expenses in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby (including, without limitation, each party’s due diligence investigation of the other party).

(c)          Each of MTI and SCI acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither MTI nor SCI would enter into this Agreement. Accordingly, if MTI or SCI fails to pay in a timely manner amounts due pursuant to Section 9.3(b), and, in order to obtain such payment, MTI or SCI makes a claim for such amounts that results in a judgment against the other for the amounts described in Section 9.3(b), the judgment debtor shall pay to judgment creditor its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts described in Section 9.3(b) (at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made) from such date until the payment of such amount (together with such accrued interest). Payment of the fees described in Section 9.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

9.4         Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of MTI, Merger Sub, and SCI.

9.5         Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and/or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE X

GENERAL PROVISIONS

10.1       Entire Agreement; Third Party Beneficiaries. This Agreement and the other Acquisition Documents contain the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior discussions, understandings, and agreements (whether oral or written) between them with respect thereto. All schedules and exhibits identified in this Agreement are incorporated herein by reference and made a part hereof. Nothing in this Agreement shall confer any rights, remedies, or claims upon any person not a party or a permitted assignee of a party to this Agreement.

10.2       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions. Any action, suit, or proceeding arising out of or relating to this Agreement shall be brought only in the courts of the State of Delaware or of the United States District Court for the District of Delaware (if a basis for federal jurisdiction exists), and each of MTI, Merger Sub, and SCI irrevocably consents to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States District Court for the District of Delaware (if a basis for federal jurisdiction exists).

10.3       Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party (by operation of law or otherwise) without the prior written consent of the other parties hereto.

10.4       Severability. If any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, then such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent such provision (or part thereof) is invalid, illegal, or unenforceable.

10.5       Notices. Any notice required or permitted by this Agreement shall be in writing and shall be made by hand delivery (with written confirmation of receipt), by facsimile or email, by nationally recognized overnight delivery service (charges prepaid), or by certified mail (return receipt requested, postage prepaid), addressed to the applicable party at such party’s address on the signature page hereto (or at such different address as may be designated by such party by written notice

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to the other party as provided herein). Notice shall be considered given as of the earliest of the date of actual receipt, the date of hand delivery, upon confirmation of good transmission if sent by facsimile or email, one calendar day after delivery to an overnight delivery service, or three calendar days after the date of mailing.

10.6       Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY OF ANY CLAIMS OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES HERETO ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND REPRESENT TO EACH OTHER THAT THESE WAIVERS ARE MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH COUNSEL OF THEIR CHOICE. EACH OF THE PARTIES HERETO AGREES THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION WITHOUT A JURY.

10.7       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and may be delivered via facsimile or electronic transmission.

[Signature Page Follows]

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IN WITNESS WHEREOF, MTI, Merger Sub, and SCI have executed this Agreement as of the date first written above.

MTI:

Mechanical Technology, Incorporated

By:
Michael Toporek, Chief Executive Officer

Address:

325 Washington Avenue Extension
Albany, New York 12205

Merger Sub:

SCI Merger Sub, Inc.

By:
Michael Toporek, Chief Executive Officer

Address:

325 Washington Avenue Extension
Albany, New York 12205

SCI:

Soluna Computing, Inc.

By:
John Belizaire, Chief Executive Officer

Address:

232 Madison Avenue, Suite 600
New York, New York 10016

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Schedule 8.3(m)

(Certain Agreements)

Master Restructuring Agreement among Soluna Technologies Ltd., SCI and the shareholders of Soluna Technologies Ltd.

Shareholders’ Agreement among SCI and the shareholders of SCI

Registration Rights Agreement among SCI and the following investors in SCI: Mechanical Technology, Incorporated, Steve Eddleston, Persistence Holdings, LLC, and Dwight L. Bush and Associates

Transition Services Agreement between SCI and Soluna Technologies, Ltd.

Employment Agreement between SCI and John Belizaire

Employment Offer Letter from SCI to Dipul Patel

Employment Offer Letter from SCI to Phillip Ng

Management and Consulting Agreement between SCI and ML&K Contractor

Employee Proprietary Information and Inventions Agreement between SCI and John Belizaire

Employee Proprietary Information and Inventions Agreement between SCI and Dipul Patel

Employee Proprietary Information and Inventions Agreement between SCI and Philipp Ng

Indemnification Agreement between SCI and John Belizaire

Advisory Board Agreements with John Bottomley, Sanjeev Kumar, Ari Juels, Timo Hanke, Bill Phelan, Kevin Walsh and William Hayes

Subscription Agreement between SCI and John Belizaire (Common Stock)

Subscription Agreement between SCI and John Belizaire (Series Seed Preferred)

Subscription Agreement between SCI and Phillip Ng (Common Stock)

Subscription Agreement between SCI and Phillip Ng (Series Seed Preferred)

Subscription Agreement between SCI and Dipul Patel (Common Stock)

Subscription Agreement between SCI and Dipul Patel (Series Seed Preferred)

Subscription Agreement between SCI and Dwight L. Bush and Associates

Subscription Agreement between SCI and Steve R. Eddleston Trust 2020

Subscription Agreement between SCI and Sanjeev Kumar

Subscription Agreement between SCI and Soluna Technologies Investment I, LLC

Subscription Agreement between SCI and Terra Joule, LLC

Restricted Share Award Agreement between SCI and John Belizaire

Restricted Share Award Agreement between SCI and Dipul Patel

Restricted Share Award Agreement between SCI and Phillip Ng

Warrant Purchase Agreement between SCI and Tera Joule LLC (Warrant No. 1)

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Warrant Purchase Agreement between SCI and Tera Joule LLC (Warrant No. 2)

Stock Option Agreement between SCI and John Bottomley

Stock Option Agreement between SCI and Dwight L. Bush and Associates

Stock Option Agreement between SCI and Timo Hanke

Stock Option Agreement between SCI and William S. Hayes

Stock Option Agreement between SCI and Signatum Security LLC

Stock Option Agreement between SCI and Sanjeev Kumar

Stock Option Agreement between SCI and Kevin P Walsh Energy Consulting LLC

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Annex C

Confidential Mechanical Technology, Incorporated 325 Washington Avenue Extension Albany, NY 12205 Attn: Special Committee of the Board of Directors	August 11, 2021

Ladies and Gentlemen:

Mechanical Technology, Incorporated (the “Company”) has engaged Duff & Phelps, A Kroll Business operating as Kroll, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the board of directors (the “Board”) of the Company (in their capacity as members of the Board) and the special committee thereof (the “Special Committee”) (in their capacity as members of the Special Committee) to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the Company of the Aggregate Consideration (as defined below) to be issued and paid by the Company in the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Proposed Transaction involves (i) the merger (the “Merger”) of SCI Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with Soluna Computing, Inc. (“SCI”), with SCI surviving the Merger as a wholly owned subsidiary of the Company, and the outstanding shares of SCI common stock being converted into the right to receive, in the aggregate, up to 2,970,000 shares of common stock of the Company (“Company Common Stock”), subject to and in accordance with, the terms and conditions of the Merger Agreement (as defined below) (the “Merger Consideration”), and (ii) the termination (the “Termination”) of the O&M Agreements (defined below) pursuant to which Soluna Technologies, Ltd. (“Soluna”), provides to EcoChain, Inc., a wholly owned subsidiary of the Company (“EcoChain”), certain services for the development and operation of EcoChain’s cryptocurrency mining operation, in exchange for, in the aggregate, up to 150,000 shares of Company Common Stock and $725,000 in cash (the “Termination Consideration” and, together with the Merger Consideration, the “Aggregate Consideration”). We also understand that SCI and Soluna are portfolio companies of Brookstone Partners, a significant stockholder of the Company.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.	The Company’s annual report and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the fiscal years ended December 31, 2019 and December 31, 2020 and the Company’s unaudited interim financial statements for the six-month periods ended June 30, 2020 and June 30, 2021 included in the Company’s Form 10-Q filed with the SEC;

b.	Financial projections for SCI prepared by SCI management for the fiscal years ending December 31, 2021 through 2031, provided to us by management of the Company (the “SCI Projections”);

Duff & Phelps 55 East 52nd Street Floor 17 New York, NY 10055	T	+1 212 871 2000

Mechanical Technology, Incorporated

August 11, 2021

c.	Financial projections for the Company for the fiscal years ending December 31, 2021 through 2023, prepared and provided to us by management of the Company (the “Company Projections”);

d.	Financial projections of the cost savings resulting from the Termination (the “O&M Termination Cost Savings”) for the fiscal years ending December 31, 2021 through 2025, prepared and provided to us by management of the Company (the “O&M Termination Projections”);

e.	Other internal documents relating to the history, current operations, and prospects of the Company, EcoChain, SCI and Soluna provided to us by management of the Company;

f.	A letter dated August 9, 2021 from the management of the Company which made certain representations as to historical financial statements, financial projections and the underlying assumptions for the Company, the O&M Termination Cost Savings, and SCI; and

g.	Documents related to the Proposed Transaction, including (i) the draft dated August 6, 2021 of the Agreement and Plan of Merger by and among the Company, Merger Sub and SCI (the “Merger Agreement”), (ii) the draft dated August 6, 2021 of the Termination Agreement by and among the Company, EcoChain, and Soluna (the “Termination Agreement”), and (iii) the Operating and Management Agreement dated January 13, 2020 between Soluna and EcoChain, the Operating and Management Agreement dated October 26, 2020 between Soluna and EcoChain, and the Operating and Management Agreement dated February 8, 2021 between Soluna and EcoChain, (collectively, the “O&M Agreements”);

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the management of the Company, SCI and Soluna;

3.	Reviewed the historical trading price and trading volume of the Company Common Stock and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.	Performed a discounted cash flow analysis of SCI and the O&M Termination Cost Savings, based on the SCI Projections and the O&M Termination Projections, respectively;

5.	Reviewed, solely for informational purposes, selected companies with publicly traded equity securities that Duff & Phelps deemed relevant and selected transactions that Duff & Phelps deemed relevant; and

6.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the Company’s consent:

1.	Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including management of the Company, SCI and Soluna, and did not independently verify such information;

2.	Relied upon the fact that the Board, the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.	Relied upon the assessments of the management of the Company as to (i) the Company’s, EcoChain’s and SCI’s existing and future technology, products and services, (ii) the Company’s ability to achieve the milestones upon which the issuance of the Merger Consideration is conditioned pursuant to the Merger Agreement, (iii) the Company’s ability

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Mechanical Technology, Incorporated

August 11, 2021

to realize the cost savings contemplated by the O&M Termination Projections, and (iv) the Company’s ability to obtain the financing necessary to consummate the Proposed Transaction and operate the business of the Company, EcoChain and SCI in the manner contemplated by the Company Projections and the SCI Projections;

4.	Assumed, at the direction of management of the Company, that 1,485,000 of the shares of Company Common Stock comprising the Merger Consideration will be issued to SCI equity holders on June 30, 2022 and the remaining 1,485,000 such shares will be issued to SCI equity holders on January 31, 2023;

5.	At the direction of management of the Company, excluded from our analysis and this Opinion a review of (i) the terms or the potential effects of the Amended and Restated Contingent Rights Agreement to be entered into by Soluna and the Company, which terms and effects management of the Company has advised us could provide incremental benefits to the Company or (ii) the terms or potential terms of any financing to be obtained in connection with the Proposed Transaction or the operation of the business of the Company, EcoChain and SCI following the consummation of the Proposed Transaction;

6.	Assumed that the representations and warranties made in the Merger Agreement and Termination Agreement are substantially accurate;

7.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

8.	Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company, EcoChain, SCI or Soluna since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

9.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the Merger Agreement and Termination Agreement without any amendments thereto or any waivers of any terms or conditions thereof, except as would not be material to our analyses or this Opinion; and

10.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company, EcoChain, SCI or Soluna or the contemplated benefits expected to be derived in the Proposed Transaction.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

With your consent, with respect to the Company: (i) we have reviewed the Company Projections (for the fiscal years ending December 31, 2021 through 2023) for informational purposes, but we did not conduct a discounted cash flow analysis of the Company, because management of the Company has advised us that long term financial projections reflecting the best currently available estimates and judgments of such management with respect to the future financial performance of the Company are not available, (ii) we have reviewed the publicly available financial information of certain companies with publicly traded equity securities for informational purposes, but we did not rely upon such review for purposes of our analyses or this Opinion, because we were not able to identify a sufficient number of companies with publicly traded equity securities that we deemed sufficiently similar to the Company, and (iii) we did not conduct an analysis of the publicly available financial terms of transactions for purposes of our analyses or this Opinion, because we were not able to identify a sufficient number of transactions with publicly available financial terms involving acquisition targets that we deemed sufficiently similar to the Company. Accordingly, with

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Mechanical Technology, Incorporated

August 11, 2021

your consent, (i) we have not conducted any financial analyses with respect to the Company or the Company Common Stock and (ii) for purposes of our analyses and this Opinion, we have assumed that the shares of Company Common Stock comprising the Aggregate Consideration have a value equal to $7.50, per share, based on the closing price per share of Company Common Stock as of June 24, 2021.

With your consent, with respect to SCI: (i) we did not conduct an analysis of the publicly available financial information of companies with publicly traded equity securities, because we were not able to identify a sufficient number of such companies that we deemed sufficiently similar to SCI for purposes of our analyses or this Opinion, and (ii) we have reviewed the publicly available financial terms of certain transactions for informational purposes, but we did not rely upon such review for purposes of our analyses or this Opinion, because we were not able to identify a sufficient number of transactions with publicly available financial terms involving acquisition targets that we deemed sufficiently similar to SCI.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Company, EcoChain, SCI, Soluna or the Proposed Transaction.

Duff & Phelps did not evaluate the Company’s, EcoChain’s, SCI’s or Soluna’s solvency or conduct an independent appraisal or physical inspection of any of the Company’s, EcoChain’s, SCI’s or Soluna’s specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, EcoChain, SCI, or Soluna, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement, the Termination Agreement and the Proposed Transaction, or (iii) advise the Board, the Special Committee or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of any of the Company’s, EcoChain’s, SCI’s or Soluna’s securities (or anything else) following the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s, EcoChain’s, SCI’s or Soluna’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s, EcoChain’s, SCI’s or Soluna’s officers, directors, or employees, or any class of such persons, relative to the Aggregate Consideration to be issued and paid by the Company in the Proposed Transaction, or with respect to the fairness of any such compensation arrangements.

This Opinion is furnished for the use and benefit of the Board and the Special Committee in connection with their consideration of the Proposed Transaction and is not intended to be used by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board, the Special Committee, or any stockholder should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, (iv) does not address the fairness of the Merger Consideration or the Termination Consideration taken separately or the fairness of the Merger Consideration relative to the fairness of the Termination Consideration; and (v) does not indicate that the Aggregate Consideration to be issued and paid is the best possibly attainable under any circumstances; instead, it merely states whether the Aggregate Consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

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Mechanical Technology, Incorporated

August 11, 2021

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Board and the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction is successfully consummated. Pursuant to the terms of the engagement letter with the Company, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps informing the Company that it is prepared to deliver its Opinion. Other than this engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof the Aggregate Consideration to be issued and paid by the Company in the Proposed Transaction is fair from a financial point of view to the Company.

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Kroll, LLC

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Annex D

Mechanical Technology, Incorporated

AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

1.	PURPOSE

The purpose of the Mechanical Technology, Incorporated Amended and Restated Stock Incentive Plan (this “Plan”) is to promote the interests of Mechanical Technology, Incorporated (the “Company”) and its stockholders by allowing the Company to attract and retain senior managers, employees, directors, consultants, professionals and service providers who provide services to the Company or any of its subsidiaries, provided that such services are bona fide services that are not of a capital-raising nature (“Eligible Persons”). This Plan is expected to contribute to the attainment of these objectives by enabling the Company to pay Eligible Persons utilizing shares of common stock, par value $0.01 per share, of the Company (“Shares”) in addition to cash and to grant to such Eligible Persons Shares which are restricted as provided in Section 6 of this Plan (“Restricted Stock”). In addition, this Plan is expected to contribute to the attainment of these objectives by providing for the grants to Eligible Persons of (i) the right to receive Shares at a specific future time (“RSUs”) and (ii) stock options (“Options”), which Options may be exercised for Shares.

2.	ADMINISTRATION

This Plan shall be administered by the Compensation Committee of the Board of Directors (the Committee”), unless the Company does not have a Compensation Committee, in which case this Plan shall be administered by the Board of Directors of the Company (the “Board”). Subject to the provisions of this Plan, the Committee shall be authorized to interpret this Plan; to establish, amend and rescind any rules and regulations relating to this Plan; and to make all determinations necessary or advisable for the administration of this Plan. The determinations of the Committee in the administration of this Plan, as described herein, shall be final and conclusive. Each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Company shall be authorized to implement this Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan. The validity, construction and effect of this Plan and any rules and regulations relating to this Plan shall be determined in accordance with the laws of the State of Nevada.

3.	ELIGIBILITY

The class of individuals eligible to receive Restricted Stock, Restricted Stock Units or Options (the “Awards”) under this Plan shall be persons who are Eligible Persons (as defined above). Any holder of an Award granted under this Plan shall hereinafter be referred to as a “Participant” or collectively as “Participants.”

4.	SHARES SUBJECT TO THIS PLAN

(a)	Share Reserve and Limitation of Grants. Subject to adjustment as provided in Section 7 hereof, the maximum aggregate number of Shares that may be issued under this Plan (i) pursuant to the exercise of Options, (ii) as Restricted Stock and (iii) as available pursuant to RSUs shall be limited to (A) during the Company’s fiscal year ending December 31, 2021 (the “2021 Fiscal Year”), 1,460,191 Shares and (B) beginning with the Company’s fiscal year ending December 31, 2022 (the “2022 Fiscal Year”), fifteen percent (15%) of the number of Shares outstanding, which calculation shall be made on the first trading day of a new fiscal year. Subject to adjustment as provided in Section 7 hereof, and notwithstanding any provision hereto to the contrary, (i) Shares subject to this Plan shall include Shares forfeited in a prior year as provided herein and (ii) the number of Shares that may be issued under this Plan may never be less than the number of Shares that are then outstanding under Award grants. For purposes of determining the number of Shares available under this Plan, Shares withheld by the Company to satisfy applicable tax withholding obligations pursuant to Section 10(e) of this Plan shall be deemed issued under this Plan.

(b)	Reversion of Shares. In the event that, prior to the date this Plan shall terminate in accordance with Section 8 hereof, any Award granted under this Plan expires unexercised or unvested or is terminated, surrendered or cancelled without the delivery of Shares, or any shares of Restricted Stock are forfeited back to the Company, then the Shares of subject to such Award may be made available for subsequent Awards under the terms of this Plan.

5.	GRANT, TERMS AND CONDITIONS OF OPTIONS

(a) In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b) Duration. The duration of each Option shall be as specified by the Committee.

(c) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the exercise price shall be at least one hundred percent (100%) of the Fair Market Value of the Shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of this Plan and except as may be otherwise explicitly provided in this Plan or in any Award agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules:

(i)  If the Shares are not at the time listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market (“Nasdaq”) or any of the OTC Markets (“OTC Markets”), then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Shares in the most recent trade of a substantial number of Shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect;

(ii) If the Shares of are at the time listed or admitted to trading on any national securities exchange or NASDAQ, then Fair Market Value shall mean the Closing Price for the Shares on such date. The “Closing Price” on any date shall mean the last sale price for the Shares, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or Nasdaq; or

(iii) If the Shares are at the time traded in the OTC Markets, the average of the closing bid and asked prices, regular way, for the Shares, in either case as reported in the OTC Markets with respect to securities listed or admitted to trading in the OTC Markets.

(d) Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(f) of the exercise price for the number of Shares for which the Option is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those Shares shall be terminated, unless the Committee otherwise agrees.

(e) Broker-Assisted Exercises. To the extent permitted by law, any Option may permit payment of the exercise price and payment of any applicable tax withholding from the proceeds of sale through a broker or bank on a date satisfactory to the Committee of some or all of the Shares to which such exercise relates. In such case, the Committee will establish rules and procedures relating to such broker- (or bank-) assisted exercises in a manner intended to comply with the requirements of Section 402 of the Sarbanes-Oxley Act of 2002 and Section 409A including as to all Options, without limitation, the time when the election to exercise an option in such manner may be made, the time period by which the broker or bank must remit payment of the exercise price and applicable tax withholding, the interest or other earnings attributable to the payment and the method of funding, if any, attributable to the payment.

(f) Payment. The Committee will determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Shares will be delivered or deemed to be delivered to Participants. As

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determined by the Committee, payment of the exercise price of an Option may be made, in whole or in part, in the form of: (1) cash or cash equivalents; (2) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised; (3) withholding of Shares from the Option based on the Fair Market Value of Shares on the date the Option is exercised; (4) broker-assisted or bank-assisted market sales; or (5) any other “cashless exercise” arrangement satisfactory to the Committee.

(g) Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(h) Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(i) Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Participant to transfer an Option to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” shall mean, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.

(i) No Rights as Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Option until becoming the record holder of the Shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 7.

6.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND RSUS

(a) Restricted Stock and RSUs. The Committee may grant Awards in the form of shares of Restricted Stock and/or RSUs (collectively, referred to as “Stock Awards”). Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the Shares at their issue price or other stated or formula price (or to require forfeiture of the Shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(b) Form of Payment. RSUs shall be paid in Shares.

(c) Procedures Relating to Stock Awards. A Restricted Stock agreement or RSU agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions or Restricted Stock shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the Shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the Shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such Shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock until the time (if at all) the Restricted Stock vests, and the Company will retain such dividends and pay them to the Participant upon vesting.

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Except as otherwise provided in this Section 6, Restricted Stock shall become freely transferable by the Participant after all conditions and restrictions applicable to the Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(d) Additional Matters Relating to RSUs.

(i) Each grant of RSUs shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the period established by the Committee and set forth in the RSU agreement (the “Deferral Period”) of such conditions as the Committee may specify.

(ii) Each grant of RSUs may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the date of grant.

(iii) Each grant shall provide that the RSUs covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such Deferral Period in the event of a Change in Control of the Company or other similar transaction or event. For the purposes of this Plan, “Change in Control” shall mean a merger or consolidation in which securities constituting more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons that do not own more than 50% of the combined voting power of the Company’s securities immediately prior to such transaction, or the sale, transfer or other disposition of all or substantially all of the Company’s assets to a non-affiliate of the Company.

(iv) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Shares issuable pursuant to the RSUs and shall not have any right to vote such Shares, but the Committee may on or after the date of grant, authorize the payment of dividend or other distribution equivalents on such Shares in cash or additional Shares on a current, deferred or contingent basis.

(v) Each grant of RSUs shall be evidenced by an agreement delivered to and accepted by the Participant and containing such terms and provisions as the Committee may determine consistent with this Plan.

(vi) Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company and the rights, if any, of the Participant upon a Change in Control, which may include, among other things, the acceleration of vesting of a Stock Award. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.

7.	ADJUSTMENT AND CHANGES IN SHARES

If, after the Effective Date (as defined below), there is a stock dividend or stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change affecting the Shares, the Board shall appropriately adjust the aggregate number of Shares (including Shares underlying Options) available for Awards under this Plan or subject to outstanding Awards, and any other factors, limits or terms affecting any outstanding or subsequently issuable Awards as may be appropriate.

8.	EFFECTIVE DATE, DURATION OF PLAN AMENDMENT AND TERMINATION

This Plan shall become effective on the date of the adoption of this Plan by the Board (the “Effective Date”). This Plan shall automatically terminate on the tenth (10th) anniversary of this Plan’s Effective Date. The Board may terminate, suspend or amend this Plan at any time without stockholder approval except to the extent that stockholder approval is required to satisfy applicable requirements imposed by (a) Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation; or (b) the rules of any exchange on or through which the Shares are then listed or traded. For the avoidance of doubt, this Plan shall be effective upon adoption by the Board, and shall be submitted to the stockholders of the Company for approval within twelve (12) months after adopted by Board. In the event that the stockholders of the Company shall not approve this Plan within such twelve (12) month period, this Plan shall terminate. If this Plan is terminated, as a result of not having been approved by stockholders during such 12-month period, automatic termination on the tenth (10) anniversary

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as provided in this Section 8 or pursuant to any other terms of this Plan, notwithstanding such termination, all Awards granted prior to such termination shall continue until they are terminated by their terms.

9.	APPLICABLE LAW AND REGISTRATION

The grant of Awards and the issuance of Shares (including Restricted Stock, Shares underlying Options, upon their exercise, and Shares issued in connection with RSUs) shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies or securities exchanges as may be required. Notwithstanding the foregoing, no Shares, Restricted Stock, RSUs or Options shall be issued under this Plan unless the Company is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Shares issued under this Plan may be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any exchange on or through which the Shares are then listed or traded, or any applicable federal or state securities law. The Board may cause a legend or legends to be placed on any stock certificates issued under this Plan to make appropriate reference to restrictions within the scope of this Section 9 or other provisions of this Plan. To the extent not preempted by Federal law, this Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Nevada, without regard to the principles of conflicts of law.

10.	MISCELLANEOUS

(a) Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in this Plan.

(c) No Guarantee of Employment or Continuation of Service Relationship. Neither this Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a subsidiary, or give the Company or a subsidiary the right to require continued employment or services.

(d) Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitation, as applicable, Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e) Tax Withholding. To the extent required by law, the Company (or a subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations. Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of Shares by withholding from the Shares to be issued or by accepting delivery from the Participant of Shares already owned by him or her. If payment of withholding taxes is made in whole or in part in Shares, the Participant shall deliver to the Company certificates registered in his or her name representing Shares legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of Shares shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f) Use of Proceeds. The proceeds from the sale of Shares pursuant to Awards shall constitute general funds of the Company.

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(g) Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in this Plan as the Committee considers necessary or advisable to achieve the purposes of this Plan or to comply with applicable laws. The Board shall have the right to amend this Plan, consistent with its authority to amend this Plan as set forth in Section 8, to obtain favorable tax treatment for Participants, and any such amendments shall be evidenced by an Appendix to this Plan. The Board may delegate this authority to the Committee.

(h) Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply this Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

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